Registration File No. 333-131242

As filed with the Securities and Exchange Commission on January 8, 2007

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

AMENDMENT NO. 3

TO
FORM S-1
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
___________

Nevada	China Expert Technology, Inc.	77-0322379
(State or Other Jurisdiction of Incorporation	(Name of Registrant in Our Charter)	(I.R.S. Employer Identification No.)
or Organization)

Room 2703-04, Great Eagle Center		Incorp Services Inc.
23 Harbour Road		P.O. Box 94438
Wanchai, Hong Kong		Las Vegas, NV 89120-3481
(852) 2802 1555	9995	(702) 866-2500
(Address and telephone number of Principal	(Primary Standard Industrial	(Name, address and telephone number
Executive Offices and Principal Place of	Classification Code Number)	of agent for service)
Business)

Copies to:
Gary S. Joiner, Esq.
Frascona, Joiner, Goodman and Greenstein
4750 Table Mesa Drive,
Boulder, Colorado 80305
Telephone : (303) 494-3000

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If delivery of the Prospectus is expected to be made pursuant to Rule 434, please check the following box.   [ ]

CALCULATION OF REGISTRATION FEE Title Of Each Class Of Securities To Be Registered	Amount To Be Registered	Proposed Maximum Offering Price Per Share (1)	Proposed Maximum Aggregate Offering Price (1)	Amount Of Registration Fee(3)
Common Stock, par value $0.001 per share	11,557,468 shares (2)	$1.87	$ 21,612,465	$3,500.64
TOTAL	11,557,468 shares (2)	$1.87	$ 21,612,465	$3,500.64

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933. For the purposes of this table, we have used the average of the closing bid and asked prices as of a recent date.

(2)  Includes 3,254,006 currently outstanding shares. 1,738,874 shares to be issued upon conversion of outstanding debentures and 6,564,588 to be issued upon exercise of outstanding warrants.

(3) Registration fee has previously been paid.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

PROSPECTUS

Subject to completion, dated January 8, 2007

CHINA EXPERT TECHNOLOGY, INC.

11,557,468 shares of common stock

This Prospectus relates to the sale of up to 11,557,468 shares of China Expert Technology, Inc. ("China Expert" or the "Company") common stock by certain persons who are stockholders of the Company.  The selling stockholders consist of:

-

Alpha Capital AG, which may sell up to 1,536,637 shares of common stock, which includes   155,555 shares previously issued upon conversion of debentures, 277,779 shares of common stock issuable upon the conversion of the convertible debentures, 980,392 shares issuable upon the exercise of warrants, 1 9,072 shares issued in payment of accrued interest on the convertible debentures at the rate of 7% per annum and 103,839 shares issued in settlement of liquidated damages due as a result of the Company’s failure to have its registration statement declared effective within 200 days of the closing date under the Securities Purchase Agreement.

-

DKR Soundshore Oasis Holding Fund, Ltd., which may sell up to 3,522,574 shares of common stock, which includes 445,005 shares of common stock previously issued upon the conversion of convertible debentures, 833,334 shares of common stock issuable upon the conversion of the convertible debentures, 1,960,785 shares issuable upon the exercise of warrants , 60,123 shares issued in payment of accrued interest  on the convertible debentures at the rate of 7% per annum, and 223,327 shares issued in settlement of liquidated damages due as a result of the Company’s failure to have its registration statement declared effective within 200 days of the closing date under the Securities Purchase Agreement.

Ellis International, which may sell up to 729,897 shares of common stock, which includes 178,333 shares previously issued upon conversion of debentures, 490,196 shares issuable upon the exercise of warrants , 9, 709 shares issued in payment of accrued interest  on the convertible debentures at the rate of 7% per annum and 51,659 shares issued in settlement of liquidated damages due as a result of the Company’s failure to have its registration statement declared effective within 200 days of the closing date under the Securities Purchase Agreement. ..

-

Platinum Partners Advisors, LLC, which may sell up to 828,309 shares of common stock, which includes , 27,778 shares of common stock issuable upon the conversion of the convertible debentures, 784,313 shares issuable upon the exercise of warrants , 1,720 shares issued in payment of accrued interest  on the convertible debentures at the rate of 7% per annum and 14,498 shares issued in settlement of liquidated damages due as a result of the Company’s failure to have its registration statement declared effective within 200 days of the closing date under the Securities Purchase Agreement.

-

Platinum Partners Long Term Growth I, LLC, which may sell up to 3,130,544 shares of common stock, which includes 599,983 shares of common stock issuable upon the conversion of the convertible debentures, 2,254,902 shares issuable upon the exercise of warrants , 5 5,167 shares issued in payment of accrued interest  on the convertible debentures at the rate of 7% per annum and 220,492 shares issued in settlement of liquidated damages due as a result of the Company’s failure to have its registration statement declared effective within 200 days of the closing date under the Securities Purchase Agreement.

-

JLF Offshore Fund, Ltd., which may sell up to 916,733 shares, JLF Partners I, LP, which may sell up to 655,733 shares and JLF Partners II, LP, which may sell up to 51,001 shares, all of which shares were acquired by these entities on or about December 21, 2006 from Barron Partners LP.  Barron Barron Partners LP acquired a total of 1,623,507 shares on June 15, 2006, including 267,967 shares of common stock purchased from Alpha Capital AG, 123,318 shares of common stock purchased from Ellis International, 1,015,852 shares of common stock purchase d from Platinum Partners Long Term Growth I, LLC and 216,370 shares of common stock purchased from Platinum Partners Advisors, LLC.

-

Rubenstein Investor Relations Inc., which may sell up to 127,500 shares of common stock issuable upon the exercise of a portion of Rubenstein Warrants it received as compensation for  services provided.  Rubenstein’s assignees Timothy Clemensen who may sell up to 15,000 shares of common stock, issuable upon exercise of a portion of the Rubenstein Warrants assigned to him and  Bill Swalm who may sell up to 7,500 shares of common stock issuable upon exercise of a portion of the Rubenstein Warrants assigned to him.

-

Hayden Communications Inc., which may sell up to 36,000 shares of common stock it  received    as compensation for  services provided.   Please refer to the "Selling Stockholders" section. /P>

China Expert is not selling any shares of common stock in this offering and therefore will not receive any proceeds from this offering.  All costs associated with this registration will be borne by the Company.

The shares of common stock are being offered for sale by the selling stockholders at prices established on the Over-the-Counter Bulletin Board during the term of this offering.  On December 21, 2006 , the last reported sale price of our common stock was $ 5.86 per share.  Our common stock is quoted on the Over-the-Counter Bulletin Board under the symbol "CXTI.OB."  The price of our common stock will fluctuate based on the demand for the shares of common stock.

The selling stockholders may convert the secured convertible debentures described in this Prospectus into shares of the Company's common stock, par value $0.001 per share, at a conversion price of equal to $1.80  per share.  The secured convertible debentures have an extended term which expires on April 30, 2007 and they accrue d interest at a rate of 7% per year during the initial one-year term, but from November 1, 2006 through April 30, 2007 do not accrue interest.   .. For a detailed discussion of the secured convertible debentures, please refer to the "Selling Stockholders" section.

Brokers or dealers effecting transactions in these shares should confirm that the shares are registered under applicable state law or that an exemption from registration is available.

These securities are speculative and involve a high degree of risk.  Please refer to "Risk Factors".

No underwriter or person has been engaged to facilitate the sale of shares of common stock in this offering.  This offering will terminate 24 months after the accompanying registration statement is declared effective by the United States Securities and Exchange Commission.

The information in this Prospectus is not complete and may be changed. The selling stockholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This Prospectus is not an offer to buy these securities in any state where the offer or sale is not permitted.

The Securities and Exchange Commission and state securities regulators have not approved or disapproved of these securities, or determined if this Prospectus is truthful or complete.  Any representation to the contrary is a criminal offense.

The date of this Prospectus is __________, 2006

TABLE OF CONTENTS

PROSPECTUS

4

PROSPECTUS SUMMARY

10

Our Company

10

Recent Developments

11

THE OFFERING

12

SUMMARY CONSOLIDATED FINANCIAL INFORMATION

14

RISK FACTORS

19

Risk Related To Our Business

19

Risks Related To This Offering

26

FORWARD-LOOKING STATEMENTS

28

Risks Associated With Forward-Looking Statements

28

SELLING STOCKHOLDERS

29

USE OF PROCEEDS

35

DILUTION

36

PLAN OF DISTRIBUTION

37

MANAGEMENT’S DISCUSSION AND ANALYSIS  OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS        40

Special Note Of Caution Regarding Forward-Looking Statements

40

Effect Of Inflation

58

Effect Of Fluctuation In Foreign Exchange Rates

58

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURES   64

QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

64

Foreign exchange risk

64

Interest rate risk

65

Inflation

65

DESCRIPTION OF BUSINESS

66

Historical Corporate Development

66

Business Overview

69

Employees

73

Competition

73

Intellectual Property

74

MANAGEMENT

78

Executive Officers

78

Directors and Executive Officers

78

Family Relationships

80

Election Of Directors And Officers

80

Meetings of the Board of Directors

80

Committees of the Board of Directors

80

Director Compensation

81

Code of Ethics

81

Section 16(a) Beneficial Ownership Reporting Compliance

81

EXECUTIVE COMPENSATION

82

Employment Agreements

83

Option/SAR Grants

83

Long-Term Incentive Plan Awards

84

Options Granted in the Last Fiscal Year

84

DESCRIPTION OF PROPERTY

85

LEGAL PROCEEDINGS

85

PRINCIPAL STOCKHOLDERS

86

MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT’S  COMMON EQUITY AND OTHER STOCKHOLDER MATTERS    88

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

89

DESCRIPTION OF CAPITAL STOCK

91

EXPERTS

94

VALIDITY OF SECURITIES

95

HOW TO GET MORE INFORMATION

95

INDEX TO CONSOLIDATED FINANCIAL STATEMENTS AND SCHEDULES

96

CONDENSED CONSOLIDATED BALANCE SHEETS

97

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

98

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

99

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

101

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

119

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

120

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

127

PART II

142

INFORMATION NOT REQUIRED IN PROSPECTUS

142

ITEM 13.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

142

ITEM 14.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

142

ITEM 15.

SALES OF UNREGISTERED SECURITIES

142

ITEM 16.  EXHIBITS

144

ITEM 17.  UNDERTAKINGS

151

SIGNATURES

152

Our audited financial statements for the fiscal year December 31, 2005 were contained in our Annual Report on Form 10-KSB.

PROSPECTUS SUMMARY

The following is only a summary of the information, financial statements and the notes included in this Prospectus. You should read the entire Prospectus carefully, including “Risk Factors” and our Financial Statements and the notes to the Financial Statements before making any investment decision.

Our Company

China Expert was incorporated in the State of Nevada on June 18, 1990 as QQQ-Huntor Associates, Inc.  On July 21, 1995, the Company changed its domicile to the State of Texas and merged into Unimex Transnational Consultants, Inc, a Texas corporation. On April 26, 1996, the Company reorganized and acquired all the issued and outstanding stock of Dakota Mining & Exploration Ltd. (“Dakota”) for 10,000,000 shares of the Company’s common stock, and changed the name of the Company to Canadian Northern Lites, Inc. As a result of the transaction in which the Company acquired all the outstanding shares of Dakota, Dakota became a wholly-owned subsidiary of the Company.  In August 1999, the Company voluntarily filed a registration statement on Form 10-SB, in order to make information concerning itself more readily available to the public by becoming subject to the reporting requirements under the Securities Exchange Act of 1934 (the “Exchange Act”).

On July 10, 2000, the Company merged into Leopard Capital Inc., and became a Nevada corporation with the new name of Leopard Capital Inc.  On December 1, 2000, the Company spun-off Dakota, its wholly-owned subsidiary, by distributing the shares of Dakota on a pro-rata basis to the shareholders of the Company.  On January 4, 2001, 1,600,000 non-voting common shares of the Company were converted to voting common shares making the Company a subsidiary of Hudson Capital Corporation.

On February 9, 2004, the Company completed a share exchange with the stockholders of China Expert Network Company Limited, a Hong Kong corporation. In the exchange, the Company acquired 30,000,000 shares of China Expert Network Company Limited common stock from the shareholders of China Expert Network Company Limited, representing all of the issued and outstanding stock of China Expert Network Company Limited in exchange for the issuance of 19,935,000 shares of the Company’s common stock. In conjunction with the exchange, the Company also issued a total of 1,400,000 additional shares of common stock to various parties as compensation for consulting services ..     The consultants retained were Mid Continental Securities Corporation, Hudson Capital Corporation and First Asia Private Equity Investment Limited.   The consulting services provided by Mid-Continental Securities Corp and First Asia Private Equity Investment Limited related to completion of the reverse merger transaction and related matters.   The consulting services provided by Hudson Capital Corporation include d :  (i) advising and assisting in developing and implementing a market development strategy for the technology infrastructure market; (ii) advising and assisting in developing and implementing strategies designed to provide for adequate profit margins and proper management of risks related to forward pricing commitments on large infrastructure contracts; and (iii) advising in the area of long term development to competitively position the Company.  None of the above-listed consultants is a selling stockholder included in this prospectus.  On April 12, 2004, following completion of the share exchange transaction, the Company changed its name to China Expert Technology, Inc.  China Expert Network Company Limited is now a wholly-owned subsidiary of the Company, and the shares of China Expert Network Company Limited common stock represent the Company’s most significant asset. The Company, through China Expert Network Company Limited and China Expert Network Company Limited’s wholly-owned subsidiary, Expert Network (Shenzhen) Co.

Ltd. (“Expert Network”), provides large-scale e-government infrastructure construction and consulting services for community and municipal governments in China, including enterprise information platform construction, public LAN construction, software development, website planning and development, workflow management and computer hosting services. The Company is the first private enterprise with the authority to provide technological achievement appraisal services for information technology companies in China.  The Company received notice and approval to provide its services from the Department of Science and Technology of Shenzhen City.

Recent Developments

During the first three quarters of the year 2006, the Company has been awarded six new e-government contracts with city and county municipalities, namely Jinjiang (4th phase), Licheng District City, Shishi City, Dehua (3rd and 4th Phases) and Nanan (2nd Phase). In addition, the Company has been awarded a contract to provide  services for the design and planning of the e-government system of Ningbo City, Yinzhou District in the Zhejiang Province and another contract to construct the Dehua Unified Command System. As of the date of this prospectus, t he Company has substantially completed Jinjiang (2nd and 3rd Phases), Jinjiang and Dehua Unified Command System projects. The Company has also commenced the application training and system maintenance services for Jinjiang e-Government system.

For the period of nine months ended September 30, 2006, our revenue wa s $ 48,642,791 representing an increase of approximately   87 % as compared to the same period of nine months ended September 30, 2005 .. The increase is attributable to the commencement of several new projects, namely Jinjiang (4th Phase), Dehua (3rd and 4th Phases), Nan’an (1st and 2nd Phase) and Huian.  Approximately 95 % of the revenue for the period was derived from the deployment of e-Government projects, and the rest was income derived from provision of application training and system maintenance.

Our principal office is located at Room 2703-04, Great Eagle Centre, 23 Harbour Road, Wanchai, Hong Kong. The telephone number is 852-2802-1555, and our website is http://tech.chinaexpertnet.com.

THE OFFERING

This offering relates to the sale of common stock by certain persons who are the selling stockholders.  The selling stockholders consist of:

-

Alpha Capital AG, which may sell up to 1,5 36,637 shares of common stock, which includes 155,555 shares previously issued upon conversion of debentures, 277,779 shares of common stock issuable upon the conversion of the convertible debentures, 980,392 shares issuable upon the exercise of warrants, 1 9,072 shares  issued in payment of accrued interest  on the convertible debentures at the rate of 7% per annum and 103,839 shares issued in settlement of liquidated damages due as a result of the Company’s failure to have its registration statement declared effective within 200 days of the closing date under the Securities Purchase Agreement.

-

DKR Soundshore Oasis Holding Fund, Ltd., which may sell up to 3, 522,574 shares of common stock, which includes 445,005 shares of common stock previously issued upon the conversion of convertible debentures, 833,334 shares of common stock issuable upon the conversion of the convertible debentures, 1,960,785 shares issuable upon the exercise of warrants, 60,123 shares as interest payment on the convertible debentures at the rate of 7% per annum and 223,327 shares issued in settlement of liquidated damages due as a result of the Company’s failure to have its registration statement declared effective within 200 days of the closing date under the Securities Purchase Agreement.

-

Ellis International, which may sell up to 7 29,897 shares of common stock, which includes   178,333 shares previously issued upon conversion of debentures , 490,196 shares issuable upon the exercise of warrants, 9, 709 shares issued in payment of accrued interest  on the convertible debentures at the rate of 7% per annum and 51,659 shares issued in settlement of liquidated damages due as a result of the Company’s failure to have its registration statement declared effective within 200 days of the closing date under the Securities Purchase Agreement.

-

Platinum Partners Advisors, LLC, which may sell up to 828,309 shares of common stock, which includes 27,778 shares of common stock issuable upon the conversion of the convertible debentures, 784,313 shares issuable upon the exercise of warrants, 1,720 shares  issued in payment of accrued interest  on the convertible debentures at the rate of 7% per annum and 14,498 shares issued in settlement of liquidated damages due as a result of the Company’s failure to have its registration statement declared effective within 200 days of the closing date under the Securities Purchase Agreement.

-

Platinum Partners Long Term Growth I, LLC, which may sell up to 3, 130, 544 shares of common stock, which includes 599,983 shares of common stock issuable upon the conversion of the convertible debentures, 2,254,902 shares issuable upon the exercise of warrants, 5 5,167 shares issued in payment of accrued interest  on the convertible debentures at the rate of 7% per annum and 220,492 shares issued in settlement of liquidated damages due as a result of the Company’s failure to have its registration statement declared effective within 200 days of the closing date under the Securities Purchase Agreement.

-

JLF Offshore Fund, Ltd,. which may sell up to 916,733 shares, JLF Partners I, LP, which may sell up to 655,733 shares and JLF Partners II, LP, which may sell up to 51,001 shares, all of which shares were acquired by these entities on or about December 21, 2006 from Barron Partners LP.  Barron Partners LP acquired a total of 1,623,507 shares on June 15, 2006, including 267,967 shares of common stock purchased from Alpha Capital AG, 123,318 shares of common stock purchased from Ellis International, 1,015,852 shares of common stock purchase d from Platinum Partners Long Term Growth I, LLC and 216,370 shares of common stock purchased from Platinum Partners Advisors, LLC.

-

Rubenstein Investor Relations Inc., which may sell up to 127,500 shares of common stock issuable upon the exercise of a portion of Rubenstein Warrants it received as compensation for services provided.   Its assignees Timothy Clemensen who may sell up to 15,000 shares of common stock, issuable upon exercise of a portion of the Rubenstein Warrants assigned to him and Bi ll Swalm who may sell up to 7,500 shares of common stock issuable upon exercise of a portion of the Rubenstein Warrants assigned to him.

-

Hayden Communications Inc., which may sell up to 36,000 shares of common stock it  received as compensation for services provided.

Common Stock Offered	1 1, 557, 468 shares by selling stockholders
Offering Price	Market price
Common Stock Outstanding Before the Offering	30, 458, 715 shares as of December 21 , 2006
Use of Proceeds

We will not receive any proceeds of the shares offered by the selling stockholder.  Any proceeds we receive upon the exercise of the warrants will be used for general working capital purposes only.  See “Use of Proceeds.”

Risk Factors	The securities offered hereby involve a high degree of risk and immediate substantial dilution. See “Risk Factors” and “Dilution.”
Over-the-Counter Bulletin Board Symbol	CXTI.OB

SUMMARY CONSOLIDATED FINANCIAL INFORMATION

The following is a summary of our financial statements, which are included elsewhere in this Prospectus.  You should read the following data together with the section of this Prospectus entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” as well as with our financial statements and the notes thereto which accompany this Prospectus.

The Company has restated certain financial statements to resolve the following items:

As discussed in Note 2 to the consolidated financial statements for December 31, 2005 and 2004, the financial statements for the year ended December 31, 2004 and the related notes have been restated in order to properly reflect the compensation for consulting services for the reverse takeover as operating costs and to reclassify certain assets and liabilities.  The effect of the adjustments is to reduce the net income for 2004 by $2,940,000 and increase the additional paid-in capital by the same amount.

Common stock under the stockholders’ equity as of December 31, 2004 as reported in the consolidated balance sheets and the related notes have been restated at $24,414 to reflect the par value of common stock issued and outstanding.

Prepaid expenses reported in the consolidated balance sheets and the related notes have been restated by reclassifying $500,000 from non-current assets to current assets, in order to properly present the current and non-current portion of prepaid expenses.

Amount due from a former officer as reported in the consolidated balance sheets as of December 31, 2004 has been restated at $2,022,525 and amount due to a former officer has been restated at $2,137,881.  They have been restated by reporting the gross amount instead of net amount.

CHINA EXPERT TECHNOLOGY, INC.
SELECTED CONSOLIDATED FINANCIAL INFORMATION

Year E nded December 31,	Nine Months Ended September 30
2005	2004	2003	2002	2001	2006	2005
US $	US $	US $	US $	US $	US $	US $
(restated)
Consolidated Summary of Operations

Revenue	35,568,606	26,831,135	5,666,934	1,250,100	455,512	48,642,791	26,039,463
Cost of revenue	(18,887,176)	(14,469,900)	(2,706,174)	(356,850)	(52,291)	(23,479,097)	(14,285,693)
Gross profit	16,681,430	12,361,235	2,960,760	893,250	403,221	25,163,694	11,753,770
Income (loss) from Operations	14,172,531	6,685,162	1,512,984	(884,209)	(1,995,710)	15,586,596	9,669,512
Income Before Income Tax	9,260,719	6,709,512	1,513,729	(883,721)	(1,995,225)	11,824,581	9,679,268
Net Income (loss)	6,503,319	4,826,841	1,210,413	(950,888)	(1,776,884)	8,053,211	7,933,345
Net Income (loss) Per Share
Basic	US$0.26	US$0.20	US$0.06	US$(0.05)	US$(0.09)	US$0.29	US$0.33
Diluted	US$0.25	US$0.20	US$0.06	US$(0.05)	US$(0.09)	US$0.23	US$0.33
Weighted Average Common Stock Outstanding
Basic	24,545,570	23,673,802	19,935,000	19,935,000	19,935,000	28,078,352	24,141,028	Diluted
25,811,076	23,673,802	19,935,000	19,935,000	19,935,000	28,726,783	24,141,028	Consolidated Balance Sheet Data

Cash & Cash Equivalents
7,326,595	3,265,318	47,223	299,333	136,268	22,514,392	5,780,920	Total Current Assets
34,695,948	17,129,453	3,076,833	549,805	459,365	57,243,692	25,683,434	Total Assets
35,787,447	19,274,045	4,119,505	2,300,422	2,716,181	58,122,625	27,402,470	Total Current Liabilities
14,479,232	6,628,867	2,863,708	2,255,038	1,719,909	19,844,294	5,777,945

SUPPLEMENTARY FINANCIAL INFORMATION

The following tables present China Expert’s condensed operating results for the quarters ending September 30, 2006, June 30, 2006, March 31, 2006, and each of the eight fiscal quarters between the periods ended December 31, 2005 and 2004.  The information for each of these quarters is unaudited.  In the opinion of management, all necessary adjustments, which consist only of normal and recurring accruals, have been included to fairly present the unaudited quarterly results.  This data should be read together with China Expert’s consolidated financial statements and the notes thereto, the Independent Auditors Report and Management’s Discussions and Analysis of Financial Condition and Results of Operations.

Three Months Ended
	September 30, 2006	June 30, 2006	March 31, 2006	December 31, 2005	September 30, 2005	June 30, 2005	March 31, 2005	December 31, 2004 (restated)	September 30, 2004	June 30, 2004	March 31, 2004

Revenue	19,448,940	14,085,672	15,108,179	9,529,143	9,029,867	8,327,038	8,682,558	10,854,813	7,409,365	7,146,980	1,419,977
Gross Profit	10,109,885	7,268,211	7,785,598	4,927,660	4,087,760	3,612,130	4,053,880	5,782,810	3,049,820	2,908,498	620,107
Income/(Loss) from operations	5,904,506	6,410,064	3,272,026	4,509,240	2,792,758	3,2 11,834	3,664,738	4,322,616	2,599,100	2,425,183	(2,661,737)
Income/ (Loss) before income tax	7,600,141	1,369,163	2,855,277	(418,549)	2,798,900	3,211,693	3,668,675	4,326,693	2,609,554	2,435,002	(2,661,737)
Net income/ (loss)	6,082,101	280,996	1,690,114	(1,430,026)	2,463,684	2,554,113	2,915,548	3,567,834	2,157,885	1,819,467	(2,718,345)
Other Comprehensive Income:
Foreign Currency Translation Adjust ment	529,017	109,066	214,685	28,217	422,424	--	--	--	--	--	--
Comprehensive Income/ (Loss)	6,611,118	390,062	1,904,799	(1,401,809)	2,886,108	2,554,113	2,915,548	3,567,834	2,157,885	1,819,467	(2,718,345)
Net income/(loss) per share
Basic:	US$0.21	US$0.01	US$0.062	US$(0.057)	US$0.104	US$0.105	US$0.119	US$0.146	US$0.090	US$0.076	US$(0.120)
Diluted:	US$0.15	US$0.01	US$0.049	US$(0.056)	US$0.104	US$0.105	US$0.119	US$0.146	US$0.090	US$0.076	US$(0.120)
Weighted average common stock outstand ing
Basic:	28,890,269	27,944,425	27,383,807	25,133,240	23,593,727	24,414,679	24,414,679	24,414,277	23,863,474	23,863,474	22,601,820
Diluted:	30,786,765	35,028,842	34,578,011	25,555,075	23,593,727	24,414,679	24,414,679	24,414,277	23,863,474	23,863,474	22,601,820

(Note)  As discussed in Note 2 to the consolidated financial statements for December 31, 2005 and 2004 on page F-28, the financial statements for the year ended December 31, 2004 and the related notes have been restated in order to properly reflect the compensation for consulting services for the reverse takeover as operating costs.  The effect of the adjustments is to reduce the net income for 2004 by $2,940,000 and increase the additional paid-in capital by the same amount.  Such adjustment was fully reflected in the quarter ended March 31, 2004.

RISK FACTORS

We are subject to various risks that may materially harm our business, financial condition and results of operations.  You should carefully consider the risks and uncertainties described below and the other information in this filing before deciding to purchase our common stock.  If any of these risks or uncertainties actually occurs, our business, financial condition or operating results could be materially harmed.  In that case, the trading price of our common stock could decline and you could lose all or part of your investment.

Risk Related To Our Business

Our Success Will Depend On Public Acceptance Of E-government Services In China, And The Lack of Public Acceptance Or Changes In Central Government’s Policy Towards E-government Services Could Result In Our Failure to Obtain New E-government Contracts From Existing Cities In Fujian Province Or To Expand To Cities Outside Fujian, Which May Force Us To Curtail or Cease Business Operation

Our current customers are mainly municipality governments in China, for which we provide large scale e-government construction and maintenance, as well as information technology training for city officials.  Contracts with the municipality governments account for approximately 100% of our revenues.  We cannot be certain that a viable e-government market for these information technology and training services will be sustainable in the future.  If this market is not sustained in China and we are unable to refocus our services on the private sector market or other in-demand technologies, our growth would be negatively affected. On the other hand, although the Chinese Premier, Mr. Wen Jiabao pledged transparency for Government affairs through the implementation of e-government technology solutions in China at the 10th National People’s Congress Held on March 5, 2005 and, again called for a more rapid deployment of e-government systems to improve efficiency and services for the general public in his speech at the national e-government meeting held on June 12, 2006 as such the municipality governments in China have recently increased focus on and funding for technology initiatives, we cannot be certain that these initiatives will continue in the future. Lack of public acceptance, or changes in the Central government s policy toward e-government development could result in a change of focus or reductions in funding from the municipality governments for technology initiatives, which may cause our failure to obtain new e-government contracts from existing cities within Fujian province or to expand our business to cities outside Fujian province.  If there is a limitation in the growth or expansion of our e-government market in China, our revenues will be adversely affected and we may be forced to curtail or cease our business operations.

Our Customers Are City Governments in China, And Some Of These Customers May Be Able To Cancel, Reduce Or Delay Their Orders Without Penalties , Which Would Adversely Affect Our Revenue

When we submit a tender for an e-government contract with municipality governments, we must also submit a feasibility report for that particular city government for its assessments and approval. Generally, in some of our e-government contracts such as Jinjiang (3rd Phase), Dehua  (1st , 2nd and 4th Phases), Huian, Licheng City, Shishi City and Nanan (1st and 2nd Phases), our customers may cancel, reduce or delay orders and commitments in their sole discretion and in certain circumstances without penalty , except in the event that such cancellation, reduction or delay orders are caused by the city governments’ default .. If s ignificant or numerous cancel , reduc e or delay orders occur , or if any of the city governments do not have the ability to pay for our services , our operating results could be material ly and adverse ly affected .. If problems with payments occur continuously in the future, our revenues will significantly decrease and this may force us to curtail or cease our business operations.

We May Not Be Able To Maintain Our Technological Expertise And Advancement , Which Would Make Us Less Competitive And Would Adversely Affect Our Business Grow th

The technology for e-government construction that we provide is different from the other e-government service providers. We  provide a fully integrated single platform system which runs on an intranet which connects the various departments within a city government, while the other service providers  connect the different systems currently being run by the various departments. However, the markets for our e-government system construction services are characterized by rapidly changing technology and evolving process development. The continued success of our business will depend upon our ability to:

-

develop cutting edge technology for e-government system construction which is different from the other service providers;

-

successfully anticipate or respond to technological changes in e-government processes on a cost-effective and timely basis; and

-

develop and market our e-government services which meet changing customers’ needs;

We cannot be certain that we will develop cutting edge technology for e-government system construction, or that the technology that we developed can meet  our customers’ needs in the future. Also, the emergence of new technologies, industry standards or customer requirements may render our e-government construction technology or processes obsolete or noncompetitive. Our failure to anticipate and adapt to our customers’ changing technological needs and requirements will harm our ability to attract new customers within the Fujian province or expand our business to cities outside Fujian province.  Our inability to maintain and expand our customer base could force us to curtail or cease our business operations.

We Have An Unproven Business Model And A Short Operating History, Which Makes It Difficult To Evaluate Our Current Business And Future Prospects .. If Our Estimation Of Business Prospects And Risks In The Current China Market Are Wrong, We May Encounter Difficulties In Obtaining New Contracts And Maintaining Our Business Growth, Hence Causing Cessation of Our Business Operation

We started our current business in China in 2003. We have only a limited operating history in China upon which to base an evaluation of our current business and future prospects and we have yet to receive widespread acceptance of our services because the e-government technology that we are providing to our customers is different from the technology offered by other service providers. Our limited operating history and the overall economic and political environment in China make an evaluation of our business and prospects very difficult. We encounter certain risks and difficulties including, but are not limited to, the following:

•

our new and unproven business model and technology;

•

the difficulties we face in managing rapid growth in personnel and operations;

•

the response by our customers, which are city governments, and strategic partners to our products and services;

•

the timing and success of new product and service introductions and new technologies by our competitors; and,

•

our ability to build awareness and receive recognition in the information technology market in China.

We may not be able to successfully address any of these risks.  Failure to adequately do so could seriously impair our ability to operate, cause our revenues to decline and force us to curtail or cease our business operations.

Adversely Affect The Growth Of Our Business

All of our business, assets and operations are located in China. The economy of China differs from the economies of most developed countries in many respects, including in the areas of government involvement; level of development; growth rate; control of foreign exchange; and allocation of resources.

The economy of China has been transitioning from a planned economy to a more market-oriented economy. Although in recent years the Chinese government has implemented measures emphasizing the utilization of market forces for economic reform, the reduction of state ownership of productive assets and the establishment of sound corporate governance in business enterprises, a substantial portion of productive assets in China is still owned by the government. In addition, the government continues to play a significant role in regulating industry by imposing industrial policies. It also exercises significant control over China’s economic growth through the allocation of resources, controlling payment of foreign currency-denominated obligations, setting monetary policy and providing preferential treatment to particular industries or companies.

The economy of China has experienced significant growth in the past 20 years, but growth has been uneven both geographically and among various sectors of the economy. The Chinese government has implemented various measures from time to time to control the rate of economic growth. Some of these measures benefit the overall economy of China, but may have a negative effect on us.  For example, our operating results and financial condition may be adversely affected by:

•

changes in the rate or method of taxation;

•

imposition of additional restrictions on currency conversion and remittances abroad;

•

reduction in tariff or quota protection and other import restrictions; and

•

changes in the usage and costs of state-controlled services.

In the event the overall economic, political and/or social conditions in China deteriorate, the resources that the government can be devoted to technology development e.g. e-government projects’ development may be reduced and the environment for our business expansion will be adversely affected ..

The Chinese legal system is a system based on written statutes and their interpretation by the Supreme People’s Court. Prior court decisions may be cited for reference but have limited precedential value. Since 1979, the Chinese government has been developing a comprehensive system of commercial laws, and considerable progress has been made in introducing laws and regulations dealing with economic matters such as foreign investment, corporate organization and governance, commerce, taxation and trade. Two examples are the promulgation of the Contract Law of China to unify the various economic contract laws into a single code, which went into effect on October 1, 1999, and the Securities Law of China, which went into effect on July 1, 1999.  However, because these laws and regulations are relatively new, and because of the limited volume of published cases and their non-binding nature, interpretation and enforcement of these laws and regulations involve uncertainties. In addition, as the Chinese legal system develops, changes in such laws and regulations, their interpretation or their enforcement may adversely affect us and force us to curtail and/or cease our business operation.

Currently, the major customers of the Company are the city governments of different cities within Fujian province of China, which accounted for 100% of the Company’s revenue. Up to the present date, among the 82 cities within the Fujian province, the Company has obtained  e-government contracts from the city governments of 6 cities.

As the Company’s e-governments projects are targeted mainly to the various city governments in different provinces in China and the services to be provided are designed to cope with the needs, requirements and conditions of the administrative approval systems of the various city governments,  they may not be applicable to private enterprises. If the Company cannot source new e-government contracts from other cities within the Fujian province, or expand its e-government business to other provinces outside Fujian province, then the Company revenue will decline and force us to curtail or cease our business operation.

The Right Of First Refusal Granted To Certain of the Selling Shareholders Is Likely to Discourage Other Private Investors from Considering An Investment in the Company and May Allow the Selling Shareholders To Block Subsequent Outside Investments In The Company Which May Result in Shortages of Capital for the Company.

Pursuant to the Securities Purchase Agreement, the right of refusal grants to the selling shareholders the right to participate up to 100% in any future financing that the Company and its subsidiaries wish to do by way of issuance of common stock or its equivalent. This right of refusal will last for 12 months from the date the Company’s registration statement is declared effective. As such, the Company must invite the selling shareholders to participate first in any future financing under the same terms as negotiated with prospective outside investors. After the selling shareholders have determined whether, and to what extent, to exercise their right of first refusal, the Company may offer any non-participated portion of the  financing to the outside private investors with which it was previously negotiating.

This right of first refusal limits the opportunities of the Company to raise capital when in need for operations and future expansion of business because it is likely to cause outside investors to be discouraged from investing in the Company. Such limitation in raising capital may lead to lack of resources for the Company to commence  work  o n new projects and which may cause delay in the commitment and completion of projects and limit the Company’s ability to obtain new projects in other cities.

During The initial Stage Of a New E-government Project, The Company Will Make Prepayment To Supplier For The Procurement Of Hardware And Down Payments To Sub-contractors For The Development Of Systems Before Receiving Payment Which May Create Cash Flow Problems To The Company

During the first few months of a new e-government project, the Company is generally required to make prepayments to hardware suppliers and down payment to sub-contractors to lock up their resources and to show to the city government that the Company has the ability to complete the e-government project. Depending on the size of the specific project, the total amount of prepayments the Company is required to make before receiving any reimbursement from its customer, may be substantial.  Although this negative cash flow will only last for an average of 6 months when the city government will then start to make payment, if the Company does not have sufficient cash in hand, or cannot raise enough funding to cover these prepayment and down payment obligations, or in the event that the Company is growing rapidly and is required to commence several projects at the same time, then the commencement of the projects will have to be delayed or even ceased which may cause our business operation to cease as well and the Company may incur legal liability to its customers. This negative cash flow problem may also limit the Company’s business growth.

Foreign Exchange Control Of The Chinese Government May Impact Our Ability To Pay Dividends Or Satisfy Other Foreign Exchange Requirements

Pursuant to the Foreign Exchange Control Regulations of China issued by the State Council which came into effect on April 1, 1996, and the Regulations on the Administration of Foreign Exchange Settlement, Sale and Payment of China which came into effect on July 1, 1996, regarding foreign exchange control, conversion of Renminbi into foreign exchange by foreign invested enterprises, or FIEs for use on current account items, including the distribution of dividends and profits to foreign investors, is permissible.  FIEs are permitted to convert their after-tax dividends and profits to foreign exchange and remit such foreign exchange to their foreign exchange bank accounts in China.  Conversion of Renminbi into foreign currencies for capital account items, including direct investment, loans, and security investment, is still under certain restrictions. On January 14, 1997, the State Council amended the Foreign Exchange Control Regulations and added, among other things, an important provision, which provides that the Chinese government shall not impose restrictions on recurring international payments and transfers under current account items.

Enterprises in China (including FIEs) which require foreign exchange for transactions relating to current account items, may, without approval of the State Administration of Foreign Exchange, or SAFE, effect payment from their foreign exchange account or convert and pay at the designated foreign exchange banks by providing valid receipts and proofs.  Convertibility of foreign exchange in respect of capital account items, such as direct investment and capital contribution, is still subject to certain restrictions, and prior approval from the SAFE or its relevant branches must be sought.

China Expert’s wholly owned subsidiary, namely, Expert Network (Shenzhen) Co. Ltd., is a foreign invested enterprise to which the Foreign Exchange Control Regulations are applicable. There can be no assurance that we will be able to obtain sufficient foreign exchange to pay dividends or satisfy other foreign exchange requirements in the future.

China Expert’s assets are predominantly located inside China.  Under the laws governing foreign invested enterprises in China, dividend distribution and liquidation are allowed but subject to special procedures under the relevant laws and rules. Any dividend payment will be subject to the decision of the board of directors and subject to foreign exchange rules governing such repatriation. Any liquidation is subject to both the relevant government agency's approval and supervision as well the foreign exchange control. This may generate additional risk for our investors in case of dividend payment and liquidation

Under Our E-government Contracts, We Can Be Penalized For A Delayed Completion Date Which May Adversely Affect Our Cash Flow and Revenue, And Also Would Affect The Profitability Of The Company

Pursuant to the terms of our e-government contracts, if the completion date of the project is delayed, the Company is required to pay a penalty to the city government. For example, for Dehua (1st and 2nd Phases), Nan’an (1st and 2nd Phases), Hui-an, Licheng and Shishi e-government projects, if the completion date is missed, there will be a penalty in the form of a daily surcharge equal to 0.5% of the total amount of the contract   up to a maximum total cumulative amount equal to 20% of the total amount of the respective contracts. If the delay exceeds 150 days from the agreed completion date, then the Company is deemed to have failed to fulfill the respective contracts and is required to return all the money received from the city government and pay penalty equal to 20% of the total amount of the respect contract.

If the Company cannot finish any of its contracts within the contracted completion date, the extensive penalty may create cash flow problems to the Company especially if during the same period we miss the completion of more than one project.  The obligation to pay such penalties could have a material adverse affect on our cash flow and profitability, which, in turn, could force us either to curtail or cease our business operations. There are other projects that have just commenced, and there will only be cash outflow to prepay the suppliers and subcontractors to lock up their resources before any payment is received from the city governments. This could materially affect profitability ..

Risks Related To This Offering

Future Sales By Our Stockholders May Adversely Affect Our Stock Price And Our Ability To Raise Funds In New Stock Offerings

Sales of our common stock in the public market following this offering could lower the market price of our common stock.  Sales may also make it more difficult for us to sell equity securities or equity-related securities in the future at a time and price that our management deems acceptable or at all.  Of the 30 458, 715  shares of common stock outstanding as of December 21, 2006, 15,058,614 shares are, or will be, freely tradable without restriction, unless held by our “affiliates.”  The remaining 15,400,101 shares of common stock which are held by existing stockholders, including officers and directors, are restricted securities.  Some of these shares may be resold under Rule 144.

Existing Shareholders Could Be Adversely Affected by   the Resale  of Shares Issued Pursuant To The Conversion Of Convertible Debentures or the Resale of Shares Acquired Upon Exercise of Outstanding Warrants

The selling stockholders may convert the secured convertible debentures described herein into shares of our common stock, at a conversion price of $1.80 per share, which is less than the current market price of our stock ..   They may also acquire up to 4,313,725 shares of common stock upon exercise of warrants at a price of $1.53 per share and up to 150,000 shares upon exercise of warrants at a prices of $1.08 per share, both of which are less than the current market price of our stock.      Although there is a contractual 4.99% limitation on each of the selling stockholder’s ownership interest in China Expert at any one time , certain of the selling stockholders may acquire and sell a total number of shares that far exceeds this limit, through the continual purchase and sale of shares. The subsequent sale of such shares by the selling stockholders could cause significant downward pressure on the price of China Expert’s common stock.  This is especially the case if the shares being placed into the market exceed the market’s demand for the shares of China Expert’s common stock.   Also , as a result, our net income per share could decrease in future periods, and the market price of our common stock could decline.

The Potential for Resales by the Selling Shareholders of a Large Number of Shares Acquired at a Price Which is Less Than the Current Market Price for Our Shares Could Encourage Short Sales By Third Parties, Which Could Contribute To The Future Decline Of Our Stock Price

The Selling Shareholders own a substantial number of shares which they acquired at a price which is less than the current market price for our stock.  They also have the right to acquire a substantial number of additional shares at prices less than the current market price through conversion of outstanding debentures or exercise of outstanding warrants.  The potential for resale of a large number of shares by the selling shareholders may also encourage short sales of our shares by third parties. Persons engaging in short sales first sell shares that they do not own, and thereafter, purchase shares to cover their previous sales.  To the extent the stock price declines between the time the person sells the shares and subsequently purchases the shares, the person engaging in short sales will profit from the transaction, and the greater the decline in the stock, the greater the profit to the person engaging in such short-sales.      If there are significant short sales of our stock, the price decline that would result from this activity will cause our share price to decline further, which in turn may cause long holders of our stock to sell their shares thereby contributing to additional price declines ..  If there is an imbalance on the sell side of the market for our stock the price will decline.  It is not possible to predict if the circumstances leading to short sales of our stock will materialize or to what extent such short sales could cause our share price could drop.  In some companies that have been subjected to short sales their stock price has dropped to near zero.  We cannot provide any assurances that this situation will not happen to us.

Our Common Stock Is Deemed To Be “Penny Stock,” Which May Make It More Difficult For New Investors To Sell Their Shares Due To Suitability Requirements

Our common stock is deemed to be “penny stock” as that term is defined in Rule 3a51-1 promulgated under the Exchange Act. Penny stocks are stocks:

•

With a price of less than $5.00 per share;

•

That are not traded on a “recognized” national exchange;

•

Whose prices are not quoted on the Nasdaq automated quotation system;

•

Nasdaq stocks that trade below $5.00 per share are deemed a “penny stock” for purposes of Section 15(b)(6) of the Exchange Act;

•

In issuers with net tangible assets less than $2.0 million (if the issuer has been in continuous operation for at least three years) or $5.0 million (if in continuous operation for less than three years), or with average revenues of less than $6.0 million for the last three years.

Broker/dealers dealing in penny stocks are required to provide potential investors with a document disclosing the risks of penny stocks. Moreover, broker/dealers are required to determine whether an investment in a penny stock is a suitable investment for a prospective investor. These requirements may reduce the potential market for our common stock by reducing the number of potential investors. This may make it more difficult for investors in our common stock to sell shares to third parties or to otherwise dispose of them. This could cause our stock price to decline.

Our Officers and Directors Are the Beneficial Owners of a Significant Percentage of Our Outstanding Common Stock Which Gives Them Significant Control of the Company and May Operate to Prevent a Change in Control

Our Officers and Directors are the beneficial owners of approximately 40% of our issued and outstanding common stock.  As a result, our officers and directors, acting together, will be able to continue to exert significant influence over all matters requiring shareholder approval, including the election of directors and approval of significant corporate transactions.  This control may also operate to prevent a change in control of the Company.

Purchasers of our Secured Convertible Debentures May Have the Right to Rescind Their Purchases as a Result of The Restatement of Our Audited Financial Statements for the Fiscal Year Ended December 31, 2004.  Any Such Rescission Would Adversely Affect our Liquidity.

 Under the terms of the Securities Purchase Agreement related to our sale of Secured Convertible Debentures, we represented that at the time of the closing (October 31, 2005), the financial statements included in our periodic reports complied in all material respects with applicable accounting requirements and with the rules of the SEC in effect at that time.  After the closing we determined that our audited financial statements for the fiscal year ended

December 31, 2004, and the related notes, which were included in our report on Form 10-KSB for that fiscal year, should be restated in order to properly reflect the compensation for consulting services for the reverse takeover as operating costs, and to reclassify certain assets and liabilities.  On June 16, 2006, we filed an amended report on Form 10-KSB for the fiscal year ended December 31, 2004, which included restated financial statements.  To the extent that the restatements made to our December 31, 2004, audited financial statements constituted material changes to those financial statements to the extent that the previous financial statements could be deemed not to have been in material compliance with applicable accounting requirements and SEC rules, we may have violated the terms of the Securities Purchase Agreement.  In that event, the purchasers of our Secured Convertible Debentures may have the right to rescind their purchases and require us to refund all or a portion of the purchase price paid for the debentures.  In the event any purchaser of our debentures elected to exercise a right to rescind, we would be required to use a portion of our available working capital to pay for the rescission which would have an adverse effect on our liquidity.

FORWARD-LOOKING STATEMENTS

Risks Associated With Forward-Looking Statements

This Prospectus contains certain forward-looking statements regarding management’s plans and objectives for future operations including plans and objectives relating to our planned marketing efforts and future economic performance. Any statement in this prospectus and in the documents incorporated by reference into this prospectus that is not a statement of an historical fact constitutes a “forward-looking statement”. Further, when we use the words “may”, “expect”, “anticipate”, “plan”, “believe”, “seek”, “estimate”, “internal”, and similar words, we intend to identify statements and expressions that may be forward- looking statements. The forward-looking statements and associated risks set forth in this Prospectus include or relate to, among other things, (a) our projected sales and profitability, (b) our growth strategies, (c) anticipated trends in our industry, (d) our ability to obtain and retain sufficient capital for future operations, and (e) our anticipated needs for working capital. These statements may be found under “Management’s Discussion and Analysis or Plan of Operations” and “Business,” as well as in this Prospectus generally. Such forward-looking statements are based on many assumptions including, but not limited to, the assumptions that there will be no material adverse competitive or technological change in conditions in our business, that demand for our products will significantly increase, that our President and Chief Executive Officer will remain employed as such, that our forecasts accurately anticipate market demand, and that there will be no material adverse change in our operations or business or in governmental regulations affecting us. The foregoing assumptions are based on judgments with respect to, among other things, future economic, competitive and market conditions, and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond our control. Actual events or results may differ materially from those discussed in forward-looking statements as a result of various factors, including, without limitation, the risks outlined under “Risk Factors” and matters described in this Prospectus generally. In light of these risks and uncertainties, there can be no assurance that the forward-looking statements contained in this Prospectus will in fact occur.

SELLING STOCKHOLDERS

The following table presents information regarding the selling stockholders.  The selling shareholders include the entities who purchased convertible debentures and warrants from the Company on October 31, 2005 as well as certain other persons as more fully described below.  None of the selling stockholders is a broker, dealer, or an affiliate of a broker or dealer.  A description of each selling shareholder’s relationship to China Expert and how each selling shareholder acquired the shares to be sold in this offering is detailed in the information immediately following this table.

Selling Stockholder	Shares Beneficially Owned Before Offering	Percentage of Outstanding Shares Beneficially Owned Before Offering (1)	Shares to be Sold in the Offering	Percentage of Shares Beneficially Owned After Offering (1)
Alpha Capital AG	1,536 ,637(2)	4. 84%	1,536 ,637	0%
DKR Soundshore Oasis Holding Fund, Ltd.	3,522 ,574(3)	1 0.5 9%	3, 522,574	0%
Ellis International	729 ,89 7 (4)	2. 36%	7 29,897	0%
Platinum Partners Advisors, LLC	828,309(5)	2.6 5%	828,309	0%
Platinum Partners Long Term Growth I, LLC	3, 130, 544(6)	9.40%	3, 130,544	0%
JLF Offshore Fund Ltd	916,733(7)	3.01%	916,733	0%
JLF Partners I LP	655,773 (7)	2.15%	655,773	0%
JLF Partners II LP	51,001 (7)	0.167%	51,001	0%
Rubenstein Investors Relations, Inc.	150,000(8)	0. 49%	150,000	0%
Hayden Communications Inc.	36,000(9)	0.12%	36,000	0%
Total	11,557,468		11,557,468

(1)

Applicable percentage of ownership is based on 30, 458, 715 shares of common stock outstanding as of December 21, 2006, together with securities exercisable or convertible into shares of common stock within 60 days of December 21 , 2006, for each stockholder. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock are deemed to be beneficially owned by the person holding such securities for the purpose of computing the percentage of ownership of such person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person. Note that affiliates are subject to Rule 144 and Insider trading regulations – percentage computation is for form purposes only.

(2)

Includes 155,555 shares previously issued upon conversion of debentures, 277,779 shares issuable upon conversion of outstanding convertible debentures, 980,392 shares issuable upon the exercise of outstanding warrants, 1 9, 072  shares issued in payment of accrued interest  on convertible debentures at the rate of 7% per annum and 103,839 shares issued in settlement of liquidated damages due as a result of the Company’s failure to have its registration statement declared effective within 2 00 days of the closing date under the Securities Purchase Agreement. Konrad Ackerman has voting and dispositive control over the security and makes the investment decisions on behalf of Alpha Capital AG.

(3)

Includes 445,005 shares of common stock previously issued upon the conversion of convertible debentures, 833,334 shares issuable upon conversion of outstanding convertible debentures, 1,960,785 shares issuable upon the exercise of outstanding warrants, 60,123 shares issued in payment of accrued interest  on the convertible debentures at the rate of 7% per annum, and 223,327 shares issued in settlement of liquidated damages due as a result of the Company’s failure to have its registration statement declared effective within 200 days of the closing date under the Securities Purchase Agreement.   Seth Fischer has voting and dispositive control over the security and makes the investment decisions on behalf of DKR Soundshore Oasis Holding Fund, Ltd.

(4)

Includes 178,333 shares previously issued upon  conversion of outstanding convertible debentures, 490,196 shares issuable upon  exercise of outstanding warrants, 9,709  shares issued in payment of accrued interest  on the convertible debentures at the rate of 7% per annum and 51,659 shares issued in settlement of liquidated damages due as a result of the Company’s failure to have its registration statement declared effective within 200 days of the closing date under the Securities Purchase Agreement. Wilhelm Ungar has voting and dispositive control over the security and makes the investment decisions on behalf of Ellis International.

(5)

Includes 27,778 shares issuable upon conversion of the convertible debentures, 784,313 shares issuable upon  exercise of outstanding warrants, 1,720 shares issued in payment of accrued interest on the convertible debentures at the rate of 7% per annum, and 14,498 shares issued in settlement of liquidated damages due as a result of the Company’s failure to have its registration statement declared effective within 200 days of the closing date under the Securities Purchase Agreement.   Harry Adler has voting and dispositive control over the security and makes the investment decisions on behalf of Platinum Partners Advisors LLC.

(6)

Includes 599,983 shares issuable upon conversion of the convertible debentures, 2,254,902 shares issuable   upon the exercise of outstanding warrants, 5 5,167 shares issued in payment of accrued interest  on the convertible debentures at the rate of 7% per annum and 220,492 shares issued in settlement of liquidated damages due as a result of the Company’s failure to have its registration statement declared effective within 200 days of the closing date under the Securities Purchase Agreement. Mark Nordlicht has voting and dispositive control over the security and makes the investment decisions on behalf of Platinum Partners Long Term Growth I, LLC.

(7)

Includes shares purchased from Barron Partners LP on or about December 21, 2006.  Barron Partners LP purchased a total of 1,623,507 shares on June 15, 2006, including 267,967 shares of common stock purchased from Alpha Capital AG, 123,318 shares of common stock purchased from Ellis International, 216,370 shares of common stock purchased from Platinum Partners Advisors LLC and 1,015,852 shares of common stock purchased from Platinum Partners Long Term Growth I, LLC on June 15, 2006. Jeff Feinberg has voting and dispositive control over the security and makes the investment decision on behalf of JLF Offshore Fund Ltd., JLF Partners I LP and JLF Partners II LP.

(8)

Represents 150,000 shares of common stock issuable upon the exercise of the outstanding Rubenstein Warrants, including 15,000 warrants assigned to Timothy Clemensen, 7,500 warrants assigned to Bill Swalm, and 127,500 warrants held by Rubenstein Investor Relations Inc.

(9)

Represents 36,000 shares of common stock issued as compensation for investor services provided for a 12 month period.

With respect to the sale of unregistered securities referenced above, all transactions were exempt from registration pursuant to Section 4(2) of the Securities Act of 1933 (the “ 1933 Act ”), and Regulation D promulgated under the 1933 Act.  In each instance, the purchaser had access to sufficient information regarding us so as to make an informed investment decision.  More specifically, we had a reasonable basis to believe that each purchaser was an “accredited investor” as defined in Regulation D of the 1933 Act and otherwise had the requisite sophistication to make an investment in our securities.

The following information contains a description of each selling shareholder’s relationship to China Expert and how each selling shareholder acquired the shares to be sold in this offering is detailed below.  None of the selling stockholders have held a position or office, or had any other material relationship, with the Company.

Shares Acquired In Financing Transactions With China Expert

The group of selling stockholders includes Alpha Capital AG, DKR Soundshore Oasis Holding Fund, Ltd., Ellis International, Platinum Partners Advisors, LLC ,   Platinum Partners Long Term Growth I, LLC , all of which acquired their shares being registered in this offering in financing transactions with China Expert, as explained below:

Securities Purchase Agreement.  On October 31, 2005, we completed the closing under a Securities Purchase Agreement, dated as of October 21, 2005, (the “Securities Purchase Agreement”), with the selling stockholder named above pursuant to which, we agreed to sell, and each such selling stockholder agreed to purchase in the aggregate, severally and not jointly, up to $6,000,000 of secured convertible debentures.  We are registering in this offering a total of 11,371,468 shares which have been issued or are issuable under the terms of the Securities Purchase Agreement and related transaction documents. Pursuant to the Securities Purchase Agreement, we granted to the named selling stockholders a security interest in certain of our assets as collateral for repayment of the secured convertible debentures.  Our subsidiaries, China Expert Network Co., Ltd., a Hong Kong corporation, Expert Network (Shenzhen) Co, Ltd, a company incorporated under the laws of Shenzhen, China, and Hong Zhong Holdings, Ltd., a British Virgin Islands corporation, have each agreed to guarantee our obligations to the selling stockholders.  In addition, the named selling stockholders have the right of first refusal to participate in future financings by us for a period of twelve months following the effective date of the Registration Statement.

The right of first refusal is the right granted to these selling shareholders under section 4.13 of the Securities Purchase Agreement in association with the issuance of the secured convertible debentures. Pursuant to this section, these selling shareholders  have the right to participate in, up to 100%, any future financing that the Company and its subsidiaries will do by way of issuance of common stock or its equivalent. This right became effective as of October 21, 2005 and will continue for 12 months after the date of this Prospectus.

If the Company wants to do any future financing, it is required to tender written notice to each of these selling shareholders at least 5 days prior to the closing of the future financing to let them know about the Company’s intention to effect the future financing and ask whether they want to review the details of the future financing. The Company must deliver the details of the future financing by way of written notice to the selling shareholders not l ater than 1 business day after receiving their request for such details. In this notice the Company must also describe clearly the terms of the future financing, the amount of money intended to be raised, the other parties to the future financing and attach to it a term sheet or similar document relating to the future financing.

If these selling shareholders want to participate in the future financing, they must inform the Company by way of written notice within 5 business days after all of them received the Company’s previous notice about their intention to participate and amount of participation pursuant to the terms mentioned in the Company’s previous notice. Otherwise, they are considered to have chosen not to participate. If the aggregate amount of participation of the selling shareholders is less than the total amount of the future financing, then the Company can affect the remaining portion of the future financing with the same terms and same parties as mentioned in the Company’s previous notice.

If the amount of participation of these selling shareholders is more than the amount of the future financing, then each of them has the right to participate in an amount equal to the greater of (a) the difference between 100% of the future financing and the total amount of participation of all the other selling shareholders, or (b) their proportion of subscription in the 7% secured convertible debenture.

Secured Convertible Debentures.  Pursuant to the Securities Purchase Agreement, on October 31, 2005, we issued to the selling stockholders 7% secured convertible debentures in the aggregate amount of $6,000,000. T he selling stockholders have the right to convert the full face amount of the debentures into our common stock at a price per share equal to the lesser of (a) $1.80 per share , or (b) 75% of the average of the volume weighted average prices of our common stock for the five consecutive trading days immediately preceding the conversion date (the conversion price has been fixed at $1.80 per shares pursuant to a Waiver Agreement date October 31, 2006, details of which listed below); provided, however, that each selling stockholder is not entitled to convert the debentures for a number of shares of our common stock in excess of that number of shares of common stock, which upon giving effect to such conversion, would cause the aggregate number of shares of our common stock beneficially owned by the selling stockholders to exceed 4.99% of the outstanding shares of our common stock following such conversion.  At any time after this Registration Statement filed by the Company is declared effective by the Securities and Exchange Commission, we may deliver a notice to the holder of the secured convertible debentures of our election to redeem some or all of the then outstanding secured convertible debentures, for an amount, in cash, equal to 125% of the principal amount of the secured convertible debenture then outstanding, plus accrued but unpaid interest and all liquidated damages and other amounts due in respect of the secured convertible debentures.  At our option, under the secured convertible debentures, we are required to make quarterly payment of interest payable in cash or shares of common stock, subject to certain conditions.  The due date for payment of the secured convertible debentures may be accelerated as the result of the occurrence of certain events of default, which include, but are not limited to, defaults by us in making required payments, defaults by us under the Securities Purchase Agreement and other material agreements or bankruptcy, or failure to cause a registration statement for the shares of our common stock underlying the secured convertible debentures to be declared effective within 200 days after the closing date, which occurred on October 31, 2005. As of the date of this Prospectus, a total of $ 2,870,032 in principal amount of debentures have been converted, leaving a total of $3,129,968 in principal amount outstanding.

On November 1, 2005, we received $5,421,472 representing the net proceeds from the issuance of secured convertible debentures to the selling stockholders under the Securities Purchase Agreement.  On November 6, 2005, we received a notice of conversion from Ellis International Ltd. Inc for the conversion of 115,128 shares representing a principal amount equal to $80,000.  On November 7, 2005, we received the following notices of conversion: (i) from Alpha Capital AG for the conversion of 251,844 shares of our common stock representing a principal amount equal to $175,000; (ii) from DKR Soundshore Oasis Holding Fund Ltd. for the conversion of 724,005 shares of our common stock representing a principal amount equal to $50 0 , 000 ; (iii) from Platinum Partners Long Term Growth I, LLC for the conversion of 1,002,426 shares of our common stock representing a principal amount equal to $696,561; and (iv) from Platinum Partners Advisors, LLC for the conversion of 215,866 shares of our common stock representing a principal amount equal to $150,000.

On October 31 , 2006, we entered into an Amendment and Waiver Agreement with the holders of our outstanding secured convertible debentures.  Under the terms of the Amendment and Waiver Agreement, we agreed to give the holders the right to extend the due date of debentures for a period of six months from October 31,2 006 to April 30, 2007, and agreed to issue a total of  613,815 shares in settlement of liquidated damages due as a result of the failure to have the registration statement declared effective within 200 days of the closing under the Securities Purchase Agreement.  The holders also agreed to waive the payment of interest on the outstanding debentures during the six months extension period. Under the terms of the Amendment and Waiver Agreement, the holders agreed to amend the outstanding debentures to provide for a fixed conversion price of $1.80 per share, and agreed to waive any other currently existing potential defaults relating to failure to have the registration statement declared effective within 200 days of closing under the Securities Purchase Agreement and following execution of the Amendment and Waiver Agreement, each of the holders of the debentures exercised its right to extend the due date to April 30, 2007 and agreed to waive the payment o f interest on the outstanding debentures during the six months extension period.   Subsequent to entering in to the Amendment and Waiver Agreement we have received the following conversion notices: from Platinum Partners Long Term Growth I, LLC, for the conversion of 290,817 shares representing a principal amount of $523,471; (ii) from Ellis International Ltd., Inc., for the conversion of 233,333 shares representing a principal amount of $420,000 and (iii) from Alpha Capital AG for the conversion of 180,555 shares representing a principal amount of $325,000

Warrants.   In connection with the Securities Purchase Agreement, we issued the following warrants:

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The Short Term Warrants.  We issued to the selling stockholders warrants to purchase up to 3,921,569 shares of our common stock at a price of $1.53 per share.  The Short Term Warrants are exercisable for a period equal to the earlier of 18 months from the effective date of this registration statement or five years from their issuance date, which was October 31, 2005.

•

The Long Term Warrants.  We issued to the selling stockholders warrants to purchase up to 1,960,784 shares of our common stock at a price of $3.06 per share.  The Long Term Warrants are exercisable for a period of five years following their issuance, which was October 31, 2005.

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The Platinum Warrant.  In addition, on October 31, 2005, we issued to Platinum Partners Advisors, LLC the right to purchase up to 392,156 shares of common stock at a price of $1.53 per share and the rights to purchase up to 196,078 shares at a price of $3.06 per share.  We issued these warrants to Platinum Partners Advisors, LLC for legal and due diligence expenses as the lead investor as set forth in the Securities Purchase Agreement.  The warrant for the right to purchase up to 392,156 shares is exercisable for a period equal to the earlier of 18 months from the effective date of this registration statement or five years from the date of issuance. The warrant for the right to purchase up to 196,078 shares is exercisable for a period of five years following the date of issuance, which was October 31, 2005.

Additional Agreements In Connection With The Secured Convertible Debentures

Pursuant to the Securities Purchase Agreement, we entered into a Registration Rights Agreement, an Escrow Agreement, a Subsidiary Guarantee, a Security Agreement, a Long Term Warrant, a Short Term

Warrant, a Platinum Warrant, all in connection with the performance of our obligations under the secured convertible debentures.

Under the terms of Securities Purchase Agreement, two of our principal shareholders executed Lock-Up Agreements pursuant to which they will be restricted from selling any of their shares in us until all of the Debentures have been paid in full or fully converted into shares of our common stock.   The Lock-Up Agreements will be applicable to a total of 9,967,500 shares owned by China Data Holdings Ltd., and to a total of 2,270,595 shares owned by China Link Investment Group Limited.

The other selling shareholders: JLF Offshore Fund Ltd., JLF Partners I LP, JLF Partners II LP, Rubenstein Investors Relations Inc. and Hayden Communication Inc. acquired their shares being registered in this offering as explained below:

JLF Partners

In separate purchase transaction completed on or about December 21, 2006, JLF Offshore Fund Ltd, JLF Partners I LP and JLF Partners II LP each purchased shares from Barron Partners LP.  Together these entities purchased a total of 1,623,507 shares.  Barron Partners LP acquired the shares on June 15, 2006 from  the other selling shareholders  including 267,967 shares of common stock from Alpha Capital AG, 123,318 shares of common stock from Ellis International, 1,015,852 shares of common stock from Platinum Partners Long Term Growth I, LLC and 216,370 shares of common stock purchased from Platinum Partners Advisors, LLC.

Rubenstein Investors Relations Inc.

On January 7, 2005, the Company executed an engagement agreement with Rubenstein Investor Relationship, Inc. (“Rubenstein”) for the provision of investor relations service. Under such agreement, the company agreed to pay a monthly fee in the amount of $6,500 and agreed to issue a warrant for the purchase of up to 150,000 shares of its common stock at an exercise price equivalent to $1.08, which is the closing price of the common stock at the date of execution of the engagement agreement. A total of 15,000 of such warrants were subsequently assigned to Timothy Clemensen and a total of 7,500 of such warrants were subsequently assigned to Bill Swalm. A total of 127,500 were held by Rubenstein Investor Relations, Inc.. The warrant contains “cashless exercise” provisions and the standard piggyback registration rights. Rubenstein’s service was terminated on December 31, 2005.

Hayden Communications Inc.

On May 1, 2006, the Company executed an agreement with Hayden Communications Inc.(“Hayden”), for the provision of investor relations service for a 12 months period. Under such agreement, the Company agrees to pay a monthly service fee and 36,000 shares of 144 stock as compensation. The Company agreed to provide piggy-back registration rights to these shares.

USE OF PROCEEDS

This Prospectus relates to shares of our common stock that may be offered and sold from time to time by certain selling stockholders.  There will be no proceeds to us from the sale of shares of common stock in this offering.

On November 1, 2005, we received $5,421,472 representing the net proceeds from the issuance of secured convertible debentures to the selling stockholders under the Securities Purchase Agreement.  The total net proceeds take into account estimated offering expenses in the total amount of $578,528.  Expenses associated with the issuance of the secured convertible debentures are as follows:

Legal fee paid to investors’ counsel	$ 25,000
Legal fee paid to the Company’s counsel	$ 17,122
Bank charges	$ 59
Commission or lead investor’s fee to Platinum	$ 450,000
Sub-Total	$ 492,181

Estimated expenses of the Company associated with this offering:

Legal fees	$ 52,000
SEC Filing fee and printing costs for accompanying registration statement	$ 12,635
Auditors’ fee	$ 21,712
Total	$ 86,347

We have represented to the selling stockholders that the net proceeds we may receive under the secured convertible debentures will be used for working capital purposes only.  Pursuant to the Securities Purchase Agreement, in no event may we use the net proceeds we receive under the secured convertible debentures and upon the exercise of the warrants (i) to satisfy any portion of the Company’s debt (other than payment of trade payables in the ordinary course of the Company’s business and prior practices), (ii) to redeem any common stock or common stock equivalents, (iii) to settle any outstanding litigation or (iv) to make any loan or advance to any an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

After deducting the total expenses of $578,528.00 in connection with the issuance of the secured convertible debenture and expenses associated with this offering, all the remaining balance of $5,421,472.00 was allocated to working capital. These funds were used for the commencement of Nanan and Huian projects in November 2005.  During the start-up stage, prepayments were made to suppliers for the purchases of hardware and down-payment to subcontractors for systems development.

DILUTION

Our net tangible book value as of September 30, 2006 was $ 3 8,278,331 , or approximately $ 1.32 per share of common stock outstanding on September 30, 2006.  Net tangible book value per share is determined by dividing our tangible book value (i.e., total assets, including property and equipment, less total intangible assets less total liabilities) by the number of outstanding shares of our common stock.   The holders of our outstanding convertible debentures have the right to convert them into shares of our common stock at a price of $ 1.80 per share.  In the event all outstanding debentures are converted, we would then have a total of 31,525,334 shares of common stock outstanding having a net tangible book value of approximately $ 1. 33 per share.  In that event, debenture holders who convert their shares to common stock will suffer an immediate dilution of approximately $ 0. 47 per share, which represents 26% of the conversion price of $1.80, while existing shareholders will have a increase of approximately $ 0. 01 per share in the net tangible book value of their shares as compared to the net tangible book value of such shares as of September 30, 2006.

PLAN OF DISTRIBUTION

Each selling stockholder of the common stock of Company and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their shares of common stock on the trading market or any other stock exchange, market or trading facility on which the shares are traded or in private transactions.  These sales may be at fixed or negotiated prices.  A selling stockholder may use any one or more of the following methods when selling shares:

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ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

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block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

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purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

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an exchange distribution in accordance with the rules of the applicable exchange;

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privately negotiated transactions;

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settlement of short sales entered into after the effective date of the registration statement of which this prospectus is a part;

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broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

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a combination of any such methods of sale;

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through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise; or

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any other method permitted pursuant to applicable law.

The selling stockholders may also sell shares under Rule 144 under the 1933 Act, if available, rather than under this prospectus.

The selling stockholders are not members of the National Association of Securities Dealers, or NASD.

Broker-dealers engaged by the selling stockholders may arrange for other brokers-dealers to participate in sales.  Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this Prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with NASDR Rule 2440, and in the case of a principal transaction a markup or markdown in compliance with NASDR IM-2440.

In connection with the sale of the common stock or interests therein, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume.  The selling stockholders may also sell shares of the common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities.  The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The selling stockholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the 1933 Act in connection with such sales.  In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the 1933 Act.  Each selling stockholder has informed the Company that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the common stock.

The Company is required to pay certain fees and expenses incurred by the Company incident to the registration of the shares.

The Company has agreed to indemnify the selling stockholders against certain losses, claims, damages and liabilities, including liabilities under the 1933 Act.

The Company estimates that it is going to pay in a total of $86,347 on behalf of the selling shareholders as fees in conjunction with the registration of their shares, including legal fees in the amount of $52,000, auditors’ fee in the amount of $21,712 and SEC’s filing fees and printing costs in the amount of $12,635

Because selling stockholders may be deemed to be “underwriters” within the meaning of the 1933 Act, they will be subject to the prospectus delivery requirements of the 1933 Act.  In addition, any securities covered by this prospectus which qualify for sale pursuant to Rule 144 under the 1933 Act may be sold under Rule 144 rather than under this prospectus.  Each selling stockholder has advised us that they have not entered into any written or oral agreements, understandings or arrangements with any underwriter or broker-dealer regarding the sale of the resale shares.  There is no underwriter or coordinating broker acting in connection with the proposed sale of the resale shares by the selling stockholders.

We agreed to keep this prospectus effective until the earlier of (i) the date on which the shares may be resold by the selling stockholders without registration and without regard to any volume limitations by reason of Rule 144(e) under the 1933 Act or any other rule of similar effect or (ii) all of the shares have been sold pursuant to the prospectus or Rule 144 under the 1933 Act or any other rule of similar effect.  The resale shares will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.  The Company does not currently intend to register its securities in any particular state jurisdictions.  As a result, selling shareholders will be required to rely upon available exemptions from registration under state blue sky laws in order to complete resale transactions.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale shares may not simultaneously engage in market making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. For purposes of Regulation M, a “distribution” is an offering of securities which is distinguished from ordinary trading transactions by its size and by the presence of special selling efforts and methods.  Each separate resale of shares under our registration statement following acquisition either upon conversion or debentures or through exercise of warrants, will be required to be analyzed separately to determine if it constitutes a “distribution” for purposes of

Regulation M.  In addition, the Selling stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of shares of the common stock by the selling stockholders or any other person.  We will make copies of this prospectus available to the selling stockholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale.

MANAGEMENT’S DISCUSSION AND ANALYSIS
OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Special Note Of Caution Regarding Forward-Looking Statements

Certain statements in this report, including statements in the following discussion, which are not statements of historical fact, are what is known as “forward looking statements”, which are basically statements about the future.  For that reason, these statements involve risk and uncertainty since no one can accurately predict the future. Words such as “plans,” “intends,” “will,” “hopes,” “seeks,” “anticipates,” “expects,” and the like, often identify such forward-looking statements, but are not the only indication that a statement is a forward-looking statement. Such forward-looking statements include statements concerning our plans and objectives with respect to the present and future operations of the Company, and statements which express or imply that such present and future operations will or may produce revenues, income or profits. Numerous factors and future events could cause the Company to change such plans and objectives, or fail to successfully implement such plans or achieve such objectives, or cause such present and future operations to fail to produce revenues, income or profits. Therefore, the reader is advised that the following discussion should be considered in light of the discussion of risks and other factors contained in this registration statement and in the Company’s other filings with the Securities and Exchange Commission. No statements contained in the following discussion should be construed as a guarantee or assurance of future performance or future results.

Restatement of Financial Statements

As discussed in Note 2 to the consolidated financial statements for December 31, 2005 and 2004, the financial statements for the year ended December 31, 2004 and the related notes have been restated in order to properly reflect the compensation for consulting services for the reverse takeover as operating costs and to reclassify certain assets and liabilities.  The effect of the adjustments is to reduce the net income for 2004 by $2,940,000 and increase the additional paid-in capital by the same amount.

Common stock under the stockholders’ equity as of December 31, 2004 as reported in the consolidated balance sheets and the related notes have been restated at $24,414 to reflect the par value of common stock issued and outstanding.

Prepaid expenses reported in the consolidated balance sheets and the related notes have been restated by reclassifying $500,000 from non-current assets to current assets, in order to properly present the current and non-current portion of prepaid expenses.

Amount due from a former officer as reported in the consolidated balance sheets as of December 31, 2004 has been restated at $2,022,525 and amount due to a former officer has been restated at $2,137,881.  They have been restated by reporting the gross amount instead of net amount.

Business Combination Between The Company And China Expert Network Company Limited

The principal terms of the combination were that the Company, which was named Leopard Capital Inc. (“Leopard”) at that time, would acquire all of the issued and outstanding common stock of China Expert Network Company Limited (“CEN”) from the shareholders of CEN solely in exchange for the issuance of voting stock of Leopard Information.  The shareholders of CEN at that time were: China Data Holdings Limited, Ibroader Developments Limited, China Link Investment Group Limited, I-Mode Technology and Skyview Industry Limited.

The consideration to be issued by Leopard was 19,935,000 shares of its common stock (“the Exchange Shares”) in exchange for 30,000,000 shares of CEN’s shares, representing all of the issued and outstanding shares common stock of CEN. The Exchange Ratio was approximately 1:1.50489 (i.e. one share of Leopard common stock for 1.50489 shares of China Expert common stock. Pursuant to the terms of the combination between Leopard and CEN, Leopard should issue, 200,000 shares of its common stock to Hudson Capital Corporation or its designees as compensation for marketing-related services as specified in a consulting agreement between Leopard and Hudson Capital Corporation, 400,000 shares of its common stock to Mid-Continental Securities Corp. or its designees and 800,000 shares of its common stock to First Asia Private Equity Investment Limited or its designees as compensation for consultant services that these consultants provided. Other than the shares exchanged and issuance of consultant shares, there was no other disposal of significant amount of assets under the terms of combination.

The names of the parties negotiating the terms of the combination were Terry G. Cook, Director of Leopard on behalf of Leopard and Samuel Lo, the then Legal Counsel of China Expert on behalf of China Expert. The acquisition price, (i.e., the number of shares exchanged between Leopard and China Expert) were the terms of exchange proposed by Leopard as a result of the arms length negotiation between Leopard and China Expert. The third parties involved in this transaction were the above mentioned 3 consultants and their compensation was the common stock issued by Leopard as described above. The effect of the acquisition was a change in the control of Leopard. Upon completion of the share exchange and the related share issuance, Leopard has a total of 22,063,474 shares issued and outstanding, of which 19,935,000 or approximately 90.35% were owned by the shareholders of CEN. The remaining 2,128,474 shares include 728,474 shares retained by the initial shareholders of Leopard, and 1.400,000 shares issued to consultants in conjunction with completion of the share exchange transaction. The share exchange resulted in the shareholders of CEN becoming the owner of greater than 50% of the common stock of Leopard and such an exchange was treated as a reverse takeover with CEN as the accounting acquirer (legal subsidiary) and Leopard as the accounting acquiree (legal parent).

Before the share exchange, there was no relationship between the Company (neither Leopard nor CXTI), its directors, officers and affiliates and CEN. No control persons of the Company received cash consideration in connection with the change in control and/or business combination. No finder’s fees were paid, however, there were 1.4 million consulting shares issued as described above.

None of the pre-existing shareholders in Leopard maintains an ownership interest in the post-merger company, that is, the Company.

Overview

The Company’s business focus is on the provision of project consulting, management, planning and designing services to the city governments for their e-government projects, as well as providing training to the operational staff of the city governments and maintenance to the projects upon completion of construction.

Currently, the Company’s customers are mainly the city governments in the Fujian province, e.g. Jinjiang, Dehua cities. Fujian province is one of the coastal provinces of China which is located closely to Taiwan. As such, bigger cities in Fujian like Jinjiang attracted a lot of Taiwan enterprises, especially shoe and textile manufacturers to set up their manufactory factories there to enjoy the lower operational costs and to enter the market of China. Among the 82 cities in the Fujian province, the Company has already obtained e-government contracts in 6 cities. The Company estimates that about 30% of these 82 cities, that is, about 25 cities, will be suitable to apply its e-government projects. In addition, the Company has recently stepped out of the Fujian province by signing a contract with the city government of Ning Bo City, which is located in the Zhejiang province, for the provision of feasibility study. The Company has completed the Jinjiang (1st phrase) which is now under a 3 years maintenance contract. The Company has focused its operations in Fujian province because it believes that the cities in this province are comparatively rich among the so-called “second tier cities” as a result of tax revenue from foreign investment and it believes that there are needs of more advanced government services and infrastructure to attract more foreign investment to these cities.

Before obtaining the e-government contact from a new city, the Company will send its project managers or its authorized agent, that is, the independent consultants who are not employee of the Chinese Government, to contact the city government officials in order to get information about what are the systems that may be needed by the specific city governments. After studying the conditions and infrastructures of the cities,   a feasibility study would be produced for the city government officials to review and approve. In this feasibility report, the Company will list out the result of its examination, specify whether and how the Company’s e-government project can be constructed there and also specify the estimated costs that the city government will have to spend to complete the projects.

Upon signing of the e-government main contracts with the city governments, the Company will sub-contract out most of the work for the development of the software to  outside sub-contractors and procure the hardware on behalf of the city government. The role of the Company will then become the manager to monitor the work of the sub-contractors used and to communicate with the city governments to ensure that the city governments are satisfied with the software developed and hardware purchased.

In its operations to date, the Company has targeted so-called “second tier” cities in China which it believes have the resources and determination to construct an e-government system but are not as large or as well-known as the first tier cities like Beijing and Shanghai. By doing so, the Company has attempted to eliminate the need to directly compete with the big multi-national corporations who have already penetrated the e-government market in those first tier cities. The Company also believes that the solutions it provides are different from other current e-government project providers. One of the services provided by the Company is to spend time to understand the needs and background of the city governments, then suggest the appropriate, tailor-made solution to cope with the requirements of the city governments, while those big multi-national corporations will try to sell their ready made software to the city governments. The city governments may have to change themselves in order to use the software.

Also, under the e-government projects constructed by the Company, the system we develop for the city governments will be a fully integrated system with a single platform to be used by all the departments in a single city government. The system runs on an intranet while there are web portals for  communications with the general public. In other words, all the city government departments are looking at and communicating with each other in the same system and platform.

One challenge to the Company is how to expand its business out of Fujian province. Currently, the Company has entered 6 out of the 25 cities in Fujian province that it estimated to be suitable to apply its e-government systems. However, more in-depth study may reveal that some of  the additional cities currently being targeted by the Company are not suitable to, or do not have, the resources to construct the Company’s e-government system or have contracted with one of the Company’s competitors. As such, expanding its business out of Fujian has always been one of the Company’s top business priorities. The Company is currently developing a marketing strategy for sourcing new e-government contracts from the appropriate cites while at the same time seeking to avoid direct competition with big multi-national corporations.

following is a summary of the projects on hand as of September 30, 2006 (in $Million): Projects	Tentative Start Date	Target Completion Date	Contract Sum	Recognized in 2003	Recognized in 2004	Recognized in 2005	Recognized in 2006 Q1	Recognized in 2006 Q2	Recognized in 2006 Q3	O/S Contract Sum
Jinjiang (1st Phase)	Apr 03	Jan 05	24.7	4.7	17.8	2.2	--	--	--	--
Jinjiang (2nd Phase)	May 05	Aug 06	9.9	--	--	7.9	2	--	--	--
Jinjiang (3rd Phase)	May 05	Aug 06	12.5	--	--	6.7	2.5	2.6	0.8	--
Jinjiang (4th Phase)	Jan 06	Oct 06	5.4	--	--	--	1.6	1.6	1.6	0.5
Jinjiang System & Application Training	Feb 06	Nov 06	1.7	--	--	--	0.3	0.6	0.6	0.2
Jinjiang System Maint.	Feb 06	Jan 09	3.8	--	--	--	0.2	0.3	0.3	2.9
Dehua (1st Phase)	Apr 04	Aug 06	15.6	--	8.9	6.7	--	0.1	--	--
Dehua (2nd Phase)	Jan 05	Nov 05	11.8	--	--	11.8	--	--	--	--
Dehua (3rd Phase)	Jan 06	Jun 07	9.2	--	--	--	1.6	0.9	2.8	3.9
Dehua (4th Phase)	Mar 06	Dec 06	11.3	--	--	--	1.1	2.3	4.6	3.4
Nan’an (1st Phase)	Aug 05	Mar 07	13.1	--	--	--	3.9	3.5	3.4	2.3
Nan’an (2nd Phase)	Aug 06	Jul 07	18.3	--	--	--	--	--	3.1	15.2
Huian	Jan 06	Jul 08	14.5	--	--	--	1.2	1.6	2.0	9.7
Licheng	Nov 06	Oct 09	31.2	--	--	--	--	--	--	31.2
Shishi City	Oct 06	Sep 09	37	--	--	--	--	--	--	37
Yinzhou District Ningbo City (design & plan)	Apr 06	Oct 06	0.3	--	--	--	--	--	--	0.3
Jinjiang Unified Command System	Nov 05	Mar 06	0.6	--	--	--	0.6	--	--	--
Dehua Unified

Command System	Mar 06	Jul 06	0.6	--	--	--	--	0.6	--	--
Total			221.5	4.7	26.7	35.3	15	14.1	19.2	106.5

Remarks: Tentative start date and target completion date may vary from the original contract terms.  Contract sum are net of PRC business tax and excluding hardware purchased on behalf of customers

The Company believes that these on going projects will generate sufficient revenue and cash flows for the future operation of the Company.  At present, almost all e-Government contracts are within Fujian province in China (except for Yinzhou District Ningbo City contract), the Company will continue to explore new e-Government business opportunities in other provinces of China as well. The outstanding contract sum will turn into future revenue of the Company when the respective projects are completed.

Results of Operations

The Company’s financial statements are stated in U.S. Dollars and are prepared in accordance with generally accepted accounting principles in the United States of America.

The following table sets forth, for the periods indicated, certain operating information expressed as a percentage of revenue:

	3 months ended September 30		9 months ended September 30
	2006	2005	2006	2005

Revenue	100%	100%	100%	100%
Cost of Revenue	48.02%	54.73%	48.27%	54.86%

Gross Profit	51.98%	45.27%	51.73%	45.14%
Advertising and marketing expenses	15.57%	6.91%	11.33%	2.39%
General and administrative expenses	6.04%	6.32%	8.33%	4.44%
Amortization of intangible assets	--	1.07%	--	1.11%
Interest expenses and finance costs	11.42%	--	7.64%	--
Change in fair value of derivatives	19.99%	--	(0.22%)	--

Income before income tax	39.08%	31.00%	24.31%	37.17%

Income tax expenses	7.81%	3.71%	7.75%	6.70%

Net Income	31.27%	27.28%	16.56%	30.47%

Three Months Ended September 30, 2006 Compared with Three Months Ended September 30, 2005

REVENUE ..  Revenue was $19,448,940 for the three months ended September 30, 2006 as compared to $9,029,867 for the three months ended September 30, 2005, representing an increase by 115%.  The increase in revenue is attributable to the commencement of several new projects, namely Jinjiang (4th Phase), Dehua (3rd and 4th Phases), Nan’an (1st and 2nd Phases) and Huian.  94% of the revenue for the period was derived from the deployment of e-Government projects, and the rest was income derived from provision of application training and system maintenance.

COST OF REVENUE ..  Cost of revenue was $9,339,055 for the three months ended September 30, 2006 as compared to $4,942,107 for the three months ended September 30, 2005.  Such increase in cost of revenue is associated with increased revenue.  As a percentage of revenue, cost of revenue was 48.02% for the three months ended September 30, 2006 as compared to 54.73% for the three months ended September 30, 2005.  Gross profit was $10,109,885 for the three months ended September 30, 2006 as compared to $4,087,760 for the three months ended September 30, 2005.  As a percentage of revenue, gross profit increased to 51.98% for the three months ended September 30, 2006 from 45.27% for the three months ended September 30, 2005.  The increase in gross profit percentage was a result of reduced proportion of subcontracted work, by means of better utilization of the Company’s own work force to deliver the services, especially in the areas of training and system maintenance.

ADVERTISING AND MARKETING EXPENSES ..  Advertising and marketing expenses were $3,027,659 for the three months ended September 30, 2006 as compared to $623,578 for the three months ended September 30, 2005.  As a percentage of revenue, advertising and marketing expenses was 15.57% for the three months ended September 30, 2006 as compared to 6.91% for the three months ended September 30, 2005.  Such expenses included a fee of

$2,996,502 paid in terms of 1,074,015 shares of the Company’s common stock issued to an independent consultant for sourcing of the Shishi City e-Government contract, and expenses incurred for the Company’s press releases.

GENERAL AND ADMINISTRATIVE EXPENSES ..  General and administrative expenses were $1,173,881 for the three months ended September 30, 2006 as compared to $570,683 for the three months ended September 30, 2005.  As a percentage of revenue, general and administrative expenses decreased from 6.32% for the three months ended September 30, 2005 to 6.04% for the three months ended September 30, 2006.  The increase in general and administrative expenses for the three months ended September 30, 2006 as compared to the three months ended September 30, 2005, is the net result of increases and decreases in the following expense categories:

Liquidated damages	$960,000
Increase in payroll expenses	33,090
Decrease in amortization of prepaid expenses	(123,125)
Others	(266,767)
Total net increase in general and administrative expenses	$603,198

Under the agreement with the debenture holders, the Company is required to have a registration statement to be declared effective by U.S. Securities and Exchange Commission within 120 days after the closing date of the debenture transaction.  As a result of the failure to have its registration statement declared effective, the Company has to compensate the debenture holders and a provision for such liquidated damages has been made with an amount of $960,000.

Increase in payroll expenses was the result of additional manpower recruited by the Company for further improvement in corporate governance and on compliance work.

Prepaid expenses represent the fair value of the Company’s common stock issued on February 18, 2004 in return for the consultancy works to be provided by certain consultants to the Company for the period from February 18, 2004 to February 17, 2009.  The fair value adjustment has been reduced by $325,000 as the closing price of the Company’s common stock has been reduced from $2.76 as of June 30, 2006 to $2.50 as of September 30, 2006.  Such a decrease in fair value has resulted in a decrease in amortization of prepaid expenses.

I NTEREST EXPENSES AND FINANCE COSTS.   Interest expenses and finance costs were $2,220,444 for the three months ended September 30, 2006 and no such expenses was incurred for the three months ended September 30, 2005.  Such expenses represented an amortization of debenture discount of $1,954,480, an amortization of deferred financing costs of $161,927 with regard to the issuance of debentures, and the debenture interest of $104,036 charged for the three months ended September 30, 2006.  All these expenses were related to the $6,000,000 7% convertible debentures that were issued in October 2005.

CHANGE IN FAIR VALUE OF DERIVATIVES ..  Change in fair value of derivatives was an income of $3,887,000 for the three months ended September 30, 2006 and no such income nor expense was incurred for the three months ended September 30, 2005.  The Company accounts for all freestanding warrants to purchase the Company’s common stock as well as embedded conversion features that have been bifurcated from the convertible debentures at fair value and marked-to-market at each reporting period, with the adjustments of fair value reflected on the statements of income.  For the three months ended September 30, 2006 the change in fair value of warrants was an income of $2,355,000 and the change in fair value of embedded conversion features was an income of $1,532,000.  The decrease in fair values of warrants and embedded conversion features was due to the decrease in stock volatility and closing price of the Company’s common stock.  Stock volatility was reduced from 122% as of June 30, 2006 to 90.7% as of September 30, 2006.  The closing price was reduced from $2.76 as of June 30, 2006 to $2.50 as of September 30, 2006.

INCOME BEFORE INCOME TAX AND INCOME TAX EXPENSES ..  Income before income tax was $7,600,141 for the three months ended September 30, 2006 compared to $2,798,900 for the three months ended September 30, 2005, representing an increase by 172%.  As a percentage of revenue, income before income tax increased from 31% for the three months ended September 30, 2005 to 39.08% for the three months ended September 30, 2006.  The significant increases in revenue and gross profit generated from on-going and new projects together with the change in fair value of derivatives have been partly offset by the increases in advertising and marketing expenses, general and administrative expenses, interest expenses and finance costs.

Income tax expense was $1,518,040 for the three months ended September 30, 2006 compared to $335,216 for the three months ended September 30, 2005.  This increase was due to the increase in taxable profit of Expert Network Shenzhen, which led to a higher PRC enterprises income tax being levied.

NET INCOME ..  Net income was $6,082,101 for the three months ended September 30, 2006 as compared to $2,463,684 for the three months ended September 30, 2005, representing an increase by 147%.  As a percentage of revenue, net income was 31.27% for the three months ended September 30, 2006 as compared to 27.28% for the three months ended September 30, 2005.

Nine Months Ended September 30, 2006 Compared with Nine Months Ended September 30, 2005

REVENUE.  Revenue was $48,642,791 for the nine months ended September 30, 2006 as compared to $26,039,463 for the nine months ended September 30, 2005, representing an increase by 87%.  The increase in revenue is attributable to the commencement of several new projects, namely Jinjiang (4th Phase), Dehua (3rd and 4th Phases), Nan’an (1st and 2nd Phases) and Huian.  95% of the revenue for the period was derived from the deployment of e-Government projects, and the rest was income derived from provision of application training and system maintenance.

COST OF REVENUE.  Cost of revenue was $23,479,097 for the nine months ended September 30, 2006 as compared to $14,285,693 for the nine months ended September 30, 2005.  Such increase in cost of revenue is associated with increased revenue.  As a percentage of revenue, cost of revenue was 48.27% for the nine months ended September 30, 2006 as compared to 54.86% for the nine months ended September 30, 2005.  Gross profit was $25,163,694 for the nine months ended September 30, 2006 as compared to $11,753,770 for the nine months ended September 30, 2005.  As a percentage of revenue, gross profit increased to 51.73% for the nine months ended September 30, 2006 from 45.14% for the nine months ended September 30, 2005.  The increase in gross profit percentage was a result of reduced proportion of subcontracted work, by means of better utilization of the Company’s own work force to deliver the services, especially in the areas of training and system maintenance.

ADVERTISING AND MARKETING EXPENSES.  Advertising and marketing expenses were $5,513,286 for the nine months ended September 30, 2006 as compared to $623,578 for the nine months ended September 30, 2005.  As a percentage of revenue, advertising and marketing expenses was 11.33% for the nine months ended September 30, 2006 as compared to 2.39% for the nine months ended September 30, 2005.  Such expenses included a fee of $2,464,423 paid in terms of 1,179,150 shares of the Company’s common stock issued to an independent consultant for sourcing of the Licheng City e-Government contract, another fee of $2,996,502 paid in terms of 1,074,015 shares of the Company’s common stock issued to another independent consultant for sourcing of the Shishi City e-Government contract, and also fees paid to an investor relation firm that was engaged since May 2006.

GENERAL AND ADMINISTRATIVE EXPENSES.  General and administrative expenses were $4,051,896 for the nine months ended September 30, 2006 as compared to $1,157,333 for the nine months ended September 30, 2005.  As a percentage of revenue, general and administrative expenses increased from 4.44% for the nine months ended September 30, 2005 to 8.33% for the nine months ended September 30, 2006.  The increase in general and administrative expenses for the nine months ended September 30, 2006 as compared to the nine months ended September 30, 2005, is the net result of increases and decreases in the following expense categories:

Employees’ benefits compensated by issuance of common stock	$1,672,000
Liquidated damages	960,000
Increase in amortization of prepaid expenses	328,125
Others	(65,562)
Total net increase in general and administrative expenses	$2,894,563

Employees’ benefits compensated by issuance of common stock was $1,672,000 for the nine months ended September 30, 2006 and no such expenses were incurred for the nine months ended September 30, 2005.  It represented the fair value of 800,000 shares of common stock of the Company issued on January 25, 2006 according to the Stock Compensation Program.  The purpose of the program is to attract and retain key employees for the Company.

Under the agreement with the debenture holders, the Company is required to have a registration statement to be declared effective by U.S. Securities and Exchange Commission within 120 days after the closing date of the debenture transaction.  As a result of the failure to have its registration statement declared effective, the Company has to compensate the debenture holders and a provision for such liquidated damages has been made with an amount of $960,000.

Prepaid expenses represent the fair value of the Company’s common stock issued on February 18, 2004 in return for the consultancy works to be provided by certain consultants to the Company for the period from February 18, 2004 to February 17, 2009.  A fair value adjustment of $625,000 is determined by reference to the closing price of the Company’s common stock of $2.50 as quoted on the OTCBB as of September 30, 2006.  Such an increase in the fair value has resulted in an increase in amortization of prepaid expenses.

INTEREST EXPENSES AND FINANCE COSTS.   Interest expenses and finance costs were $3,718,735 for the nine months ended September 30, 2006 and no such expenses were incurred for the nine months ended September 30, 2005.  Such expenses represented an amortization of debenture discount of $2,870,147, an amortization of deferred financing costs of $485,781 with regard to the issuance of debentures, and the debenture interest of $362,807 charged for the nine months ended September 30, 2006.  All these expenses were related to the $6,000,000 7% convertible debentures that were issued in October 2005.

CHANGE IN FAIR VALUE OF DERIVATIVES.  Change in fair value of derivatives was an expense of $107,000 for the nine months ended September 30, 2006 and no such expense was incurred for the nine months ended September 30, 2005.  The Company accounts for all freestanding warrants to purchase the Company’s common stock as well as embedded conversion features that have been bifurcated from the convertible debentures at fair value and marked-to-market at each reporting period, with the adjustments of fair value reflected on the statements of income.  For the nine months ended September 30, 2006 the change in fair value of warrants was an expense of $1,309,000 and the change in fair value of embedded conversion features was an income of $1,202,000.  The increase in fair value of warrants was mainly due to the increase in the closing price of the Company’s common stock from $1.81 as of December 30, 2005 to $2.50 as of September 30, 2006.  The fair value of embedded conversion features was decreased as the convertible debentures was approaching its maturity.

INCOME BEFORE INCOME TAX AND INCOME TAX EXPENSES.  Income before income tax was $11,824,581 for the nine months ended September 30, 2006 compared to $9,679,268 for the nine months ended September 30, 2005.  As a percentage of revenue, income before income tax decreased from 37.17% for the nine months ended September 30, 2005 to 24.31% for the nine months ended September 30, 2006.  The significant increases in revenue and gross profit generated from on-going and new projects have been substantially offset by the fees paid to independent consultants for sourcing of Licheng and Shishi cities e-Government contracts of $5,460,925, the employees’ benefits compensated by issuance of common stock of $1,672,000, the provision for liquidated damages of $960,000, and the interest expenses and finance costs related to the convertible debentures of $3,718,735.

Income tax expense was $3,771,370 for the nine months ended September 30, 2006 compared to $1,745,923 for the nine months ended September 30, 2005.  This increase was due to the increase in taxable profit of Expert Network Shenzhen, which led to a higher PRC enterprises income tax being levied.

NET INCOME.  Net income was $8,053,211 for the nine months ended September 30, 2006 as compared to $7,933,345 for the nine months ended September 30, 2005.  As a percentage of revenue, net income was 16.56% for the nine months ended September 30, 2006 as compared to 30.47% for the nine months ended September 30, 2005.  Such decrease in net income as a percentage of revenue was mainly due to the fees paid for sourcing of Licheng and Shishi contracts, the employees’ benefits compensated by issuance of common stock, the provision for liquidated damages and the interest expenses and finance costs related to the convertible debentures.

Year Ended December 31, 2005 Compared With Year Ended December 31, 2004 (restated)

During the fiscal year ended December 31, 2005, the Company has been awarded five new e-Government contracts , namely Jinjiang (2nd and 3rd Phase), Dehua (2nd Phase), Huian and Jinjiang Unified Command System.   In addition, the Company has been awarded the 3 years Jinjiang System Maintenance contract and the Jinjiang System  & Application contract. The Company has substantially completed Jinjiang (1st Phase) and Dehua (1st and 2nd Phase).

The following table sets forth, for the periods indicated, certain operating information expressed as a percentage of revenue:

	Year ended December 31
	2005	2004 (restated)

Revenue	100%	100%
Cost of Revenue	53.10%	53.93%

Gross Profit	46.90%	46.07%
Advertising and marketing expenses	1.75%	4.10%
General and administrative expenses	4.57%	4.45%
Consultancy fees for reverse takeover	--	10.96%
Amortization of intangible assets	0.81%	1.44%
Interest expenses and finance costs	1.97%	--
Change in fair value of derivatives	11.93%	--

Income before income tax	26.04%	25.01%

Income tax expenses	7.75%	7.02%

Net Income	18.28%	17.99%

Revenue.  Revenue was $35,568,606 for the year ended December 31, 2005 as compared to $26,831,135 for the year ended December 31, 2004.  The increase in revenue in year 2005 is attributable to the completion of Dehua (1st and 2nd Phase) projects and the commencement of Jinjiang (2nd and 3rd Phase) projects.  99% of the revenue in 2005 was derived from the e-Government projects, and the rest was income derived from provision of training.

Cost of Revenue.  Cost of revenue was $18,887,176 for the year ended December 31, 2005 as compared to $14,469,900 for the year ended December 31, 2004.  Such increase in cost of revenue is associated with increased revenue.  As a percentage of revenue, cost of revenue was 53.10% for the year ended December 31, 2005 as compared to 53.93% for the year ended December 31, 2004.  Gross profit was $16,681,430 for the year ended December 31, 2005 as compared to $12,361,235 for the year ended December 31, 2004.  As a percentage of revenue, gross profit slightly increased to 46.90% for the year ended December 31, 2005 from 46.07% for the year ended December 31, 2004.

Other Income.  Other income was $47,869 for the year ended December 31, 2005 compared to $2,872 for the year ended December 31, 2004.  The increase was mainly attributable to the write back of long outstanding sundry payables and accruals.

Advertising and Marketing Expenses.  Advertising and marketing expenses were $623,578 for the year ended December 31, 2005 compared to $1,101,205 for the year ended December 31, 2004.  As a percentage of revenue, advertising and marketing expenses was 1.75% for the year ended December 31, 2005 as compared to 4.10% for the year ended December 31, 2004.  Such expenses represented the consultancy fees paid in terms of common stock issued to independent consultants for sourcing of new contracts. The $623,578 was paid to Zhao Wei, an independent consultant who is not an employee of the Chinese government, as commission for his effort in sourcing the Hui’an County e-government project. He has no relationship with the Company or the selling shareholders. The services he provides, including but not limited to sourcing of e-government projects for the Company, preparing feasibility study for the e-government projects that he sources and provide technical support and ancillary services for each e-government.

The consultancy fees paid in 2004 was for the sourcing of Nan’an project.  1,101,205 shares were issued with the fair value of $1 per share at date of issuance.  The consultancy fees paid in 2005 was for the sourcing of Huian project.  1,056,911 shares were issued with the fair value of $0.59 per share at the date of issuance.  The deviation on the fair value at date of issuance of consultancy shares will affect the expenses significantly.

The Company is intended to use similar arrangement in the future, but it will consider paying the commission partly in cash and partly in shares of common stock or even fully in cash.

General and Administrative Expenses.  General and administrative expenses were $1,625,667 for the year ended December 31, 2005 as compared to $1,193,849 for the year ended December 31, 2004.  As a percentage of revenue, general and administrative expenses has increased from 4.45% for the year ended December 31, 2004 to 4.57% for the year ended December 31, 2005.  The increase in general and administrative expenses of $431,818 was summarized as follows:

Service fees for investor relations	$ 172,000
Increase in legal and professional fees	80,741
Increase in payroll expenses	67,121
Amortization of prepaid consultancy fees	62,500
Increase in insurance expenses	37,035
Others	12,421
Total increase in expenses	$ 431,818

The service fees for investor relations represented the accrual of fair value for the 150,000 warrants issued on February 11, 2006 to a Rubenstein Investor Relations Inc. for investor relations services rendered in 2005 ..  Increases in legal and professional fees, payroll expenses and insurance expenses were resulted from the issuance of convertible debentures and the related registration process, as additional man power and resources have been incurred by the Company during the issuance process and for compliance with respective terms.

Consultancy Fees for Reverse Takeover.  Consultancy fees for reverse takeover were $2,940,000 for the year ended December 31, 2004.  It represented the fair value of 1,400,000 shares of common stock of the Company issued on February 9, 2004 to various parties as compensation for consulting services for the reverse takeover.

Interest Expenses and Finance Costs.   Interest expenses and finance costs were $702,012 for the year ended December 31, 2005 and no such expenses were incurred in the year ended December 31, 2004.  Such expenses represented a debenture discount of $540,202 charged to interest expense, an amortization of deferred financing costs of $107,951 with regard to the issuance of debentures, and the debenture interest of $53,859 charged for the year ended December 31, 2005.

Change in Fair Value of Derivatives.  Change in fair value of derivatives was $4,244,186 for the year ended December 31, 2005 and no such expenses was incurred in the year ended December 31, 2004.  The Company accounts for all freestanding warrants to purchase the Company’s common stock as well as embedded conversion features that have been bifurcated from the convertible debentures at fair value and marked-to-market at each reporting period, with the adjustments of fair value reflected on the statements of income.  For the year ended December 31, 2005 the change in fair value of warrants was $3,393,000 and the change in fair value of embedded conversion features was $851,186.

Income Before Income Tax and Income Tax Expenses.  Income before income tax was $9,260,719 for the year ended December 31, 2005 compared to $6,709,512 for the year ended December 31, 2004.  This increase was mainly attributable to the increase in revenue and gross profit generated from Jinjiang (2nd and 3rd Phase) and Dehua (1st and 2nd Phase) projects.  As a percentage of revenue, income before income tax increased from 25.01% for the year ended December 31, 2004 to 26.04% for the year ended December 31, 2005.

Income tax expenses were $2,757,400 for the year ended December 31, 2005 compared to $1,882,671 for the year ended December 31, 2004.  This increase was due to the increase in profit of Expert Network Shenzhen, leading to a higher PRC enterprises income tax.

Net Income.  Net income was $6,503,319 for the year ended December 31, 2005 as compared to $4,826,841 for the year ended December 31, 2004.  As a percentage of revenue, net income was 18.28% for the year ended December 31, 2005 as compared to 17.99% for the year ended December 31, 2004.  The increases in revenue and profit margin generated from on-going contracts have been set off by the adverse change in fair value of derivatives and the interest expenses and finance costs incurred.  As a result, net income as a percentage of revenue increased slightly for the year ended December 31, 2005.

Year Ended December 31, 2004 (restated) Compared With December 31, 2003

The following table sets forth, for the periods indicated, certain operating information expressed as a percentage of revenue:

	Year ended December 31,
	2004 (restated)	2003

Revenue	100%	100%
Cost of Revenue	53.93%	47.75%

Gross Profit	46.07%	52.25%
Advertising and marketing expenses	4.10%	0.11%
General and administrative expenses	4.45%	15.78%
Consultancy fees for reverse takeover	10.96%	--
Amortization of intangible assets	1.44%	6.80%
Depreciation of property and equipment	0.13%	2.85%

Income before income tax	25.01%	26.71%

Income tax expenses	7.02%	5.35%

Net Income	17.99%	21.36%

Revenue.   Revenue was $26,831,135 for the year ended December 31, 2004 as compared to $5,666,934 for the year ended December 31, 2003.  The increase in revenue in year 2004 is attributable to the substantial progress in Jinjiang (1st Phase) and the commencement of Dehua (1st Phase).  99.5% of the revenue in 2004 was derived from the e-Government projects, and the rest was income derived from provision of training.

Cost of Revenue.  Cost of revenue was $14,469,900 for the year ended December 31, 2004 as compared to $2,706,174 for the year ended December 31, 2003.  Such increase in cost of revenue is associated with increased revenue.  As a percentage of revenue, cost of revenue was 53.93% for the year ended December 31, 2004 as compared to 47.75% for the year ended December 31, 2003.  Gross profit was $12,361,235 for the year ended December 31, 2004 as compared to $2,960,760 for the year ended December 31, 2003.  As a percentage of revenue, gross profit decreased to 46.07% for the year ended December 31, 2004 from 52.25% for the year ended December 31, 2003.

Other Income.  Other income was $2,872 for the year ended December 31, 2004 compared to nil for the year ended December 31, 2003.  The increase was primarily attributable to the increase in income received from providing achievement appraisal services to IT companies in China.

Advertising and Marketing Expenses.  Advertising and marketing expenses were $1,101,205 for the year ended December 31, 2004 compared to $6,501 for the year ended December 31, 2003.  As a percentage of revenue, advertising and marketing expenses was 4.10% for the year ended December 31, 2004 as compared to 0.11% for the year ended December 31, 2003.  Such expenses represented the consultancy fees paid in terms of common stock issued to independent consultants for sourcing of new contracts. The $1.1 million is the commission paid to Marco Business Limited for sourcing of e-Government contract from Dehau city in PRC in Nov 2004. The terms of this consultant services was that upon the successful execution of an e-government between the Company and a city government, a commission either in cash or common stock of the Company will be awarded to the Consultant. The amount of commission will be equivalent to 15% of the Gross Income of the each e-government contact. Such commission will be payable to the Consultant at least 6 months but not more than 8 months after each e-government is signed. The spending has increased year to year as e-government contracts had been sourced during 2004 when compared to the year ended December 31, 2003, which was prior to the share exchange. It is anticipated that the expenses will be recurring as the Company’s marketing strategy is to retain the services of consultant to source e-government contracts in China.

General and Administrative Expenses.  General and administrative expenses were $1,193,849 for the year ended December 31, 2004 as compared to $894,299 for the year ended December 31, 2003.  As a percentage of revenue, general and administrative expenses has decreased from 15.78% for the year ended December 31, 2003 to 4.45% for the year ended December 31, 2004.  The net increase in general and administrative expenses of $299,550 was summarized as follows:

Amortization of prepaid consultancy fees	$437,500
Increase in legal and professional fees	67,016

Decrease in financial advisory fees	(122,494)
Decrease in payroll expenses	(37,899)
Decrease in overseas traveling	(24,554)
Decrease in telephone and fax	(14,315)
Others	(5,704)
Total increase in expenses	$299,550

Apart from the amortization of prepaid consultancy fees and increase in legal and professional fees due to the reverse takeover, there was a general reduction of administrative expenses, especially the decreases in financial advisory fees, payroll expenses, overseas traveling and telephone and fax expenses.

There is an Amortization of prepaid consultancy fees in the amount of $437,500 because there is a prepaid consultancy fee of $2,500,000 which will be amortized over 5 years.

Consultancy Fees for Reverse Takeover.  Consultancy fees for reverse takeover were $2,940,000 for the year ended December 31, 2004 and no such expenses was incurred for the year ended December 31, 2003.  It represented the fair value of 1,400,000 shares of common stock of the Company issued on February 9, 2004 to various parties as compensation for consulting services for the reverse takeover.

Income Before Income Tax and Income Tax Expenses.  Income before income tax was $6,709,512 for the year ended December 31, 2004 compared to $1,513,729 for the year ended December 31, 2003.  This increase was mainly attributable to the increase in revenue and gross profit generated from Jinjiang (1st Phase) and Dehua (1st Phase) projects.  As a percentage of revenue, income before income tax decreased from 26.71% for the year ended December 31, 2003 to 25.01% for the year ended December 31, 2004.

Income tax expenses were $1,882,671 for the year ended December 31, 2004 compared to $303,316 for the year ended December 31, 2003.  This increase was due to the increase in profit of Expert Network Shenzhen, leading to a higher PRC enterprises income tax.

Net Income.   Net income was $4,826,841 for the year ended December 31, 2004 as compared to $1,210,413 for the year ended December 31, 2003.  As a percentage of revenue, net income was 17.99% for the year ended December 31, 2004 as compared to 21.36% for the year ended December 31, 2003.  The increases in revenue and profit margin generated from on-going contracts have been set off by the consultancy fees for reverse takeover and consultancy fees paid in terms of common stock issued to independent consultants for sourcing of new contracts.

Liquidity and Capital Resources

As of September 30, 2006, the Company had $22,514,392 of cash and cash equivalents on hand as compared to $7,326,595 as of December 31, 2005, representing an increase of $15,187,797 during the nine months period.  As of September 30, 2005, the Company had $5,780,920 of cash and cash equivalents on hand.

The net cash provided by operating activities amounted to $11,406,194 for the nine months period, with net income of $8,053,211 and by adjusting back those non-cash items such as expenses compensated by common stock of $5,460,924, interest expenses and finance costs of $3,718,735, employees’ compensation by common stock of $1,672,000 and provision for liquidated damages of $960,000, which were offset by an increase in accounts receivable of $5,773,632 and an increase in cost and estimated earnings in excess of billings by $4,200,888.  The Company required additional working capital in terms of accounts receivable and in cost and estimated earnings in excess of billings mainly because of the commencement of several new projects during this period, namely Jinjiang (4th Phase), Dehua (3rd and 4th Phases), Nan’an (1st and 2nd Phases) and Huian, as revenue was recognized in excess of billings and majority of the billings was near the end of the period.

The net cash provided by investing activities amounted to $3,714,908, and it mainly represented the refund of deposit  for acquisition of Shenzhen Zhong Zhuo Technology Development Company Limited (“ZZTD”), a subcontractor of the Company for $3,717,380.  The Company had mutually agreed with ZZTD not to proceed with the acquisition and the full deposit amount was refunded to the Company on March 3, 2006.

The net cash used in financing activities amounted to $280,384 for the nine months period.  It mainly represented the repayments to a former officer of $1,308,839 offset by the cash advances from the same of $1,028,573.

The Company anticipates that the existing cash and cash equivalents on hand, together with the net cash flows generated from the existing projects will be sufficient to meet the working capital requirements for the on-going projects and to sustain the business operations for the remainder of 2006.  Regarding the convertible debentures with original maturity on October 31, 2006, according to the amendment and waiver agreement with the debenture holders dated October 31, 2006, the maturity date was extended to April 30, 2007.  The Company anticipates that the debentures will likely be converted into the Company’s common stock by the debenture holders.  Otherwise, the Company will ensure that it has sufficient cash to pay off the debentures at maturity.  In the event that the Company signs up and commences new contracts, additional financing may be required but there is no assurance that the Company will be able to obtain such additional financing, or on acceptable terms to it. As of December 31, 2005, the Company had $7,326,595 of cash and cash equivalents on hand as compared to $3,265,318 as of December 31, 2004, representing an increase of $4,061,277 or 124%.  The increase was mainly attributable to the completion of $6,000,000 funding from the issuance of convertible debentures in October 2005, the repayment of loan from a director of $3,031,479 and being offset by the net cash used in operating activities of $1,777,042 and the deposit paid for the acquisition of a subcontractor of $3,717,380.

The net cash used in operating activities amount to $1,777,042 in 2005, with accounts receivable increased by $10,888,397 and prepayments, deposits and other receivables increased by $2,124,955, which offset by the net income of $6,503,319 and adjustment of losses on change in fair value of derivatives by $4,244,186 for the year

2005.  We required more working capital in terms of accounts receivable because Dehua (1st and 2nd Phase) projects were substantially completed and billed near the end of the year.  The increase in prepayments and deposits was due to prepaid contract costs for the commencement of Nan’an and Huian projects at the end of the year, as the Company had arranged prepayments to suppliers for the purchases of hardware on behalf of customers, and down payment to subcontractors for system development during the start-up stage of these projects.

The net cash used in investing activities amount to $3,743,239 in 2005, and it mainly represented the deposit paid in March 2005 for acquisition of Shenzhen Zhong Zhuo Technology Development Company Limited (“ZZTD”), a subcontractor of the Company for $3,717,380.  In March 2006, the Company has mutually agreed with ZZTD not to proceed with the acquisition and the full deposit amount has been refunded to the Company on March 3, 2006.

The net cash generated from financing activities amount to $9,260,478 in 2005.  It mainly represented the net funding received from the issuance of convertible debentures of $5,546,293 in October 2005, and the repayment of loan from a director of $3,031,479 in January 2005.

As of December 31, 2004, the Company had $3,265,318 of cash and cash equivalents on hand as compared to $47,223 as of December 31, 2003, representing an increase of $3,218,095 or 6,815%.  The increase was mainly attributable to the net cash provided by operating activities of $5,884,565 and being offset by the payment of loan to a director of $3,031,479.

The net cash provided by operating activities amount to $5,884,565 in 2004, with net income of $4,826,841 and adding back non-cash expenses compensated by common stock of $4,041,205, and the increases in tax payables of $2,521,947, which offset by the increase in accounts receivable of $4,438,331 and prepayments, deposits and other receivables increased by $2,583,551.  The Company required more working capital in terms of accounts receivable because substantial portion of Dehua (1st Phase) was completed and billed near the end of the year.  The increase in prepayments and deposits was due to prepaid contract costs during the start-up stage of Dehua (1st Phase), as the Company had arranged prepayments to suppliers for the purchases of hardware on behalf of customers, and down payment to subcontractors for system development during the start-up stage of the project.

The net cash used in investing activities amount to $5,233 in 2004 and it represented the payment for purchase of equipment.

The net cash used in financing activities amount to $2,661,237 in 2004.  It mainly represented the payment of loan to a director of $3,031,479 in November 2004 and it was fully repaid in January 2005.

Contractual and Other Obligations

The following table sets forth the Company’s contractual obligations under operating leases and purchase obligations under subcontracting agreements with subcontractors as of September 30, 2006:

	Payments due by Period
	Total	Less than 1 Year	1-3 Years	3-5 Years	More than 5 Years
Operating Lease Obligations	$ 117,784	$ 117,784	--	--	--
Purchase Obligations	11,805,278	11,805,278	--	--	--
Convertible debentures	4,398,439	4,398,439	--	--	--
Total	16,321,501	16,321,501	--	--	--

Operating lease obligations consist of operating lease agreements for the Company’s office in Hong Kong, the two offices and various staff quarters in China, and for the rental of a motor vehicle in China.  The leases have remaining terms ranging from three to six months.

Purchase obligations consist of outstanding obligations under various subcontracting agreements with subcontractors.  The Company does not have any minimum purchase obligations with these subcontractors.

Significant term and conditions of all commitments to consultants for sourcing of e-government contracts

1. Strategic Services Agreement with Marco Business Limited

On February 26, 2004, Expert Network entered into a Strategic Services Agreement with Marco Business Limited ("Marco").  The agreement provides for the sourcing and servicing of e-Government contracts by Marco for Expert Network throughout the People's Republic of China which include the following significant terms and conditions of all commitments:-

Consultant fee: The commission to Marco, paid in either cash or shares of common stock of China Expert, will amount, in value, to fifteen percent (15%) of Gross Income (hereinafter defined) of each e-government contract sourced by Marco payable to Marco at least six (6) months after each e-government contract is signed but not later than eight (8) months after such contract is signed.

Term: The term of the Strategic Services Agreement shall commence on the date of its signing and shall continue indefinitely, unless and until terminated on thirty (30) days prior written notice to the other party. Upon termination of the Strategic Services Agreement, neither party shall have any rights or obligations with respect to the other, except with regard to the requirements imposed in paragraphs 2, 7, 8 and 9 therein.

2. Consulting Agreement with Mr. Zhao Wei

On June 17, 2005, China Expert and Expert Network entered into a Consulting Agreement with Mr. Zhao Wei.  The agreement provides for the sourcing and servicing of e-Government contracts by Mr. Zhao Wei for Expert Network throughout the People's Republic of China which include the following significant terms and conditions of all commitments:-

Consultant fee: Upon the execution of an e-Government Contract source by Mr. Zhao Wei, Mr. Zhao Wei will be entitled to a commission equal to ten percent (10%) of Gross Profit of such e-government contract, payable by

Expert Network within thirty (30) days after the execution date of such e-Government Contract.  The commission shall be payable, at the sole discretion of Expert Network, by delivery of, either: (a) cash or (b) a number of shares of common stock of China Expert having an agreed upon aggregate value equal to the commission.

Term: The term of the Consulting Agreement shall commence on the date of its signing and shall continue indefinitely, unless and until terminated on thirty (30) days prior written notice to the other party. Upon termination of the Consulting Agreement, save for the breach or rights accrued prior to termination, neither party shall have any rights or obligations with respect to the other, except with regard to the requirements imposed in Section 3, 5, 6, 7, 8, 12, 13 and 16 which survive termination thereof.

3. Supplemental Agreement with China e-Internet Technologies Limited

On January 2, 2006, Expert Network entered into a Supplementary Agreement with China e-Internet Technologies Limited (“CeIT”). The Supplementary Agreement is for the purpose of amending and supplementing a Consultant Agreement dated June 17, 2005 between Expert Network, China Expert and Zhao Wei who is the 100% shareholder of the Consulting Company.  The Supplemental Agreement provides for the sourcing and servicing of e-Government contracts by CeIT for Expert Network throughout the People's Republic of China which include the following significant terms and conditions of all commitments:-

Consultant Fee: CeIT will be entitled to receive consultant fee in an amount equals to 15% of the estimated gross profit of the Licheng District City Electronic Administration Construction Project at sole discretion of Expert Network. Expert Network shall have the final decision in determining the amount of such estimation.

Payment term: the payment of the said consultant fee shall be made by the payment of common shares of China Expert Technology Inc. (OTC symbol: CXTI). Both Parties agreed that Zhao Wei shall be the designated person to receive the common shares.

The computing method of the value of the common stock: the value of the common stock to be paid to Party B as consultant fee shall be valued at the 5 trading days’ VWAP (Volume Weighted Average Price) immediately prior to the signing date of the main contract between Expert Network and People's Government of Quanzhou city of Fujian Province.

Payment time: Expert Network and CeIT agree that the payment shall be made by Expert Network within one week after the main contract has been signed between Expert Network and the People’s Government of Quanzhou city of Fujian Province.

4. Consulting Agreement with Fujian Internet Consultants Limited

On March 2, 2006, Expert Network entered into a Consulting Agreement with Fujian Internet Consultants Limited (“FIC”).  The Agreement provides for the sourcing and servicing of e-Government contracts by FIC for Expert Network throughout the People's Republic of China which include the following significant terms and conditions of all commitments:-

Consultation fee: Expert Network shall pay FIC such consultant fee in an amount equals to 15% of the estimated gross profit of the e-government contract signed by Expert Network that is sourced by Party B.  Expert Network has the sole discretion in determining the estimated gross profit amount and FIC cannot object to such estimation.

Payment: Expert Network shall pay the consultant fee by way of common stock of China Expert Technology Inc. (OTCBB trade symbol: CXTI).  Both Expert Network and FIC agree that the common stock will be received by the person designated by FIC.

Calculation method of the common stock value: The value of the common stock to be paid to FIC as consultant fee shall be valued at the average of the daily market closing price of CXTI common stock traded in OTCBB from January 2, 2006 to March 2, 2006.

Time of payment: Payment shall be made within 10 days from the date Expert Network successfully signed a main contract of e-government project with the city government sourced by FIC and obtained the certificate for commencement of works issued by such city government.

Validity of Agreement: The validity of this agreement is one year from the date of execution of this Agreement.

Off-Balance Sheet Arrangements

As of September 30, 2006 the Company does not have any outstanding off-balance sheet arrangements, interest rate swap transactions or foreign currency forward contracts.

Effect Of Inflation

The Company believes its operations have not been and, in the foreseeable future, will not be materially adversely affected by inflation or changing prices.

Effect Of Fluctuation In Foreign Exchange Rates

The Company’s operating subsidiary is located in China.  The subsidiary purchases all products and renders services in China, and receives payment from customers in China using Chinese Renminbi (“RMB”) as the functional currency.  Since July 2005, the RMB is no longer pegged solely to the US dollar.  Instead, it is reported to be pegged against a basket of currencies, determined by the People’s Bank of China, against which it can rise or fall by as much as 0.3% each day.  Since then the RMB has appreciated in value from RMB8.2765 to one US dollar, to RMB7.9087 to one US dollar.  As a result of the appreciation of RMB as compared to US dollar, for the nine months ended September 30, 2006 we recognized a foreign currency translation gain of $852,767 that was reported as other comprehensive income.  For the year ended December 31, 2005 we recognized a foreign currency translation gain of $450,641 which was reported as other comprehensive income.  The Company has not entered into any hedging transactions in an effort to reduce its exposure to foreign exchange risk.

Any devaluation of the RMB against the US dollar will consequently have an adverse effect on our financial performance and asset values when measured in terms of US dollar.  In addition, the Company may have US dollar denominated borrowings such as the convertible debentures, therefore a devaluation of the RMB will increase the financial burden on the repayment of debts in future.

CRITICAL ACCOUNTING POLICIES AND ESTIMATES

This discussion and analysis of our financial condition and results of operations are based on our financial statements that have been prepared under accounting principles generally accepted in the United States of America.  We prepare our financial statements in conformity with accounting principles generally accepted in the United States of America.  Associated with this, we believe the following are our most critical accounting policies in that they are the most important to the portrayal of our financial condition and results and require our management’s most difficult, subjective or complex judgments.  Actual results could materially differ from those estimates.  We have disclosed all significant accounting policies in the notes to the financial statements included in this Form 10-Q.  The financial statements and the related notes thereto should be read in conjunction with the following discussion of our critical accounting policies.  Our critical accounting policies are:

Revenue recognition

The Company enters into long-term fixed-price contracts to provide system integration services, namely to design and develop customer specific information technology systems.  Revenue is recognized under the percentage-of-completion method in accordance with the American Institute of Certified Public Accountants Statement of Position 81-1 “Accounting for Performance of Construction-Type and Certain Production-Type Contracts”.

Under the percentage-of-completion method, management estimates the percentage-of -completion based upon costs incurred as a percentage of the total estimated costs to the customer.  When total cost estimates exceed revenues, we accrue for the estimated losses immediately.  The use of the percentage-of-completion method requires significant judgment relative to estimating total contract revenues and costs, including assumptions relative to the length of time to complete the project, the nature and complexity of the work to be performed, and anticipated changes in estimated costs.  Estimates of total contract revenues and costs are continuously monitored during the term of the contract, and recorded revenues and costs are subject to revision as the contract progresses. When revisions in estimated contract revenues and costs are determined, such adjustments are recorded in the period in which they are first identified.  For instances where the work performed on fixed price contracts is of relatively short duration, revenue is recognized when the work is completed.

There is a one-year warranty period provision in the contract by which the Company has to provide one-year free of charge maintenance to the customers after the completion of the contract.  5% of total contract sum is therefore withheld and will be settled by the customer upon the expiry of the warranty period.  The Company recognizes this associated portion of retention money as revenue upon completion of the projects as the Company considers the provision of maintenance costs under the warranty period can be reliably estimated.  Based on the past history of the maintenance costs incurred, the Company estimated the maintenance costs provision is insignificant.

Revenues for consultancy services, agency services, maintenances services and other services are recognized as work is performed and amounts are earned in accordance with the Securities and Exchange Commission Staff Accounting Bulletin (“SAB”) No. 101 “Revenue Recognition in Financial Statements” as amended by SAB No. 104 “Revenue Recognition”.  We consider amounts to be earned once evidence of an arrangement has been obtained, services are delivered, fees are fixed or determinable, and collectibility is reasonably assured. For contracts with fees based on time-and-materials or cost-plus, we recognize revenue over the period of performance.

Allowance for Doubtful Accounts

We regularly monitor and assess our risk of not collecting amounts owed to us by our customers.

This evaluation is based upon a variety of factors including: an analysis of amounts current and past due along with relevant history and facts particular to the customer.  Based upon the results of this analysis, we record an allowance for uncollectible accounts for this risk.  This analysis requires us to make significant estimates, and changes in facts and circumstances could result in material changes in the allowance for doubtful accounts.

Valuation of Derivatives

The Company accounts for non-hedging contracts that are indexed to, and potentially settled in, its own common stock in accordance with the provisions of Emerging Issues Task Force 00-19, “Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in, a Company’s Own Stock” (“EITF 00-19”).  These non-hedging contracts accounted for in accordance with EITF 00-19 include freestanding warrants to purchase the Company’s common stock as well as embedded conversion features that have been bifurcated from the host contract in accordance with the requirements of SFAS 133, “Accounting for Derivative Instruments and Hedging Activities” (“SFAS 133”).  Under certain circumstances that could require the Company to settle these equity items in cash or stock, and without regard to probability, EITF 00-19 could require the classification of all or part of the item as a liability and the adjustment of that reclassified amount to fair value at each reporting period, with such adjustments reflected in the line item of change in valuation of derivative as other income/(expenses) on the statements of income.

During the year 2005, the Company issued 7% secured convertible debentures in a face amount of US$6,000,000 which are due and payable in full in one year from their issuance.  As no floor price is set for the conversion price of such convertible debentures which vary with the fair value of the Company’s common stock, the Company could not be sure it had adequate authorized shares for the future conversion of convertible debentures.  Therefore, all embedded derivatives and freestanding warrants are recorded at fair value, marked-to-market at each reporting period, and are carried on a separate line of the accompanying balance sheet.

The classification of derivatives, including whether such instruments should be recorded as liability or as equity, is assessed at the end of each reporting period.

Impairment on Tangible Assets

We review our long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of the asset may not be recoverable.  In performing the review for recoverability, we estimate the future cash flows expected to result from the use of the asset and its eventual disposition.  If the sum of the expected future cash flows (undiscounted and without interest charges) is less than the carrying amount of the asset, an impairment loss is recognized.  Otherwise, an impairment loss is not recognized.  Measurement of an impairment loss for long-lived assets would be based on the fair value of the asset.

Recent Accounting Pronouncements

In February 2006, the FASB issued SFAS No. 155, Accounting for Certain Hybrid Financial Instruments, which amends SFAS No. 133 “Accounting for Derivative Instruments and Hedging Activities” and SFAS No. 140 “Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities”, and improves the financial reporting of certain hybrid financial instruments by requiring more consistent accounting that eliminates exemptions and provides a means to simplify the accounting for these instruments.  Specifically, SFAS No. 155 allows financial instruments that have embedded derivatives to be accounted for as a whole (eliminating the need to bifurcate the derivative from its host) if the holder elects to account for the whole instrument on a fair value basis.  SFAS No. 155 is effective for all financial instruments acquired or issued after the beginning of an entity’s first fiscal year that begins after September 15, 2006.  The Company is currently assessing the impact of SFAS No. 155 on its consolidated financial position and results of operations.

In June 2006, the FASB ratified the consensus reached by the EITF on Issue No. 06-3, How Taxes Collected from Customers and Remitted to Governmental Authorities Should Be Presented in the Income Statement (That Is, Gross versus Net Presentation) (“ EITF 06-3”). EITF 06-3 includes any tax assessed by a governmental authority that is directly imposed on a revenue-producing transaction between a seller and a customer and may include, but is not limited to, sales, use, value added, and some excise taxes. EITF 06-3 concludes that the presentation of taxes on either a gross (included in revenues and costs) or a net (excluded from revenues) basis is an accounting policy decision that should be disclosed. In addition, for any such taxes that are reported on a gross basis, a company should disclose the amounts of those taxes in interim and annual financial statements for each period for which an income statement is presented if those amounts are significant. The provisions of EITF 06-3 should be applied to financial reports for interim and annual reporting periods beginning after December 15, 2006, with earlier adoption permitted.  The adoption of EITF 06-3 does not have a material impact on the Company’s financial position, results of operations or cash flows.

In July 2006, the FASB issued Interpretation No. 48, Accounting for Uncertainty in Income Taxes (“FIN 48”). FIN 48 clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements in accordance with FASB Statement No. 109, Accounting for Income Taxes. FIN 48 prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. This Interpretation also provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure, and transition. This Interpretation is effective for fiscal years beginning after December 15, 2006, with earlier adoption permitted.  The adoption of FIN 48 does not have a material impact on the Company’s financial position, results of operations or cash flows.

In September 2006, the FASB issued Statement of Financial Accounting Standards (“SFAS”) No. 157, Fair Value Measurements. SFAS No. 157 establishes a common definition for fair value to be applied to US GAAP guidance requiring use of fair value, establishes a framework for measuring fair value, and expands disclosure about such fair value measurements. SFAS No. 157 is effective for fiscal years beginning after November 15, 2007. The Company is currently assessing the impact of SFAS No. 157 on its consolidated financial position and results of operations.

In September 2006, the SEC issued Staff Accounting Bulletin (“SAB”) No. 108, Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in Current Year Financial Statements. SAB 108 is effective for fiscal years ending on or after November 15, 2006 and addresses how financial statement errors should be considered from a materiality perspective and corrected. The literature provides interpretive guidance on how the effects of the carryover or reversal of prior year misstatements should be considered in quantifying a current year misstatement. Historically there have been two common approaches used to quantify such errors: (i) the “rollover” approach, which quantifies the error as the amount by which the current year income statement is misstated, and (ii) the “iron curtain” approach, which quantifies the error as the cumulative amount by which the current year balance sheet is misstated. The SEC Staff believes that companies should quantify errors using both approaches and evaluate whether either of these approaches results in quantifying a misstatement that, when all relevant quantitative and qualitative factors are considered, is material. The Company is currently evaluating the impact, if any, of adopting the provisions of SAB 108 on its consolidated financial position and results of operations.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURES

On July 12, 2005, the Company filed a Current Report on Form 8-K to report the change in our certifying accountant.  This appointment replaced PKF Certified Public Accountants (“PKF”) as the independent auditor engaged to audit our financial statements.  PKF resigned as our principal independent accountant on July 8, 2005.  The Board of directors authorized the engagement of BDO McCabe Lo Limited as the new independent auditor to audit our financial statements.  During the two most recent fiscal years and any subsequent interim period up to the date of resignation of PKF on July 8, 2005, there were no disagreement between the Company and PKF, on any matter of accounting principles or practices, financial statement disclosures, or auditing scope or procedures, which, if not resolved to the former accountant’s satisfaction, caused it to make reference to the subject matter of the disagreement(s) in connection with its report.

QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

Foreign exchange risk

The Company’s operating subsidiary is located in China.  The subsidiary purchases all products and renders services in China, and receives payment from customers in China using Chinese Renminbi (“RMB”) as the functional currency.  Since July 2005, the RMB is no longer pegged solely to the US dollar.  Instead, it is reported to be pegged against a basket of currencies, determined by the People’s Bank of China, against which it can rise or fall by as much as 0.3% each day.  Since then the RMB has appreciated in value from RMB8.2765 to one US dollar, to RMB7.9087 to one US dollar.  As a result of the appreciation of RMB as compared to US dollar, for the nine months ended September 30, 2006 we recognized a foreign currency translation gain of $852,767 that was reported as other comprehensive income.  For the year ended December 31, 2005 we recognized a foreign currency translation gain of $450,641 which was reported as other comprehensive income.  The Company has not entered into any hedging transactions in an effort to reduce its exposure to foreign exchange risk.

Any devaluation of the RMB against the US dollar will consequently have an adverse effect on our financial performance and asset values when measured in terms of US dollar.  In addition, the Company may have US dollar denominated borrowings such as the convertible debentures, therefore a devaluation of the RMB will increase the financial burden on the repayment of debts in future.

Interest rate risk

At present, the Company’s only borrowing is the convertible debentures with a fixed interest rate of 7% per annum.  The Company believes the exposure to interest rate risk and other relevant market risks is not material.

Inflation

In recent years, China has not experienced significant inflation, and thus inflation will not have a material impact on our results of operations.  According to the National Bureau of Statistics of China, the change in Consumer Price Index in China was 1.2%, 3.9% and 1.8% in 2003, 2004 and 2005, respectively.

DESCRIPTION OF BUSINESS

Historical Corporate Development

China Expert Technology, Inc. (hereinafter also referred to as the “Company”) is a publicly traded company whose shares trade on the OTC Bulletin Board under the trading symbol “CXTI”.  China Expert Network Co. Ltd., the Company’s subsidiary, owns 100% of the issued and outstanding shares of Expert Network (Shenzhen) Co. Ltd. China Expert Network Co. Ltd. also owns 100% of the issued and outstanding shares of Hong Zhong Holdings Ltd.

The Company was first incorporated in the State of Nevada on June 18, 1990 as QQQ- Huntor Associates, Inc.  On July 21, 1995, the Company changed its domicile to the State of Texas and merged into Unimex Transnational Consultants, Inc, a Texas corporation.  On April 26, 1996, the Company reorganized and acquired all the issued and outstanding stock of Dakota Mining & Exploration Ltd. (“Dakota”) for 10,000,000 shares of the Company’s common stock, and changed the name of the Company to Canadian Northern Lites, Inc. As a result of the transaction in which the Company acquired all the outstanding shares of Dakota, Dakota became a legal subsidiary of the Company.

In August, 1999, the Company voluntarily filed a registration statement on Form 10-SB, in order to make information concerning itself more readily available to the public by becoming subject to the reporting requirements under the Securities Exchange Act of 1934.  As a result of filing its registration statement, the Company is obligated to file with the Commission certain interim and periodic reports with the Securities and Exchange Commission, including an annual report containing audited financial statements.

On July 10, 2000 the Company merged with a Nevada corporation, Leopard Capital Inc., and became a Nevada corporation with the new name of Leopard Capital Inc.

On December 1, 2000, the Company spun-off Dakota, its wholly owned legal subsidiary, by distributing the shares of Dakota on a pro-rata basis to the shareholders of the Company. This reorganization was undertaken to address the concern over the Company’s ability to survive as a mining company because of declining commodity prices, disappearance of investment capital for undercapitalized exploration companies, and potential environmental liabilities.  As a result of this spin-off, the Company no longer has a subsidiary or any other assets as of December 31, 2003.

On January 4, 2001, 1,600,000 non-voting common shares of the Company were converted to voting common shares making the Company a subsidiary of Hudson Capital Corporation.

On February 9, 2004, the Company completed a share exchange with the stockholders of China Expert Network Company Limited, (“CEN”), a Hong Kong limited liability company.  In the exchange, the Company acquired 30,000,000 shares of CEN common stock from the shareholders of CEN, representing all of the issued and outstanding stock of CEN in exchange for the issuance of 19,935,000 shares of its common stock.  In conjunction with the exchange, the Company also issued a total of 1,400,000 additional shares to various persons as compensation for consulting services for the reverse takeover.  The Company was no longer a subsidiary of Hudson Capital Corporation after the share exchange.  CEN was formed in Hong Kong in October 1998 under the name of Uniroyal Holdings Limited. Its name was changed to China Expert Network Company Limited in May 2000. During

the years 2003 and 2004 before the share exchange with Leopard, CEN was involved in the business of providing e-government infrastructure construction and consulting services to the city government of Jinjiang as well as providing technological achievement appraisal services for IT companies in China. There has been no bankruptcy, receivership or similar proceedings against CEN.

Except for the share exchange with Leopard, there was no material classification, merger, consolidation or purchase or purchase or sale of a significant amount of assets not in the ordinary course of business of CEN during the last three years.

On April 12, 2004, following completion of the share exchange transaction, the Company changed its name to China Expert Technology, Inc.

CEN is now a wholly owned subsidiary of the Company, and the shares of CEN common stock represent the Company’s most significant asset. The Company expects to continue, and expand, the existing business operations of CEN as our wholly owned subsidiary. The Company, through CEN and CEN’s wholly owned subsidiary, Expert Network (Shenzhen) Co. Ltd. (“ENS”), provides large-scale e-government infrastructure construction and consulting services for community and municipal governments in the People’s Republic of China (PRC).

On December 28, 2004, the Company entered into an agreement with one of the Consultants for the termination of the Consulting Agreement and the surrender of 550,000 shares of the Company’s common stock previously granted to that Consultant and such shares were cancelled in December 2004.

On August 9, 2005, the Company entered into an agreement for cancellation of shares with a registered and beneficial owner of shares (the “Beneficial Owner”) because a disagreement had risen between the Company and the Beneficial Owner regarding certain matters related to the closing of the share exchange agreement under the terms of the Agreement For Share Exchange. The surrender of 1,877,863 shares of the Company granted to him was cancelled. The parties involved in this cancellation of shares were First Asia Private Equity Investment Limited (“First Asia”) and China Expert Network Company Limited (“CEN”), the fully owned subsidiary of the Company. The surrender and cancellation of shares occurred because the Company had requested and First Asia had agreed to the surrender and cancellation of a portion of its shares as the Company believed that First Asia had failed to perform part of the services it had agreed to provide to CEN.  The number of shares to be surrendered and cancelled was mutually agreed on between the parties. Upon the surrender of the 1,877,863 shares of the Company’s common stock, the disagreement has been resolved and there has been no claim against the Company.

On October 31, 2005, the Company completed the closing under a Securities Purchase Agreement (the “Agreement”) dated October 21, 2005 that it entered with the Purchasers of $6,000,000 in face amount of the Company’s 7% Secured Convertible Debenture (the “Debentures”). The Debentures are due and payable in full one year from the date of issuance, and require quarterly payment of interest payable in cash or stock (subject to certain conditions at the option of the Company). At any time from the date of issuance until the maturity date of the Debentures, Purchasers have the right to convert the full face amount of the Debentures to common stock of the Company at a price equal to 75% of the average of the volume weighted average prices of the Company’s common stock for the 5 consecutive trading days immediately prior to the date of conversion. In no event will the conversion price be greater than $1.80 per share.

In connection with the Agreement, the Company issued 3 types of warrants to the Purchasers (collectively “the Warrants”):

Short Term Warrants to purchase up to 3,921,569 shares of the Company’s common stock at a price of $1.53 per share. The Short Term Warrants are exercisable for a period of equal to the earlier of 18 months from the effective date of the registration statement or five years from their issuance date.

Long Term Warrants to purchase up to 1,960,784 shares of our common stock at a price of $3.06 per share. The Long Term Warrants are exercisable for a period of five years following their issuance.

The Platinum Warrants.  In addition, on October 31, 2005, the Company issued to Platinum Partners Advisors, LLC, one of the Purchasers, the right to purchase up to 392,156 shares of common stock at a price of $1.53 per share and the rights to purchase up to 196,078 shares at a price of $3.06 per share. The warrant for the right to purchase up to 392,156 shares is exercisable for a period equal to the earlier of 18 months from the effective date of the registration statement or five years from the date of issuance. The warrant for the right to purchase up to 196,078 shares is exercisable for a period of five years following the date of issuance. The Platinum Warrants are issued to Platinum Partners Advisors, LLC for legal and due diligence expenses as the lead investor as set forth in the Agreement.

On November 7, 2005, the Company issued a total of 2,309,269 shares of its common stock to the holders of the Company’s Secured Convertible Debentures following exercise of their election to convert a total of $1,601,561 in principal amount of Debentures to shares of common stock.

On December 29, 2005, the Company voluntarily filed a registration statement on Form SB-2 registering the sale of up to 16,000,000 shares of the Company’s common stock underlying the Debentures and Warrants that the Purchasers may convert and sell.

On June 16, 2006, the Company filed a registration statement on Form S-1 to substitute the already filed Form SB-2 for registering the sale of up to 16,000,000 shares of the Company’s common stock underlying the Debentures and Warrants that the Purchasers may convert and sell.

On October 31, 2006, the Company entered into an Amendment and Waiver Agreement with the holders of its outstanding secured convertible debentures.  Under the terms of the Amendment and Waiver Agreement, the Company agreed to give the holders the right to extend the due date of debentures for a period of six months from October 31, 2006 to April 30, 2007, and agreed to issue a total of  613,815 shares in settlement of liquidated damages due as a result of the failure to have the registration statement declared effective within 200 days of the closing under the Securities Purchase Agreement.  Under the terms of the Amendment and Waiver Agreement, the holders agreed to amend the outstanding debentures to provide for a fixed conversion price of $1.80 per share, agreed to waive any other currently existing potential defaults relating to the Company’s failure to have its registration statement declared effective within 200 days of the closing date under the Securities Purchase Agreement, and agreed to waive interest due and payable during the extension period of the debentures.  Following execution of the Amendment and Waiver Agreement, each of the holders of the debentures exercised their right to extend the due date of the outstanding debentures to April 30, 2007.

Subsequent to October 31,2006, which was the date of execution of the Amendment and Waiver Agreement, the Company has issued a total of 704,705 shares upon partial conversion of debentures, including (i) 290,817 shares of common stock to issued to Platinum Partners Long Term Growth I, LLC upon conversion of $523,471 in principal amount of the outstanding 7% Secured Convertible Debentures.  (ii) 233,333 shares of common stock issued to Ellis International Ltd. Inc., upon conversion of $420,000 in principal amount of the outstanding 7% Secured Convertible Debentures and (iii) 180,555 shares of common stock issued to Alpha Capital AG upon conversion of $325,000 in principal amount of the outstanding 7% Secured Convertible Debenture

The Company’s principal office is located at Room 2703-04, Great Eagle Centre, 23 Harbour Road, Wanchai, Hong Kong. The telephone number is 852-2802-1555. As of December 31, 2005, the website of the Company is http://tech.chinaexpertnet.com.

The Company’s authorized capital includes 200,000,000 shares of common stock with $0.001 par value. As of December 21 , 2006, there were 30,458,715 shares of common stock outstanding.

Business Overview

(1)

Large-Scale E-Government Construction And Maintenance

The Company is engaging in the provision of information technology (IT) network and infrastructure consulting services to government and corporations that are involved with creating electronic governments, also known as e-governments.  It also provides large-scale network infrastructure construction with solutions for enterprise information platform construction, public LAN construction, software development, website planning and development, workflow management and computer hosting services.  The Company is the first private enterprise with the authority to provide technological achievement appraisal services for IT companies in China.  The Company received notice and approval to provide its services from the Department of Science and Technology of Shenzhen City. There are various versions for E-government, such as electronic government, network government, and information administration of government. However, the E-government does not simply refer to “government on line project” or some website systems based on web pages.  The term of E-government is a process in which the government is able to take advantage of modern information and communication technologies to integrate its management and service on the Internet, optimize and reform the government structures and working processes, and provide good and standard international administration and service to the society.

Enterprise information platform is the portal or gateway of an enterprise’s information communicating system with both internal and external parties. With this platform, all the employees, clients, working partners of the enterprise can assess to and exchange the enterprise’s information by means of a unified system.

E-government consulting services are the services that the Company can provide to the target city government before signing the e-government main contract. The services include a site visit to the target city government, performing an examination and analysis on the existing information technology infrastructure and resources and the potential risks it would face if the e-government project is constructed by combining the Company’s e-government system technology with the data gathered and the result of analysis, a report about the feasibility of constructing e-government system in the target city together with a full plan of the whole e-government construction project is developed.

The Company conducts its principal business operation through its subsidiary ENS which is based in Shenzhen and Fujian, the PRC.  Since its establishment in 1999, ENS has obtained twelve contracts with five city governments in the Fujian province of the PRC for the provision of large-scale e-government infrastructure construction, consulting, training and maintenance services and one city government in the Zhejiang province for the provision of service of design and planning of an e-government system.  Particulars of the contracts are as follows:

Name of City Government	Projects	Commencement Date	Completion Date	Contract Sum US$ (Approximate)
Jinjiang	Jinjiang (1st Phase)	Apr-03	Jan-05	26 million
	Jinjiang (2nd Phase)	May-05	Feb -06	10 million
	Jinjiang (3rd Phase)	May-05	Aug-06	13 million
Dehua	Dehua (1st Phase)	Apr-04	Aug-06	18 million
	Dehua (2nd Phase)	Jan-05	Nov-05	12 million
Nan’an	Nan’an (1st Phase)	Aug-05	Mar-07	14.5 million
	Nan’an (2nd Phase)	Aug-06	Jul-07	19 million
Huian	Huian	Jan-06	Jul-08	17 million
Jinjiang	Maintenance	Feb-06	Jan-09	3.9 million
Jinjiang	E-government Training	Feb-06	2 years	1.8 million
Quanzhou	Licheng	Nov-06	3 years	35 million
Jinjiang	Unified Command System	Dec-05	Mar-06	0.68 million
Dehua	Unified Command System	Mar-06	Jul-06	0.66 million
Jinjiang	Society Medical Insurance Information System	Jan-06	Nov-06	5.7 million
Dehua	Dehua (3rd Phase)	Jan -06	Jun-07	10 million
	Dehua (4th Phase)	Mar-06	Dec-06	12 million
Shishi	Shishi	Oct-06	Sept-09	41 million
Ningbo	Design and Planning	Apr-06	Oct-06	0.3 million

*

The Completion Date refers to completion of the construction of the e-government system. One year warranty to the e-government system is included in each contract.

Pursuant to these contracts, ENS provides website planning and development, workflow management, computer host services, public LAN construction, software development, hardware platform and installation, security system construction and 1 year maintenance to the customers.  The e-government construction for Jinjiang City Government has been completed in January 2005 and the maintenance period has been completed in January 2006. The contract sum of the e-government projects is fixed and there is no renegotiation of profits or subcontracts at the election of the cities governments. Although the cities governments can elect to terminate the main contract, there are cancellation clauses in the contracts to restrict the cancellation of signed contracts unilaterally without reasonable explanation or written notice to the other party. There is compensation for economic loss caused by the unilateral cancellation of the contracts by any of the parties, for example, in Jinjiang 2nd Phase and Dehua 3rd Phase, there is penalties equals to 30% of the contract amount for unilateral cancellation of the contract.

In January 2005, the Company was awarded a 3-year maintenance contract for the e-government system of Jinjiang City Government worth approximately $3.9 million for the period of February 1, 2006 to January 31, 2009.

In December 2005, the Company was awarded a $5.7 million contract for Jinjiang city to construct its Society Medical Insurance Information System. This project was commenced in January 2006 and is targeted to complete in November 2006.

In January 2006, the Company was awarded a $35 million contract to implement an e-government system for Licheng city government in the Fujian province, China. This project will be commenced in November 2006 and will last for 3 years. Another contract worth $10 million was also awarded to the Company in January 2006 to construct the Dehua (3rd Phase) e-government system for Dehua city government in Fujian province, China. This Project was commenced in January 2006 and is targeted to complete in June 2007. The Company will develop and implement certain e-government administration software and programs for over 70 government departments and administrative units within the city.

In February 2006, the Company was awarded two e-government contracts respectively worth $679,000 and $664,000 for Jinjiang City and Dehua City Fujian to construct their First Phase Unified Command System. The Unified Command System is aimed to link up the Police Department, Fire Department and Road Traffic Department respectively for these two cities. Under the contracts, the Company will be responsible to provide system planning, hardware platform setting, software development and system installation. The Jinjiang project has been commenced in December 2005 and will be completed in March 2006. The Dehua project was commenced in March 2006 and the Company anticipates it will be completed in July 2006.

In March 2006, the Company was awarded a $12 million contract to construct the Dehua (4th Phase) e-government system for Dehua city government in Fujian Province. This Project was commenced in March 2006 and is targeted to complete in December 2006. Upon completion of this Project, an e-Commerce system will be set up for the city. Another contract worth $41 million was awarded to the Company to construct the e-government system for the Shishi City government in Fujian Province, China. This Project is expected to be commenced in October 2006 and completed in September 2009.

In April 2006, the Company was awarded a $0.3 million contract for the provision of designing and planning of an e-government system for the Ning Bo City Yinzhou District Government in the Zhejiang Province, China. The project was commenced in April 2006 and will be completed by October 2006.

Except for the completion dates of Jinjiang (1st Phase), Dehua (2nd Phase) and Jinjiang Unified Command System projects which have passed, the completion dates of the other projects are still to come.  However, the three projects referenced above have been completed within the contemplated completion date. No penalties have ever been imposed on the Company due to completion date passed. ..

For Jinjiang (2nd Phase) and the Dehua (3rd Phase) e-government projects, if the projects’ completion date is missed, there will be a penalty equal to a daily surcharge of 0.01% of the total amount of the contract charged against the Company. The cumulative amount of the daily surcharge should not exceed 0.5% of the total amount of the contract. If the delay exceeds 30 days from the agreed completion date, then the respective city government has the right to terminate the contract. Within 10 days from the date the Company receives the termination notice from the city government, the Company has to refund all of the money that it received from the city government, and pay 30% of the total amount of the contract as default penalty. For Jinjiang (3rd Phase), Dehua (4th Phase) e-government projects and Jinjiang Society Medical Insurance Information System project, the daily surcharge is 0.5% of the total amount of the contract and the cumulative amount should not exceed 1% of the total amount of the contract.

For Dehua (1st and 2nd Phases), Hui-an, Nan’an (1st and 2nd Phase), Licheng and Shishi e-government projects, if the projects’ completion date is missed, there will be a penalty of daily surcharge equal to 0.5% of the total amount of the respective contracts being charged against the Company and the cumulative amount of the surcharge should not exceed 20% of the total amount of the respective contracts. If the delay exceeds 150 days from the agreed completion date, then the Company is deemed to have failed to fulfill the respective contracts and should return all the money received from the city Government and pay penalties equal to 20% of the total amount of the respective contracts.

For Jinjiang and Dehua Unified Command System projects, the penalty for missing the completion date is a daily surcharge of 0.5% of the total amount of the contract with the cumulative amount not exceeding 5% of the total amount of the contract.

For Jinjiang E-government Training project, there is a penalty for missing the completion date with the exact amount of such penalty will be subject to further negotiation . There is no penalty for missing the completion date in the Jinjiang E-government Maintenance and Ningbo Design and Planning projects.

The Fujian Provincial Government has selected the e-government system of the Jinjiang City Government as a model e-government system for 82 cities in the Fujian province.

Warranty.  The one year warranty is part of the services that the Company has to provide under the terms of the main contracts of Jinjiang (2nd and 3rd Phases), Dehua (1st to 4th Phases), Huian, Nan’an, Licheng, Shishi e-government projects; Jinjiang and Dehua Unified Command System projects and Jinjiang Society Medical Insurance Information System project (collectively referred to as the” Main Contracts”);. Pursuant to the terms of the Main Contracts, the Company must provide free warranty services for one year commencing from the date the respective projects are delivered to the respective city governments after passing of the construction completion acceptance checks of the projects.  There is no one year warranty under the terms of the main contracts of the Jinjiang E-government Training and Maintenance projects nor under the main contract of the Ningbo Design and Planning project.

Except for the completion dates of Jinjiang (1st Phase) and Dehua (2nd Phase) projects which have passed, the completion dates of the other projects are still to come.  However, the two projects referenced above have been completed within the contemplated completion date.

During the warranty period, the Company must send its staff to the locations for repair within 24 hours after receiving notice of repair from the management companies appointed by the city governments and if the problem cannot be fixed with 48 hours, the Company should unconditionally provide back-up systems.  If the Company does not comply, the m anagement c ompanies could perform the repairs by their own staff and charge all the expenses and losses against the Company. The losses that the city governments can charge against the Company are the costs that they would incur when repairing the systems that have problems, for example: manpower, spare part, replacement costs, etc., not losses of business or reputation. The Company has the ability to pay for such costs if payment is necessary. During the initial 30 days of usage of the system, the Company must also sent qualified and experienced technicians to stay on-site to handle any emergency issues that may arise. After the free one year warranty period, the parties can negotiate for renewal of the maintenance services under new terms and conditions.

The costs of providing the free warranty services are the wages of the personnel of the maintenance group. The number of people ranges from 5 to 8 persons and their monthly salary is approximately RMB5,000.00 (US$600.00) each.

The Company’s customers are mainly the various city or county governments in China.  Currently, the customers of the Company are the city governments in Jinjiang, Dehua, Huian, Nan’an , Lichen, Shishi City and Ningbo. For the year ended December 31, 2005, the Company’s sales to Jinjiang city government and Dehua city government, who are the company’s customers with no relationship to the Company or its subsidiaries, exceeded 10% of the company’s annual revenue amount. The loss of any of them may have material adverse effect on the Company’s business.

(2)

Information And Electronic Administration Training To Chinese Officials

In February 2005, the Company was awarded a contract worth approximately $1.8 million for the provision of information and electronic administration training and program and materials to 3,500 officials of Jinjiang City Government. The training was commenced in February 2006 and will last for a period of about 2 years.

Employees

As of December 21 , 2006, we had a total of 57 employees, including 26 permanent staff and 31 contract staff, all of which are full time.

Competition

There is competition from other public and private companies to capture the e-government market in China.  Some of the companies with which the Company competes have wider operations and more financial strength than the Company.  These competitors provide construction and consulting services relating to e-government systems for government departments in China while the Company provides services for e-government systems of municipality governments which is a new model for e-government implementation in China.  We believe our ability to compete in this industry is based on several factors, including the following:

(a)

The successful completion of the e-government project for Jinjiang City Government, which has been selected by the Fujian Provincial Government as model e-government system for 82 cities in Fujian province.

(b)

Success in providing information and electronic administration training for Jinjiang City officials, which has been selected by the Ministry of the Information Industry as 1 of the 4 model locations for the whole nation.

(c)

The award as the first non-government corporation with the authority to provide technological achievement appraisal services for IT companies seeking government funding in China.

(d)

400 experts from the Chinese Academy of Sciences and the Chinese Academy of Engineering being the consultants of the Company who are available to provide consulting services to the Company and the Company’s clients. These 400 experts agreed to provide services to China Expert Network Company Limited (“CEN”) on a voluntary basis at the time prior to the share exchange with Leopard. CEN is now a fully owned subsidiary of the Company. During that time, these experts were called upon to provide consultancy services in area of their expertise. They were compensated on a project basis if they were called upon. In order to show their willingness to participate in the consultancy services, they had all signed a registration form with CEN which contained their personal information and agreement that they would participate in the network or consultancy service. Information in these registration forms was recorded in an database of CEN, which became a valuable asset of CEN and later the Company. However, information regarding these experts is confidential and therefore should not be disclosed without their consent ..

Intellectual Property

We believe that our business is dependent in part on our ability to establish and maintain protection for our proprietary technologies, products and processes, and the preservation of our trade secrets.

In constructing the e-government systems for our customers, we designed several platforms and software programs and retains the copyrights thereof.  These copyrights, if any, exist under Chinese law. We currently have not applied for and do not hold any patents or copyright registrations relating to any of our products and services but are evaluating the economic value against the costs of registering these rights as new platforms and software programs would be designed for each new e-government project without reusing the already existing platforms and software programs. The Company believes that it has the intellectual property rights that exist in the platforms and software programs that it specifically designed or developed for the city governments. The right to use these platforms and software programs are granted to the customers but not the ownership to the platforms and software programs. As each platform and software program is specifically designed for a particular city government and is not applicable to another entity, there does not exist any explicit agreement with respect to this.

We have registered one trademark in the PRC and Hong Kong for our company logo. The registered trademark is significant to us because we believe it will provide us with name and market recognition for our products and services and distinguish the same from our competitors’ products.

Government Approval for Company’s Products or Services

Our market is presently in China. Generally speaking, there is no legislation or regulation which requires the Company to obtain government approval for the provision of the consultation and construction services relating to e-government system in China.

Our customers are presently city governments in China.  When we submit tender for an e-government contract, we  submit a feasibility report for that particular city government for assessments and approval.

In China, the procurement for government’s material and projects, including e-government projects, is done by various types of bidding.

The first type is open bidding. The Chinese Government instructs a bidding agent to post the relevant open bidding notice on a specific procurement web-site (www.ccgp.gov.cn). Every interested bidder has to fill out a bidding form which includes the proposal of the bidder on the procurement web-site and paying an application fee. The bidding agent gathers the information obtained from the procurement web-site and delivers it to the relevant government department for further investigation and evaluation of the bidder’s qualification. The decision is made according to the qualification of the bidder, the contents of their proposals, as well as costs involved.

The second type of bidding is invited bidding. For certain kinds of projects, including the Company’s Jinjiang e-government projects, the Chinese government first conducts an investigation and evaluation on targeted service providers of the intended services. Then, via the bidding agent, the government invites the service providers that it believes to be qualified to tender their proposals and bidding applications.  Just as open bidding, the decision of the government is made on the qualification of the bidders, the contents of their proposals and costs involved. In the Company’s case, a feasibility report would also be submitted to the city government.

The feasibility report is a report that the Company prepares as part of the consulting services that it provides to the target city government. In the feasibility report, in order to analyze whether the target city government is suitable to construct the e-government system, the Company performs a site visit to the target city government to examine and analyze the information technology infrastructure, resources and potential risk that it would face if the e-government project is constructed.  The Company gathers data, performs an analysis and advises the target city if the e-government is suitable to be constructed, and if so, a full planning of the whole e-government construction project would be included.  In some cases, the Company advises on how a target city can overcome a hindrance to e-government.

Research And Development

We did not carry out any research and development activities in 2005, and do not have any specific plans for research and development in 2006.  Each and every e-government system that the Company constructs with the respective city government is tailored to the specific needs and requirements of that specific city government. As such, any new intellectual property rights would be developed under a new e-government contract, and the costs of such development would be booked as the project costs and included in the cost of revenue in relation to the new contract. Therefore, the Company is able to develop a new system for a specific e-government project without spending on research and development.

Consulting

On February 13, 2004, the Company issued a total of 200,000 shares to Terry Cook as compensation for consulting services pursuant to a consulting agreement with Hudson Capital Corporation.   The consulting services to be provided pursuant to the terms of the consulting agreement included:  (i) advising and assisting in developing and implementing a market development strategy for the technology infrastructure market; (ii) advising and assisting in developing and implementing strategies designed to provide for adequate profit margins and proper management of risks related to forward pricing commitments on large infrastructure contracts; and (iii) advising in the area of long term development to competitively position the Company.

On February 23, 2004, the Company issued a total of 1,800,000 shares to the following five consultants as compensation for consulting services pursuant to consulting agreements:

(a) A total of 240,000 shares were issued to Mr. Huan Zhuan, Wu, as compensation for consulting services related to assistance with compliance with SEC reporting requirements and evaluation of potential merger and acquisition candidates.

(b) A total of 70,000 shares were issued to Mr. Tsz King, Chan, as compensation for consulting services related to assistance with complying with SEC reporting requirements and evaluation and implementation of a financial and internal control system.

(c) A total of 540,000 shares were issued to Mr. Wai Hon, Chiu, as compensation for consulting services related to assistance with adopting an IT process improvement program and evaluation of the existing workflow system and performance of feasibility studies on the IT process improvement plans.

(d) A total of 400,000 shares were issued to Mr. Mark Anthony as compensation for consulting services provided by Ambassador Capital Corporation related to corporate finance matters and evaluation and performance of feasibility studies on the US IT market.

(e) A total of 550,000 shares were issued to Mr. Hing Bin, Lau, as compensation for consulting services related to assistance in technology support, performance of feasibility studies on IT security and protection, and development and evaluation of an internet security system and firewall protection system.

On February 26, 2004, Expert Network (Shenzhen) Company Limited (“ENS”), a subsidiary of the Company entered into a Strategic Services Agreement (the “Agreement”) with Macro Business Limited (the “Consultant”). Pursuant to the terms of the Agreement, in consideration of consulting services rendered to ENS by the Consultant, the Company agreed to issue 1,101,205 shares of its common stock. The Agreement provided for the sourcing of e-government contracts by the Consultant to ENS in the event that that ENS engages the Consultant for the purpose of marketing and corporate communication throughout the People’s Republic of China. Upon the successful execution of a contract sourced by the Consultant to ENS, ENS shall pay a commission to the Consultant payable in cash or in shares of the Company’s common stock, at the discretion of ENS. The Agreement shall continue indefinitely and is subject to termination by either party upon 30 days prior written notice to the other party.

The commission to the Consultant, paid either in cash or shares of common stock of the Company, will equal fifteen percent (15%) of Gross Income (the “Commission”) of each e-government contract payable to the Consultant at least six months after each e-government contract is signed but not later than eight months after such contract is signed.

On June 17, 2005, ENS entered into a Consulting Agreement (“the Consulting Agreement”) with Zhao Wei (“Zhao”) of China e-internet Technologies Limited. Pursuant to the terms of the Consulting Agreement, in consideration of consulting services rendered to the Company by Zhao, The Company agreed to issue 1,056,911 shares of its common stock to Zhao as a commission for the sourcing of the Huian County  e-Government contracts by Zhao for the ENS .. Upon the successful execution of a contract sourced by the Zhao to ENS, ENS shall pay a commission to Zhao payable in cash or in shares of the Company’s common stock, at the discretion of ENS. The Agreement shall continue indefinitely and is subject to termination by either party upon 30 days prior written notice to the other party.

The commission to Zhao, paid either in cash or shares of common stock of the Company, will equal ten percent (10%) of Gross Profit (the “Commission”) of each e-government contract payable to Zhao within thirty (30) days after the execution date of such e-government contract.

On January 2, 2006, ENS entered into a Supplementary Agreement (the “Supplementary Agreement”) with China e-Internet Technologies Limited (“e-Internet”). The Supplementary Agreement is executed for the purpose of amending and supplementing the Consultant Agreement. Pursuant to the terms of the Supplementary Agreement,, the Company agreed to issue 1,179,150 shares of its common stock to e-Internet  as a commission in consideration of the sourcing by e-Internet of the Licheng District City e-government contract and the performance by e-Internet of all preliminary work related to such e-government project, including Electronic Administration planning, design and other related works.

The commission to e-Internet, or the designated person of e-Internet to receive such commission,, was in the amount equal to 15% of the estimated gross profit of the Licheng District City e-government contract payable to e-Internet in shares of the Company’s common stock within one week after the main contract of the Licheng District City e-government project was signed.

On March 2, 2006, the ENS entered into a consulting agreement with FuJian Intern et Consultants Limited (the “FuJian Intern et Agreement”). Pursuant to the FuJian International Agreement, FuJian Intern et Consultants Limited (“FuJian Intern et ”) was engaged to provide consulting services related to the sourcing of e-government contracts in the Fujian province of China. The term of the FuJian Intern et Agreement is for a period of one year.

Under the FuJian Intern et Agreement, the Company agreed to paid a commission equal to fifteen percent (15%) of the estimated gross profit to be earned by ENS on any e-government contracts sourced by FuJian Intern et .. The estimated gross profit is to be determined by the ENS in its sole discretion. No commission will be payable to FuJian Inter net for future phrase of the original contract or any future contracts executed by ENS with the same city government. Such commission is payable to FuJian Intern et in shares of the Company’s common stock and  is due and payable within ten (10) days after a certificate for commencement of work is granted to ENS by the relevant city government for purposes of commencing work under the executed e-government contract.

Other than in respect to the respective consultant agreements, there are no material relationships between the Company and any of the consultants contained in this registration statement and in the Company’s other filings with the Securities and Exchange Commission.

All the shares issued to consultants  were issued pursuant to registration statements on Form S-8. The amount of commission is usually pre-determined to be equal to 10% to 15% of the Gross Profit of the contracts that the consultants bring in. Then the number of shares to be issued would be equal to the amount of commission to be paid divided by the average closing price for the Company’s stock on the 5 business days or 5 days’ VWAP (Volume Weighted Average Price) immediately before the execution date of the e-government contracts. For the latest consultant agreement with Fujian Internet Consultants Limited, the value of shares to be paid to the Consultant is valued at the average closing price of the Company’s common stock from January 2, 2006 to March 2, 2006

The Company has no further or contingent obligations under any executed consultant agreements. It has the discretion and final decision in determining whether to accept any e-government contracts sourced by the independent consultants.

In the future, the Company will continue to use the service of independent consultant to explore the potential of e-government contracts in new cities. However, subject to the availability of cash, the Company will pay commission to consultants more in cash. None of the independent consultants, including the sales consultant, who have been retained by the Company are the employees of the Chinese government, including a local province / municipality of such government.

Promotion of Business

There are a few ways that the Company can develop new businesses in new cities as well as existing cities that it has already signed contract with. Firstly, the management team invited new member from different background to broaden its experience. For example, Mr. Huang Tao who has more than 20 years of experience in the banking and finance industry is appointed as director and is currently our Chairman. The costs would be the remuneration paid to the management team member.

Secondly, The Company would use independent consultants who are not employees of the Chinese Government but have tides and knowledge of the local cities where they have citizenship to explore opportunities in new cities. The costs of using these independent would be the amount of commission, usually payable in shares of the Company’s common stock or cash, paid to these consultant. In future, the Company would explore more on the possibility of paying commission by cash.

In addition, the quality of services provided to the existing cities’ e-government would also win reputation in the e-government market. As such, full understanding of the cities governments’ needs and resources during the planning and design process, frequent communication with the government officials before, during and even after a project has completed is essential for maintaining good quality of the Company’s works.

Other

All the business operations of the Company, since the reverse merger on February 9, 2004, were and still are located in China. Therefore, all the revenue, property and equipment, prepaid expenses, intangible assets and deferred tax assets were located in China for the fiscal year ended December 31, 2005, and for the fiscal year ended December 31, 2004 are attributed to external customers located in China. There were also no other long-lived assets ..

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MANAGEMENT

Executive Officers

The following table sets forth the names and ages of our current officers and directors.  We have not had standing audit, nominating or compensation committees of the Board of Directors or committees performing similar functions. All such applicable functions have been performed by the Board of Directors as a whole.

Directors and Executive Officers

Name	Age	Position Held	Tenure
Zhu Xiao Xin	39	CEO, President and Director	Since February 9, 2004
Huang Tao	42	Chairman and Director	Since March 16, 2005
Kung Sze Chau	56	Director	From February 9, 2004 to August 10, 2006
Chiang Min Liang	40	Chief Financial Officer Principal Accounting Officer	From November 16, 2004 to April 19, 2006
Fu Wan Chung, Simon	38	Chief Financial Officer and Director	Since April 19, 2006 and August 11, 2006

Biographical Information

Below are brief descriptions of the backgrounds and experiences of the officers and directors:

Mr. Zhu Xiao Xin

From April 1998 to September 1999, Mr. Zhu was the Executive Manager for Syscan Technology (Shenzhen) Company Limited. From September 1999 to June 2000, he was President of Shenzhen Hecheng Technology Company Limited. From 2002 to 2003, he was the Vice President of Expert Network Development (Shenzhen) Company Limited. Since December 2003, Mr. Zhu has been the President of China Expert Network Company, Ltd. In 1987 Mr. Zhu received a Bachelor of Science from the University of Science and Technology of China. Since 1999 he has been a Researcher at the Jiangxi University of Finance and Economics. Zhu Xiao Xin worked in the Investment Department and President’s Office in the People’s Insurance Company of China from 1987 to 1993 and was qualified in China as an Economist in December 1992. In September 1999, he joined Mr. Kung Sze Chau to participate in the incorporation and finding of China Expert (Shenzhen) Company Limited. He was also the President of Shenzhen Hecheng Technology Company Limited until June 2000. His duties with the Company include management decision making and operation and management of the e-government projects.

Mr. Huang Tao

Before joining the Company, Mr. Huang worked for the Bank of China from 1981 to 2004. His last position was the Deputy General Manager of Retail Banking Department of the Headquarters. He was a member of Marketing Committee of MasterCard International (Asia Pacific Region) and the Marketing Advisor of Visa International (Asia Pacific Region) from 1998 to 2000. Mr. Huang has over 20 years extensive experience in banking industry and has established good relations with financial institutions and provincial governments in China.  Mr. Huang holds a Bachelor Degree for English Language from the Nanjing Normal University and a Master Degree of Business Economy from the College of Graduate Students of the Chinese Academy of Social Sciences. His duties included business development in retail banking and personal banking, marketing and promotion and later the management of overseas branches’ business. He joined the Company in March 2005 and his duties include business development and marketing, as well as management decision making.

Mr. Kung Sze Chau

Mr. Kung is the Chief Executive Officer and a director of China Expert Network Company Limited. He has held these positions since May 2000. Mr. Kung has over 20 years experience in investment and management. He was the past Vice President and Managing Director of many large-scale enterprises in PRC. He also specializes in biological pharmaceutical and property investments.  Mr. Kung was the vice president of Shenzhen Gong Cai Technology Company Limited for 5 years and the director of Sunkock Development Limited for 7 years.  Both companies involved in the business of investment in People’s Republic of China.  Mr. Kung was the Director and CEO of the Company from February 9, 2004. He resigned from the position of CEO on April 25, 2005 and resigned from the position of  Director of the Company on August 10, 2006 ..

Ms. Chiang Min Liang

Ms. Chiang received her Bachelor of Economics in 1988. In 1997, she obtained the professional qualification of Certified Public Accountant in China.  Ms. Chiang started her career in the educational field where she taught auditing and accounting for over 6 years.  Later, Ms. Chiang worked in several enterprises in finance and accounting position, as well as ShenZhen China-project Certified Public Accountants, where she was responsible for accounting, finance, auditing, capital verification, and asset appraisal work for many listed enterprises.  Ms. Chiang has over 16 years of experience in finance and auditing in China and Hong Kong. She has joined the China Expert group as the Chief Accountant since June 2004. Ms. Chiang was the Controller and Chief Financial Officer of Shenzhen Xin Lu Shi Industrial Co., Ltd. from March 1999 to August 2004, where she was responsible for financial policies, training of personnel from the Finance Department, and preparing financial reports and finance analysis report.  Chiang Min Liang worked in the Shenzhen China-project Certified Public Accountants from March 1997 to February 1999 as an audit supervisor. From March 1999 to August 2004, Ms. Chiang worked in Shenzhen Xin Lu Shi Industrial Limited, a company involved in the business of sales of automobiles, importation of auto parts, repair and maintenance of automobiles, etc.  Ms. Chiang’s position was Chief Financial Officer and Controller. She was appointed as Chief Financial Officer of the Company in September 2004. Miss Chiang resigned from her position of Chief Financial Officer effective on April 19, 2006.

Mr. Fu Wan Chung, Simon

Mr. Fu joined the Group in November 2005 and is responsible for the financial control and management of the Group.  He was appointed as the Chief Financial Officer on April 19, 2006.   Mr. Fu is a fellow member of the Association of Chartered Certified Accountants and holds a Bachelor Degree in Accountancy from the Hong Kong Polytechnic University.    Before joining the Group, Mr. Fu worked for Innovative Information Systems Limited, a subsidiary of Itochu Corporation, as the Financial Controller from March 2001 to August 2005. Mr. Fu was appointed as Director of the Company on August 11, 2006.

Involvement in Certain Legal Proceedings

There have been no events during the last five years that are material to an evaluation of the ability or integrity of any director, person nominated to become a director, executive officer, promoter or control person including:

1.

any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

2.

any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

3.

being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently enjoining, barring, suspending or otherwise limiting his/her involvement in any type of business, securities or banking activities;

4.

being found by a court of competent jurisdiction (in a civil action), the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

Family Relationships

There are no family relationships between any of the officers and/or directors.

Election Of Directors And Officers

Directors are elected at each annual meeting of stockholders and hold office until the next succeeding annual meeting and the election and qualification of their respective successors. Officers are elected annually by the Board of Directors and hold office at the discretion of the Board of Directors.  China Expert’s By-Laws permit the Board of Directors to fill any vacancy and such director may serve until the next annual meeting of stockholders and the due election and qualification of his successor.

Meetings of the Board of Directors

During the year ended December 31, 2005, China Expert held one directors’ meeting and each incumbent director attended more than seventy-five percent of the total of meetings of the Board of Directors and the Committees of which he is a member.  The Board of Directors also acted four times by unanimous written consent.

Committees of the Board of Directors

We currently do not have any committees of the Board of Directors.  We do not currently have an audit committee financial expert.  Our current management has only been in place since February 9, 2004, and they have not yet had the opportunity to locate and appoint a financial expert.

Director Compensation

Directors are entitled to reimbursement for reasonable travel and other out-of-pocket expenses incurred in connection with attendance at meetings of the Board of Directors. The Board of Directors may award special remuneration to any Director undertaking any special services on behalf of the Company other than services ordinarily required of a Director. During the fiscal year ended December 31, 2005, no Director received or accrued any compensation for his services as a Director, including committee participation or special assignments.

Code of Ethics

The Company has adopted a code of ethics, as required by the rules of the SEC (attached as Exhibit 14.1 to our registration statement on Form SB-2 (Registration No. 333-130750) filed with the SEC on December 29, 2005). This code of ethics applies to all of the Company’s directors, officers and employees. The code of ethics, and any amendments to, or waivers from, the code of ethics, is available in print, at no charge, to any stockholder who requests such information.

Section 16(a) Beneficial Ownership Reporting Compliance

Based solely on a review of Forms 3 and 4 furnished to the Company during the fiscal year ended December 31, 2005, none of the officers, directors or principal shareholders of the Company have failed to file or been delinquent in filing reports required under Section 16(a) of the Exchange Act.

EXECUTIVE COMPENSATION

The following table sets forth certain information with respect to the compensation paid to (i) China Expert’s Chief Executive Officer and (ii) each of China Expert’s other executive officers who rendered services to China Expert (collectively, “the Named Executive Officers”) during the years ended December 31, 2005, 2004 and 2003:

	Annual Compensation				Long-term Compensation
				Other		Securities
				Annual	Restricted	Underlying
				Compens-	Stock	Options/	LTIP	All other
Name and		Salary	Bonus	ation	Award(s)	SARs (1)	Payouts	Compensation
Principal Position	Year	($)	($)	($)	($)	(#)	($)	($)

Zhu Xiao Xin,
CEO, President and Director	2005	$29,331	--	--	--	--	--	--
	2004	$29,102	--	--	--	--	--	--
	2003	--	--	--	--	--	--	--

Chiang Min Liang
Chief Financial Officer (From November 16, 2004 to April 19, 2006)	2005	$9,532	--	--	--	--	--	--
	2004	$2,024	--	--	--	--	--	--
	2003	--	--	--	--	--	--	--

Fu Wan Chung, Simon
Chief Financial Officer and Director (Since April 19, 2006 and August 11, 2006 )	2005	$11,574	--	--	--	--	--	--
	2004	--	--	--	--	--	--	--
	2003	--	--	--	--	--	--	--

Huang Tao
Chairman and Director	2005	$38,194	--	--	--	--	--	--
	2004	--	--	--	--	--	--	--
	2003	--	--	--	--	--	--	--

Kung Sze Chau
Director (From February 9, 2006 to August 10, 2006)	2005	--	--	--	--	--	--	--

2004	--	--	--	--	--	--	--
2003	--	--	--	--	--	--	--

There are no stock option, retirement, pension or profit-sharing plans for the benefit of our officers and directors. The Company has not made any outright stock grants to the management during the relevant time period.

In January 2006, the Company made stock grants of a total of 800,000 shares to its employees who had worked for the Company for 4 or more years and contributed to the development of the Company’s current business model. None of these employees’ were officers or directors of the Company. This issuance was one time only. At the issuance date of the shares,  January 25, 2006, the market price of the Company’s common stock was US$2.09 per share and as a result, the Company incurred a compensation expense of  $1,672,000 upon issuance of such shares.

Employment Agreements

The Company, through its subsidiary, ENS, has written employment agreements with Zhu Xiao Xin, its CEO, President and Director and Chiang Min Liang, its Chief Financial Officer.  Mr. Zhu works in the President’s office.  Mr. Zhu’s employment contract is renewed annually.  Mr. Zhu’s salary is RMB 20,000.000 (US $2,471.82) per month commencing February 9, 2004.  The Company will provide medical benefits to Mr. Zhu.

Ms. Chiang works in the Finance department.  Ms. Chiang’s employment contract is renewed semi-annually.  Ms. Chiang’s salary is RMB 5,000.00 (US $617.96) per month commencing December 13, 2004 and RMB 8,000 (US $988.73) per month commencing June 1, 2005.  The Company will provide medical benefits to Ms. Chiang.  Miss Chiang resigned from her position of Chief Financial Officer and left the Company effective on April 19, 2006

In addition, the Company, through its another subsidiary, Hong Zhong Holdings Limited, has written employment agreement with Huang Tao, its Chairman and Director and with Fu Wan Chung, Simon, its present Chief Financial Officer. Mr. Huang’s salary is HK$27,000 (US$3,472.20) per month commencing March 16, 2005. Mr. Fu’s salary is HK$45,000.00 (US$5,787.00) per month commencing November 1, 2005.

Option/SAR Grants

No individual grants of stock options, whether or not in tandem with stock appreciation rights (“SARs”) and freestanding SARs have been made to any executive officer or any director since our inception, accordingly, no stock options have been exercised by any of the officers or directors in fiscal year of 2005.

Long-Term Incentive Plan Awards

We do not have any long-term incentive plans that provide compensation intended to serve as incentive for performance to occur over a period longer than one fiscal year, whether such performance is measured by reference to our financial performance, our stock price, or any other measure.

Options Granted in the Last Fiscal Year

The following presents certain information on stock options for the China Expert Named Executive Officers for the year ended December 31, 2005:

Named Executive Officer	Number of Securities Underlying Options Granted (#)	Percent of Total Options/ SARs Granted to Employees in Fiscal Year	Exercise or Base Price ($/share)	Expiration Date	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term
					5% ($)	10% ($)
None	--	--	--	--	--	--

Aggregate Option/SAR Exercises in Last Fiscal Year and Fiscal Year-End Options/SAR Values

The following table sets forth options exercised by China Expert Named Executive Officers during the year ended December 31, 2005, and the number and value of all unexercised options at fiscal year end.

Named Executive Officer	Shares Acquired on Exercise (#)	Value Realized ($)	Number of Unexercised Securities Underlying Options/SARs at December 31, 2005		Value of Unexercised In- the-Money Options/SARs at December 31, 2005
			Exercisable	Unexercisable	Exercisable	Unexercisable
None	--	--	--	--	--	--

DESCRIPTION OF PROPERTY

The Company does not own any real property.

Since February 9, 2004, the executive office of the Company is located at Room 2703-04, Great Eagle Centre, 23 Harbour Road, Wanchai, Hong Kong.  The executive office is provided to the Company by its subsidiary, CEN at a monthly rental of $8,838.33.  CEN has a written lease agreement.  The total area that is rented is about 2,756 sq feet.

The Company has set up two operating offices respectively in Shenzhen city and Jinjiang city of Fujian province.

The office in Shenzhen city is located at 31/F, Development Centre, 2010 Renminnan Road, Shenzhen, China. This office is provided to the Company by Mr. Lai Man Yuk at a monthly rental of $11,204 which was predetermined by both parties with reference to market rentals. The Company paid $134,447 as rental for this office in the fiscal year of 2005. The operating lease arrangements, which have a leasing period of one year and are renewed annually, are cancelable and rentals are paid on a monthly basis. The total area that is rented is 1763.02m2.  The area rented is adequate for our current needs.   Mr. Lai is a former officer of the Company who resigned from the position of Vice President and Director on October 20, 2004. He currently holds 2,536,530 shares (approximately 9.08%) of the common stock of the Company. These include the 2,536,530 shares that are held of record by China Data Holdings Limited (“China Data”), of which Mr. Lai may be deemed to be the beneficial owner as a result of the ownership of approximately 31.81% of the shares capital of China Data by Asia Style.com Group Limited, of which Mr. Lai owns 80% of the outstanding capital.

The office in Jinjiang city of Fujian province is located at the 7/F, Electrical Building, Jinjiang, Fujian, China. This office is provided by the Jinjiang Gongcheng Management Services Co. Ltd. at a monthly rental of $1,833 from February 9, 2004 to April 20, 2004 and $2,444 from April 21, 2004 to December 31, 2006 due to increase in rental area. These monthly rental were predetermined by both parties with reference to market rentals. The operating lease arrangements, which have a total leasing period of 39 months, are cancelable and as both parties are parties to the Jinjiang E-government Project, it was agreed that the aggregated rental payment shall be deducted from the last installment of the Project’s money payable by Jinjiang Gongcheng Management Services Co. Ltd.  The total area that is rented is 200m2 from February 9, 2004 to April 20, 2004 and 250m2 from April 21, 2004 to December 31, 2006.  The area rented is adequate for our current needs.

The Company believes that the existing office space is adequate to meet current and short-term requirements.

LEGAL PROCEEDINGS

As far as known by the management, no director, officer or affiliate of the Company, and no owner of record or beneficial owner of more than 5% of the securities of the Company, or any associate of any such director, officer or security holder is a party adverse to the Company or has a material interest adverse to the Company in reference to pending litigation.

On September 15, 2006, the Company was served with a Summons and Complaint in a legal action filed by First Montauk Securities Corp in the United States District Court for the Southern District of New York.   First Montauk seeks damages in the amount of $600,000 plus interest, costs and attorneys fees as a result of an alleged breach by the Company of a Fee Agreement dated September 8, 2004.  The Company believes the complaint is without merit and will defend the case accordingly.

PRINCIPAL STOCKHOLDERS

The following table presents certain information regarding the beneficial ownership of all shares of common stock at December 21 , 2006, for each executive officer and director of China Expert and for each person known to us who owns beneficially more than 5% of the outstanding shares of our common stock.  The percentage ownership shown in such table is based upon 30,458,715 common shares issued and outstanding at December 21 , 2006, and ownership by these persons of options or warrants exercisable within 60 days of such date.  Unless otherwise indicated, each person has sole voting and investment power over such shares.

Name and Address	Number of Shares Beneficially Owned	Percent of Class

Zhu Xiao Xin (1) (2)	9,967,500	32.72%
31/F, Development Centre, 2010 Renminan Road, Shenzhen PRC 518002
Kung Sze Chau (3)	12,238,095	40. 18%
Room 2703-4, Great Eagle Centre, 23 Harbour Road, Wanchai, Hong Kong
Chiang Min Liang (1)	0	0
31/F, Development Centre, 2010 Renminan Road, Shenzhen PRC 518002
Fu Wan Chung, Simon (1)	0	0
Room 2703-4, Great Eagle Centre, 23 Harbour Road, Wanchai, Hong Kong
Huang Tao (1) (6)	2,270,595	7.45%
Room 2703-4, Great Eagle Centre, 23 Harbour Road, Wanchai, Hong Kong
Lai Man Yuk (4)	9,967,500	32.72%
Room 2703-4, Great Eagle Centre, 23 Harbour Road, Wanchai, Hong Kong
Tsang Chi Wai Eric (5)	9,967,500	32.72%
Unit A, 11/F, Prosperous Centre, 1 Knutsford Terrace, Tsimshatsui, Kowloon, Hong Kong
China Data Holdings Limited (7)	9,967,500	32.72%
Room 2703-4, Great Eagle Centre, 23 Harbour Road, Wanchai, Hong Kong
China Link Investment Group Limited (8)	2,270,595	7.45%
Room 2703-4, Great Eagle Centre, 23 Harbour Road, Wanchai, Hong Kong

DKR Soundshore Oasis Holding Fund Ltd. (9)	3,522,574	10.59%
1281 East Main Street, 3rd Floor, Stamford, CT 06902
Platinum Partners Long Term Growth I, LLC (1 0)	3, 130,544	9.40%

152 West 57th Street, 54th Floor, New York, NY 10019

All Current Officers and Directors as a Group (11) ( 3 in Number)	12,238,095	40. 18%

(1)

The person listed is currently an officer, a director, or both, of the Company.

(2)

Includes  9,967,500 shares held of record by China Data Holdings Limited, of which Mr. Zhu may be deemed to be the beneficial owner as a result of the ownership of approximately 19% of the share capital of China Data Holdings Limited by Supreme Top Limited, which is wholly-owned by Mr. Zhu.

(3)

Includes 9,967,500 shares held of record by China Data Holdings Limited, of which Mr. Kung may be deemed to be the beneficial owner as a result of the ownership of approximately 9.09% of the share capital of China Data Holdings Limited by Tongo Network Limited, which is wholly-owned by Mr. Kung. Also includes 2,270,595 shares held of record by China Link Investment Group, of which Mr. Kung owns approximately 45.5% of the share capital.

(4)

Includes 9,967,500 shares held of record by China Data Holdings Limited, of which Mr. Lai may be deemed to be the beneficial owner as a result of the ownership of approximately 31.81% of the share capital of China Data Holdings Limited by Asia Style.com Group Limited, of which Mr. Lai owns 80% of the share capital.

(5)

Includes 9,967,500 shares held of record by China Data Holdings Limited, of which Mr. Tsang may be deemed to be the beneficial owner as a result of the ownership of approximately 31.81% of the share capital of China Data Holdings Limited by Asia Style.com Group Limited, of which Mr. Tsang owns 20% of the share capital and as a result of ownership of approximately 8.28% of the share capital of China Data Holdings Limited by Lucky Cyber Investments Limited, which is wholly-owned by Mr. Tsang.

(6)

Includes 2,270,595 shares held of record by China Link Investment Group Limited, of which Mr. Huang owns approximately 32.5% of the share capital

(7)

Includes shares beneficially owned by Zhu Xiao Xin and Kung Sze Chau, as described in the footnotes (2) and (3), above.

(8)

Includes shares beneficially owned by Kung Sze Chau, as described in footnote (3) above.

(9)

Includes 445,005 shares of common stock converted on November 7, 2005 pursuant to the convertible debentures and 833,334 shares underlying the conversion of the convertible debentures, 1,960,785 shares of common stock upon the exercise of the warrants, 60,123 shares as interest payment on the convertible debentures at the rate of 7% per annum and 223,327 shares issued in settlement of liquidated damages due as a result of the Company’s failure to have its registration statement declared effective within 200 days of the closing date under the Securities Purchase Agreement.

(10)

Includes 599,983 shares underlying the conversion of the convertible debentures, 2,254,902 shares of common stock upon the exercise of the warrants, 55,167 shares as interest payment on the convertible debentures at the rate of 7% per annum and 220,492 shares as payment for the settlement of all current and future penalties that the Company incurred or may incur for its registration statement not being declared effective within 200 calendar days after the Closing Date and on the Effectiveness Date.

( 1 1 )

Includes shares owned of record by China Data Holdings Limited and China Link Investment Group of which  Zhu Xiao Xin, and Huang Tao may be deemed to be beneficial owners as described in  as described in footnotes (2) and (6), above.

Neither China Data nor China Link has voting arrangements in place with the Company. They have no other on-going business except the holding of 34.22% (9,967,500 shares by China Data) and 7.80% (2,270,595 shares by China Link) of the Company’s common stock ..

MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT’S
COMMON EQUITY AND OTHER STOCKHOLDER MATTERS

Market Information.  The Company’s shares trade on the OTC Bulletin Board under the symbol “CXTI.”  As of December 21 , 2006, the Company had 30, 458, 715 common shares outstanding.

The following table summarizes the high and low bid prices per share of the common stock for the periods indicated as reported on The OTC Bulletin Board:

	(U.S. $)

2004	HIGH	LOW
First Quarter	$1.70	$0.90
Second Quarter	$2.70	$0.57
Third Quarter	$1.50	$0.95
Fourth Quarter	$1.49	$0.91

2005	HIGH	LOW
First Quarter	$1.28	$0.89
Second Quarter	$1.05	$0.46
Third Quarter	$3.37	$0.50
Fourth Quarter	$2.23	$0.56

200 6	HIGH	LOW
First Quarter	$2. 9 9	$1. 65
Second Quarter	$2.79	$1.83
Third Quarter	$3.16	$2.26

Holders.  As of December 21 , 2006, China Expert had an estimated 62 record holders of common stock.

Dividends.  The Company has not declared or paid any cash dividends on its common stock during the years ended December 31, 2004 or 2005.  The Company will base any issuance of dividends upon its earnings, financial condition, capital requirements and other factors considered important by its board of directors.  Nevada law and the Company’s certificate of incorporation do not require the board of directors to declare dividends on the Company’s common stock.  The Company expects to retain all earnings, if any, generated by its operations for the development and growth of its business and does not anticipate paying any dividends to its stockholders for the foreseeable future.

Stock Compensation Program

Effective as of January 20, 2006, the Company adopted the China Expert Technology, Inc, Stock Compensation Program (“the Stock Compensation Program”), and reserved up to 800,000 shares for issuances under the Program. The proposed maximum offering price per share was USD1.76 and the proposed maximum aggregate offering price was USD1,408,000. The purpose of the Program is to attract and retain key employees, consultants and other persons, and to provide such key individuals with an additional incentive to contribute to the success of the 87Registrant..   On January 25, 2006, the Company issued 800,000 shares of common stock to various employees who were  identified by the Company as eligible to participate in the Stock Compensation Program At the issuance date, the market price was US$2.09 per share and employees’ benefit amounting to US$1,672,000 was charged against income. This was the only Stock Compensation Plan adopted by the Company. In this Plan, all the 800,000 shares of the Company’s common stock were issued to those employees who have worked for the Company for 4 or more years and contributed to the Company’s development of current business model. None of these employees’ were officers or directors of the Company. There was no stock options plan granted to any employees, nor any shares reserved for any stock options plan. A registration statement on Form S-8 registering these 800,000 shares for issuance was filed on January 24, 2006 with all the 800,000 shares issued on January 25, 2006. The shares were granted in addition to the salary of those receiving employees. This Stock Compensation Plan is a one time grant only. There will be no contingency or obligation for the Company to pay further stock.

On January 23, 2006, the Stock Incentive Plan that was approved by the shareholders of Leopard at the general meeting of the stockholders on January 21, 2003 (the “2002 Plan”) was discontinued and terminated. Under the 2002 Plan, the Registrant reserved 825,000 shares of common stock for the options. No options or awards have been made or exercised since the adoption of the 2002 Plan.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

In connection with the share exchange transaction with China Expert Network Company Limited which was consummated on February 9, 2004, we issued a total of 200,000 shares to Hudson Capital Corporation, as compensation for consulting services. Terry G. Cook, who was the President and a Director of the Company at the time of the share exchange transaction, is the controlling shareholder of Hudson Capital Corporation.

The Company rents office space in Shenzhen, China for its operative office from a former officer, Mr. Lai Man Yuk.  Mr. Lai is a former officer of the Company who resigned from the position of Vice President and Director on October 20, 2004. He currently holds 2,536,530 shares (approximately 9.08%) of the common stock of the Company. These include the 2,536,530 shares that are held of record by China Data Holdings Limited (“China Data”), of which Mr. Lai may be deemed to be the beneficial owner as a result of the ownership of approximately 31.81% of the shares capital of China Data by Asia Style.com Group Limited, of which Mr. Lai owns 80% of the outstanding capital.  The Company paid $134,447, which represents the total rental amount for the office in the fiscal year 2005.  The rental rate was established by the parties based upon market rental rates.

On November 16, 2004, the Company made a loan in the amount of approximately $3,000,000 to Kung Sze Chau, one of its officers and directors. The loan is unsecured, bears interest at the rate of 5.22% per annum, and was paid in full on January 14, 2005.  The purpose was for the personal use of the director.  However, the loan was granted only for a very short term of only 60 days, interest was charged and the director repaid the loan within the agreed repayment time which is a year ago. Full disclosure of the loan had also been made in all the previous annual and quarterly filings of the Company.

The loan was approved by the directors of the Company and the interest rate was determined by the directors as a result of the arms length negotiation between the Company and Kung, which was not of better terms than the interest rate charged by the Company’s bank, the China Merchants Bank (“CMB”) for a short term personal loan of up to six months repayment time in or about November 2004. The interest rate was fixed by reference to the personal loan interest rate charged by CMB for short term personal loan of up to six months over the same period.

During the years ended December 31, 2005 and 2004, Mr. Lai Man Yuk, a former officer and currently a beneficial owner of approximately 2,536,530 shares of the Company’s common stock made various cash advances to China Expert Network Co. Ltd. (“CEN”) which is the wholly owned subsidiary of the Company, for its operating expenses.  On the other hand, Mr. Lai obtained cash advances from Expert Network (Shenzhen) Co. Ltd. (“ENS” ), which is the wholly owned subsidiary of CEN.  On December 30, 2005, an agreement has been signed among Mr. Lai, ENS and CEN in relation to the settlement of outstanding balances among the signed parties as of the agreement date.  Pursuant to the agreement, the entire amount due by Mr. Lai to ENS of US$1,840,192 was transferred and settled against his outstanding advances to CEN.  Accordingly, in our financial statements as of  December 31, 2005, amounts due to Mr. Lai and ENS by CEN became US$848,195 and US$1,840,192, respectively. The “Amount due to a director” of $97,115 is an amount that was paid by Mr. Kung Sze Chau for CEN’s operating expenses during the period before the share exchange.  This is an amount with no interest, unsecured and no specific term of repayment.

According to the condensed consolidated balance sheets for the period ended September 30, 2006, the Amount due from a former officer is US$ 998552and Amount due to a former officer is US$ 1,539,263. These are all cash advances made by the former officer, Mr. Lai Man Yuk to the Company and its subsidiaries including CEN and Hong Zhong Holdings Limited, and cash advances made by ENS to Mr. Lai. These cash advances are all interest free, unsecured and repayable within one year.

The Amount due to a director for the period ended September 30, 2006 is US$96,960. This is the amount paid by Mr. Kung Sze Chau to CEN.

On March 22, 2005, the Company intended to acquire the ownership of Shenzhen Zhong Zhuo Technology Development Company Limited (“ZZTD”), a subcontractor of the Company, and ENS signed a letter of intent with ZZTD.  Pursuant to the letter of intent, the Company placed a deposit of RMB30,000,000 to ZZTD.  On March 1, 2006, being mutually agreed by the Company and ZZTD, an agreement has been made between both parties to rescind the letter of intent dated March 22, 2005 and the acquisition was terminated.  No penalty or compensation was agreed by both parties for the termination.  ZZTD repaid the full deposit amount of RMB30,000,000 to the Company on March 3, 2006.  Mr. Zhu Xiao Xin, the Chief Executive Officer of CXTI, being the company’s representative and director of ZZTD, also holds 20% of the equity interest in ZZTD.  ZZTD is one of the major subcontractors of Jinjiang and Dehua projects.  For the years ended December 31, 2005 subcontracting services provided by ZZTD to the Company amounting US$3,044,876.

China Data Holdings Limited owns 9,967,500 shares ( 32.72%) of the Company’s outstanding shares. Among China Data’s shareholders, Supreme Top Limited owns 19% of the shares of China Data and Mr. Zhu Xiao Xin, who is also the director of the Company, beneficially own all the shares in Supreme Top.

Another shareholder of China Data, Tongo Network Ltd. owns 9.09% of the shares of China Data and Mr. Kung Sze Chau, who is also a director of the Company, beneficially owns all the shares in Tongo. Mr. Kung is also one of the directors of China Data.

Another shareholder of China Data, Asia Style.com Group Ltd. owns 31.81% of the shares of China Data and Mr. Lai Man Yuk, who is an ex-officer of the Company, beneficially owns 80% of the shares in Asia Style. Mr. Lai resigned from all his duties in the Company in October 20, 2004.

DESCRIPTION OF CAPITAL STOCK

Common Stock

China Expert is authorized to issue 200,000,000 shares of common stock $0.001 par value, of which 30,458,715  were issued and outstanding at December 21 , 2006.  The securities being offered hereby are common stock, with one vote per share on all matters to be voted on by shareholders, without any right to accumulate their votes.  The shares of common stock are not subject to repurchase by the Company or conversion into any other security.  The following description is a summary of China Expert’s capital stock of and contains the material terms of the capital stock.  Additional information can be found in our Articles of Incorporation and Bylaws.

Common Stock.  Each share of common stock entitles the holder to one vote on each matter submitted to a vote of our stockholders, including the election of directors.  There is no cumulative voting.  Subject to preferences that may be applicable to any outstanding preferred stock, stockholders are entitled to receive ratably such dividends, if any, as may be declared from time to time by the Board of Directors.  Stockholders have no preemptive, conversion or other subscription rights.  There are no redemption or sinking fund provisions related to the common stock.  In the event of liquidation, dissolution or winding up of China Expert, stockholders are entitled to share ratably in all assets remaining after payment of liabilities, subject to prior distribution rights of preferred stock, if any, then outstanding.

Options.  China Expert has a Stock Incentive Plan, which became effective as of November 21, 2002.  Under the plan, the Company may grant options for up to 825,000 shares of common stock.  No options or award have been made, exercised or lapsed since the adoption of the Stock Incentive Plan.  This Stock Incentive Plan was discontinued and terminated on January 23, 2006. No options or awards have been made or exercised since its adoption in 2002.

Warrants.   The Company is registering 150,000 shares in this offering for issuance upon exercise of outstanding warrants according to an agreement with Rubenstein Investor Relations, Inc.   On January 7, 2005, the Company executed an agreement with Rubenstein Investor Relationship, Inc. for the provision of the following from Rubenstein:

(i)

provide the Company with investor relations counsel and guidance to enhance the Company’s visibility in the financial markets.

(ii)

arrange appointments for the Company with asset managers, broker dealers and analysts; and

(iii)

provide the Company day-to-day management of its investor relations programs including responding to shareholders inquires and distributing collateral materials, annual reports, press releases and fact sheets.

The Agreement automatically renews on a monthly basis, unless either the Company or Rubenstein terminates the Agreement in writing upon 30 days notice to the other party.

In return of Rubenstein’s services, the Company will pay Rubenstein a monthly fee of $6,500.00. In addition to the monthly fee, the Company will deliver a compensation package in the form of a warrant evidencing the right to purchase during a five-year period from the date of execution of the Agreement 150,000 shares of its common stock at an exercise price of $1.08, which is equivalent to the closing price of the common stock at the date of execution of the Agreement. The warrant contains “cashless exercise” provisions and the standard piggyback registration rights.

On December 1, 2005, the Company delivered the 30 days termination notice to Rubenstein to terminate its services. The warrants were issued to Rubenstein on February 11, 2006 .. A total of 15,000 of such warrants were subsequently assigned to Timothy Clemensen and a total of 7,500 of such warrants were subsequently assigned to Bill Swalm. A total of 127,500 were held by Rubenstein Investor Relationship, Inc.. Rubenstein Investor Relations Inc. has confirmed to the Company that it has not engaged in any unsolicited activities with respect to potential investors.

On October 31, 2005, in connection with the Securities Purchase Agreement, we issued to the selling stockholders warrants for the right to purchase up to 3,921,569 shares of our common stock at a price of $1.53 per share.  These warrants will be exercisable for a period equal to the earlier of 18 months from the effective date of this registration statement or five years from the date of issuance. Also, on October, 31, 2005, in connection with the Securities and Purchase Agreement, we issued to the selling stockholders warrants for the right to purchase up to 1,960,784 shares of our common stock at a price of $3.06 per share.  These warrants are exercisable for a period of five years following the date of issuance.

In addition, on October 31, 2005, we issued to Platinum Partners Advisors LLC the right to purchase up to 392,156 shares of common stock at a price of $1.53 per share, and up to 196,078 shares of common stock at a price of $3.06 per share. We issued these warrants to Platinum Partners Advisors LLC for legal and due diligence  as the lead investor as set forth in the Securities Purchase Agreement.   The warrant for the right to purchase up to 392,156 shares is exercisable for a period equal to the earlier of 18 months from the effective date of this registration statement or five years from the date of issuance. The warrant for the right to purchase up to 196,078 shares is exercisable for a period of five years following the date of issuance.

Debentures.  On October 31, 2005, we closed a financing transaction with the selling stockholders for 7% secured convertible debentures in the principal amount of $6,000,000.  Pursuant to a Securities Purchase Agreement, dated as of October 21, 2005, we agreed to sell, and each selling stockholder agreed to purchase in the aggregate, severally and not jointly, up to $6,000,000 of secured convertible debentures.   T he selling stockholders have the right to convert the full face amount of the debentures into our common stock at a price per share equal to the lesser of (a) $1.80 per share or (b) 75% of the average of the volume weighted average prices of our common stock for the five consecutive trading days immediately preceding the conversion date (the conversion price has been fixed at $1.80 per shares pursuant to an Amendment and Waiver Agreement date October 31, 2006, details of which listed below); provided, however, that each selling stockholder is not entitled to convert the debentures for a number of shares of our common stock in excess of that number of shares of common stock, which upon giving effect to such conversion, would cause the aggregate number of shares of our common stock beneficially owned by the selling stockholders to exceed 4.99% of the outstanding shares of our common stock following such conversion. At any time after this Registration Statement filed by the Company is declared effective by the Securities and Exchange Commission, we may deliver a notice to the holder of the secured convertible debentures of our election to redeem some or all of the then outstanding secured convertible debentures, for an amount, in cash, equal to 125% of the principal amount of the secured convertible debenture then outstanding, plus accrued but unpaid interest and all liquidated damages and other amounts due in respect of the secured convertible debentures.    At our option, under the secured convertible debentures, we are required to make quarterly payments of interest payable in cash or stock, subject to certain conditions under the secured convertible debentures.  The due date for the payment of the secured convertible debentures may be accelerated as the result of the occurrence of certain events of default, which include, but are not limited to, defaults by us in making required payments, defaults by us under the Securities Purchase Agreement and other material agreements, bankruptcy, or failure to cause a registration statement for the shares of our common stock underlying the secured convertible debentures to be declared effective within 200 days after the closing date, which occurred on October 31, 2005.

On November 1, 2005, we received $5,421,472 representing the net proceeds from the issuance of secured convertible debentures to the selling stockholders under the Securities Purchase Agreement.  On November 6, 2005, we received a notice of conversion from Ellis International Ltd. Inc for the conversion of 115,128 shares representing an amount equal to $80,000.  On November 7, 2005, we received the following notices of conversion: (i) from  Alpha Capital AG for the conversion of 251,844 shares of our common stock representing an amount equal to $175,000; (ii) from DKR Soundshore Oasis Holding Fund Ltd. for the conversion of 724,005 shares of our common stock representing an amount equal to $503,111.11; (iii) from Platinum Long Term Growth I, LLC for the conversion of 1,002,426 shares of our common stock representing an amount equal to $696,561; and (iv) from Platinum Partners Advisors, LLC for the conversion of 215,866 shares of our common stock representing an amount equal to $150,000.

On October 31, 2006, we entered into an Amendment and Waiver Agreement with the holders of our outstanding secured convertible debentures.  Under the terms of the Amendment and Waiver Agreement, we agreed to give the holders the right to extend the due date of debentures for a period of six months from October 31, 2006 to April 30, 2007, and agreed to issue a total of  613,815 shares in settlement of liquidated damages due as a result of the failure to have the registration statement declared effective within 200 days of the closing under the Securities Purchase Agreement.  Under the terms of the Amendment and Waiver Agreement, the holders agreed to amend the outstanding debentures to provide for a fixed conversion price of $1.80 per share, agreed to waive any other currently existing potential defaults relating to the Company’s failure to have its registration statement declared effective within 200 days of the closing date under the Securities Purchase Agreement, and agreed to waive interest due and payable during the extension period of the debentures.  Following execution of the Amendment and Waiver Agreement, each of the holders of the debentures exercised their right to extend the due date of the outstanding debentures to April 30, 2007.

Subsequent to entering in to the Amendment and Waiver Agreement, we have received the following conversion notice (i) from Platinum Partners Long Term Growth I, LLC for the conversion of 290,817 shares of our common stock representing $523,471 in principal amount of debentures ; (ii) from Ellis International Ltd, Inc., for the conversion of 233,333 shares representing a principal amount of $420,000; and (iii) from Alpha Capital AG for the conversion of 180,555 shares representing a principal amount of $325,000.

Rule 144

In general, under Rule 144 of the 1933 Act a shareholder who owns restricted shares that have been outstanding for at least one year is entitled to sell, within any 3-month period, a number of these restricted shares that does not exceed the greater of 1% of the then outstanding shares of common stock immediately on the date of this Prospectus, or, subject to certain restrictions, the average weekly reported trading volume in the common stock during the four calendar weeks preceding filing of a notice on Form 144 with respect to the sale.

In addition, affiliates must comply with the restrictions and requirements of Rule 144, other than the one-year holding period requirement, to sell shares of common stock that are not restricted securities.  Sales under Rule 144 are also governed by manner of sale provisions and notice requirements, and current public information about us must be available.  Under Rule 144(k), a shareholder who is not currently and who has not been for at least three months before the sale an affiliate and who owns restricted shares that have been outstanding for at least two years may resell these restricted shares without compliance with the above requirements.

Transfer Agent & Registrar

The transfer agent and registrar for our common stock is Madison Stock Transfer.  Their address is 1688 E. 16th Street, Brooklyn, New York, 11229.  Their telephone number is (718) 527-4453.

Limitation Of Liability:  Indemnification

Our By-Laws include an indemnification provision under which we have agreed to indemnify directors and officers of the Company to fullest extent permissible under the laws of the State of Nevada from and against any and all claims of any type arising from or related to future acts or omissions as a director or officer of the Company.  Under the laws of the State of Nevada indemnification to directors and officers excludes those acts or omissions to act if such acts or failure to act constitute a breach of fiduciary duty.

Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers and controlling persons of China Expert pursuant to the foregoing, or otherwise, China Expert has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable.

In addition, in connection with the Securities Purchase Agreement, dated October 31, 2005 by and among our Company and the selling stockholders and the Registration Rights Agreement, dated October 31, 2005 by and among our Company and the selling stockholders, we agreed to indemnify the selling stockholders described in this prospectus fro any and all losses, liabilities, obligations, contingencies, claims, damages, costs and expenses incurred as a result of or relating to (i) any breach of any of the representations, warranties, covenants or agreements made by our Company in the Securities Purchase Agreement, Registration Rights Agreement or any other related transaction documents, (ii) any action instituted against a selling stockholder or their affiliates by any stockholder of our Company (who is not an affiliate of a selling stockholder) with respect to the Securities Purchase Agreement, Registration Rights Agreement or any other related transaction documents, unless such action is based on a breach by such selling stockholder, (iii) any untrue or alleged untrue statement of a material fact contained in the accompanying registration statement, any related prospectus or any form of prospectus or in any amendment or supplement thereto or any omission or alleged omission of a material fact required to be stated therein, unless such untrue statements or omissions are based on information provided by such selling stockholder.  The wholly own subsidiary of the Company, China Expert Network Co. Ltd., and its wholly owned subsidiaries, Expert Network (Shenzhen) Co. Ltd. and Hong Zhong Holdings Ltd., who all acted as the Guarantors to the Company in the transaction with the selling shareholders, entered into a Subsidiary Guarantee Agreement and under which, there are indemnification provisions for the selling stockholders.

Anti-Takeover Effects Of Provisions Of The Articles Of Incorporation

There are no understanding or agreements in place at other management-controlled companies, and t here are no provisions in our Articles of Incorporation or Bylaws related to preventing or restricting takeovers, mergers or acquisitions of the Company by another company.  However, the Company’s officers and directors as a group are the beneficial owners of approximately 40% of  the outstanding shares of our common stock.  This beneficial ownership of a significant percentage of our common stock by Company officers and directors could have the effect of preventing a change in control of the Company.

EXPERTS

The consolidated financial statements for the year ended December 31, 2005 included in this prospectus have been audited by BDO McCabe Lo Limited, an independent registered public accounting firm, to the extent and for the periods set forth in their report appearing elsewhere herein, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

The audited financial statements included in this Prospectus and elsewhere in the registration statement for the year ended December 31, 2004 have been audited by PKF, Certified Public Accountants, located in Hong Kong.  The report of PKF is included in this Prospectus in reliance upon the authority of this firm as experts in accounting and auditing.

VALIDITY OF SECURITIES

The validity of the shares offered herein will be opined on for us by Marquis & Aurbach, Las Vegas, Nevada ..

HOW TO GET MORE INFORMATION

We have filed with the Securities and Exchange Commission a registration statement on Form SB-2 under the 1933 Act with respect to the securities offered by this Prospectus. This Prospectus, which forms a part of the registration statement, does not contain all the information set forth in the registration statement, as permitted by the rules and regulations of the Commission. For further information with respect to us and the securities offered by this Prospectus, reference is made to the registration statement. The registration statement and other information may be read and copied at the Commission’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330. The Commission maintains a web site at http://www.sec.gov that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the Commission.

INDEX TO CONSOLIDATED FINANCIAL STATEMENTS AND SCHEDULES

FINANCIAL STATEMENTS FOR SEPTEMBER 30, 2006 (unaudited)
Condensed consolidated balance sheets
Condensed consolidated statements of income and comprehensive income
Condensed consolidated statements of cash flows
Notes to condensed consolidated financial statements

FINANCIAL STATEMENTS FOR DECEMBER 31, 2005 AND 2004
Report of Independent Registered Public Accounting Firm
Consolidated Balance Sheets as of December 31, 2005 and 2004
Consolidated Statements of Income and Comprehensive Income for the years ended December 31, 2005, 2004, and 2003
Consolidated Statements of Stockholders’ Equity for the years ended December 31, 2005, 2004, and 2003
Consolidated Statements of Cash Flows for the years ended December 31, 2005, 2004, and 2003
Notes to Consolidated Financial Statements

CHINA EXPERT TECHNOLOGY, INC. CONDENSED CONSOLIDATED BALANCE SHEETS	September 30, 2006	December 31, 2005
	US$	US$
	(unaudited)
ASSETS
Current assets
Cash and cash equivalents	22,514,392	7,326,595
Account receivables, net of allowance for doubtful accounts of nil and nil at September 30, 2006 and December 31, 2005, respectively	21,534,562	15,423,852
Cost and estimated earnings in excess of billings	5,283,857	1,082,969
Amount due from a director	-	609
Amount due from a former officer	998,552	24,229
Prepayments, deposits and other receivables	6,233,353	9,797,938
Deferred finance costs	53,976	539,756
Current portion of prepaid expenses	625,000	500,000
Total current assets	57,243,692	34,695,948

Property and equipment, net	19,558	28,999
Prepaid expenses	859,375	1,062,500
Total assets	58,122,625	35,787,447

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	787,270	644,470
Accrued payroll and employees’ benefits	46,588	49,115
Other payables and accruals	327,300	687,837
Provision for liquidated damages	960,000	-
Amount due to a director	96,674	97,115
Amount due to a former officer	1,539,263	850,172
Amount due to shareholders	-	730
Income taxes payable	1,519,227	1,514,217
PRC business tax payable	1,522,825	641,793
Deferred tax liabilities	-	97,783
Convertible debentures, net of discount of US$795,292 and US$3,665,439 at September 30, 2006 and December 31, 2005, respectively	3,603,147	733,000
Embedded derivatives	2,429,000	3,631,000
Warrants	7,013,000	5,532,000
Total current liabilities	19,844,294	14,479,232

Stockholders’ equity
Common stock, par value US$0.001, authorized 200,000,000 shares; issued and outstanding September 30, 2006: 29,081,754 shares; December 31, 2005: 25,902,996 shares	29,082	25,903
Additional paid-in capital	20,162,714	12,101,755
Accumulated other comprehensive income	1,303,408	450,641
Retained earnings	16,783,127	8,729,916
Total stockholders’ equity	38,278,331	21,308,215

Total liabilities and stockholders’ equity	58,122,625	35,787,447

See the accompanying notes to condensed consolidated financial statements.

CHINA EXPERT TECHNOLOGY, INC.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

	Three months ended September 30,		Nine months ended September 30,
	2006	2005	2006	2005
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
	US$	US$	US$	US$
Revenue	19,448,940	9,029,867	48,642,791	26,039,463
Cost of revenue	(9,339,055)	(4,942,107)	(23,479,097)	(14,285,693)
Gross profit	10,109,885	4,087,760	25,163,694	11,753,770

Advertising and marketing expenses	(3,027,659)	(623,578)	(5,513,286)	(623,578)
Depreciation and amortization	(3,839)	(4,340)	(11,916)	(14,144)
General and administrative expenses	(1,173,881)	(570,683)	(4,051,896)	(1,157,333)
Intangible assets amortization	-	(96,401)	-	(289,203)
Income from operations	5,904,506	2,792,758	15,586,596	9,669,512

Other income (expenses)
Interest income	29,079	6,142	63,720	15,977
Change in fair value of derivatives	3,887,000	-	(107,000)	-
Interest expenses and finance costs	(2,220,444)	-	(3,718,735)	-
Other expenses	-	-	-	(6,221)
Income before income tax	7,600,141	2,798,900	11,824,581	9,679,268
Income tax expense	(1,518,040)	(335,216)	(3,771,370)	(1,745,923)
Net income	6,082,101	2,463,684	8,053,211	7,933,345

Other comprehensive income
Foreign currency translation adjustment	529,017	422,424	852,767	422,424
Comprehensive income	6,611,118	2,886,108	8,905,978	8,355,769

Net income per share
- basic	US$0.21	US$0.10	US$0.29	US$0.33
- diluted	US$0.15	US$0.10	US$0.23	US$0.33

Weighted average common stock Outstanding
- basic	28,890,269	23,593,727	28,078,352	24,141,028
- diluted	30,786,765	23,593,727	28,726,783	24,141,028

See the accompanying notes to condensed consolidated financial statements

CHINA EXPERT TECHNOLOGY, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Nine months ended September 30,
	2006	2005
	(unaudited)	(unaudited)
Cash flows from operating activities:	US$	US$
Net income	8,053,211	7,933,345
Adjustments to reconcile net income to net cash provided by
operating activities:
Intangible assets amortization	-	289,203
Amortization of prepaid expenses	703,125	375,000
Depreciation and amortization	11,916	14,144
Deferred tax assets/liabilities	(99,780)	271,758
Expenses compensated by common stock	5,460,924	623,578
Interest expenses and finance cost	3,718,735	-
Losses on change in fair value of derivatives	107,000	-
Employees’ compensation by common stock	1,672,000	-
Provision for liquidated damages	960,000	-
Changes in operating assets and liabilities:
(Increase) decrease in accounts receivable	(5,773,632)	946,970
Increase in costs and estimated earnings in excess of
billings on uncompleted contract	(4,200,888)	(11,263,660)
Decrease in prepayment, deposits and
other receivables	46,502	491,044
Increase (decrease) in accounts payable	129,640	(67,606)
(Decrease) in accrued payroll and employees’ benefits	(2,527)	-
Decrease in other payable and accruals	(225,832)	(127,953)
Increase in PRC business tax	867,926	81,381
Decrease in income taxes payable	(22,126)	(1,291,544)
Net cash provided by (used in) operating activities	11,406,194	(1,724,340)
Cash flows from investing activities:
Purchase of property and equipment	(2,472)	(24,549)
Refund of deposit for acquisition of subcontractor	3,717,380	-
Net cash provided by (used in) investing activities	3,714,908	(24,549)
Cash flows from financing activities:
Repayment (to) from shareholder	(730)	3,471
Repayment from directors	612	3,031,479
Advance from a former officer	1,028,573	1,808,145
Repayment (to) a former officer	(1,308,839)	(1,001,028)
Net cash (used in) provided by financing activities	(280,384)	3,842,067

CHINA EXPERT TECHNOLOGY, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (CONT’D)

	Nine months ended September 30,
	2006	2005
	(unaudited)	(unaudited)
	US$	US$
Effect of exchange rate changes	347,079	422,424
Net increase in cash and cash equivalents	15,187,797	2,515,602
Cash and cash equivalents, beginning of period	7,326,595	3,265,318
Cash and cash equivalents, end of period	22,514,392	5,780,920

Supplementary disclosure of cash flow information
Cash paid during the year for:
Interest	-	-
Income tax	3,782,018	3,037,504

Supplementary disclosure of significant non-cash transactions
Issuance of common stock for employees’ compensation	1,672,000	-
Issuance of common stock in return for settlement of
annual interest	306,750	-
Issuance of common stock in return for advertising and
marketing expenses	5,460,925	623,578
Issuance of warrants in return for settlement of legal and
professional services	172,000	-

See the accompanying notes to condensed consolidated financial statements

CHINA EXPERT TECHNOLOGY, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(UNAUDITED)

1.

BASIS OF PREPARATION

The accompanying condensed consolidated financial statements of China Expert Technology, Inc (the “Company”) have been prepared in accordance with generally accepted accounting principles in the United States of America for interim consolidated financial information.  Accordingly, they do not include all the information and notes necessary for comprehensive consolidated financial statements.

In the opinion of the management of the Company, all adjustments, which are of a normal recurring nature, necessary for a fair presentation of the operating results for the three and nine months ended September 30, 2006 have been made.  It is suggested that these condensed consolidated financial statements be read in conjunction with the financial statements and notes thereto included in the Company’s annual audited financial statements for the year ended December 31, 2005.  The Company follows the same accounting policies in preparation of interim reports.

Results for the interim periods presented are not necessarily indicative of the results that might be expected for the entire fiscal year.

2.

      DESCRIPTION OF BUSINESS

The Company continues to be engaged in the provision of system integration services, consultancy services and agency services.  The Company’s revenues for the quarter period presented in the condensed consolidated financial statements and two years prior to this quarter were mainly derived from the provision of system integration for establishment of e-Government information system and network to local government bodies in Fujian Province of the People’s Republic of China (the “PRC”).

3.

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of presentation

The consolidated financial statements of the Company and its subsidiaries have been prepared in accordance with generally accepted accounting principles in the United States.

Principles of consolidation

The consolidated financial statements include the accounts of the Company and its subsidiaries.  All significant inter-company balances and transactions are eliminated in consolidation.

CHINA EXPERT TECHNOLOGY, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(UNAUDITED)

3.

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONT’D)

Use of estimates

The preparation of the financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the dates of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period.  Significant estimates required to be made by management include the recoverability of long-lived assets and recognition of revenue under long-term amounts.  Actual results could differ from those estimates.

Cash and cash equivalents

Cash equivalents are highly liquid investments and have maturities of three months or less at the date of purchase.

Property and Equipment

Property and equipment are stated at cost less accumulated depreciation and amortization. Maintenance, repairs and betterments, including replacement of minor items, are charged to expense; major additions to physical properties are capitalized. Depreciation and amortization are provided using the straight-line method over the estimated useful lives at the following annual rates:

Furniture, fixtures and office equipment

20%

Computer equipment and software

30%

Motor vehicles

30%

Leasehold improvements

the shorter of 30% or lease term

Valuation of long-lived assets

The Company periodically evaluates the carrying value of long-lived assets to be held and used, including intangible assets subject to amortization, when events and circumstances warrant such a review.  The carrying value of a long-lived asset is considered impaired when the anticipated undiscounted cash flow from such asset is separately identifiable and is less than its carrying value.  In that event, a loss is recognized based on the amount by which the carrying value exceeds the fair market value of the long-lived asset.  Fair market value is determined primarily using the anticipated cash flows discounted at a rate commensurate with the risk involved.  Losses on long-lived assets to be disposed of are determined in a similar manner, except that fair market values are reduced for the cost to dispose.

CHINA EXPERT TECHNOLOGY, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(UNAUDITED)

3.

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONT’D)

Deferred financing costs

Deferred financing costs include all costs incurred that are directly related to obtaining loans.  These costs are amortized using the effective interest method over the life of the loans.

Derivative

The Company accounts for non-hedging contracts that are indexed to, and potentially settled in, its own common stock in accordance with the provisions of EITF 00-19, “Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in, a Company’s Own Stock” (“EITF 00-19”).  These non-hedging contracts accounted for in accordance with EITF 00-19 include freestanding warrants to purchase the Company’s common stock as well as embedded conversion features that have been bifurcated from the host contract in accordance with the requirements of SFAS 133, “Accounting for Derivative Instruments and Hedging Activities” (“SFAS 133”).  Under certain circumstances that could require the Company to settle these equity items in cash or stock, and without regard to probability, EITF 00-19 could require the classification of all or part of the item as a liability and the adjustment of that reclassified amount to fair value at each reporting period, with such adjustments reflected in the line item of change in valuation of derivative as other income/(expenses) on the statements of income.

During 2005, the Company issued 7% secured convertible debentures in a face amount of US $6,000,000 which are due and payable in full in one year from their issuance. As no floor price is set for the conversion price of such convertible debentures which vary with the fair value of the Company’s common stock, the Company could not be sure it had adequate authorized shares for the future conversion of convertible debentures. Therefore, all embedded derivatives and the freestanding warrants are recorded at fair value, marked-to-market at each period, and are carried on a separate line of the accompanying balance sheet.

The classification of derivatives, including whether such instruments should be recorded as liability or as equity, is assessed at the end of each reporting period.

Prepaid expenses

Prepaid expenses represent the aggregate fair value of the Company’s common stock issued in return for the consultancy works provided by certain consultants to the Company.  The fair value is determined by reference to the closing price of the Company’s common stock as quoted on the Over the Counter Bulletin Board (“OTCBB”) at the balance sheet date.  The prepaid expenses are amortized on a straight-line basis over the terms of the consulting agreements of five years.

CHINA EXPERT TECHNOLOGY, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(UNAUDITED)

3.

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONT’D)

Revenue recognition

Majority of the Company’s revenue was derived from the provision of system integration services for establishment of e-government information system and network to local government bodies of Fujian Province.  The system integration services contracts are fixed price and under long-term arrangements. Furthermore, an insignificant portion of the Company’s revenue was derived from the provision of maintenance services to local government body.

The Company enters into long-term fixed price contracts with local governments to provide system integration services, which included designing the framework of the e-government system, software development and system integration.  The software development is subcontracting to several external software development companies at a fixed price basis.  Revenue on long–term fixed price contracts is recognized under the percentage-of-completion method in accordance with the American Institute of Certified Public Accountants Statement of Position 81-1 “Accounting for Performance of Construction-Type and Certain Production-Type Contracts”.  Under the percentage-of-completion method, management estimates the percentage-of-completion based upon costs incurred as a percentage of the total estimated costs to the customer.

When total cost estimates exceed revenues, the Company accrues for the estimated losses immediately.  The use of the percentage-of-completion method requires significant judgment relative to estimating total contract revenues and costs, including assumptions relative to the length of time to complete the project, the nature and complexity of the work to be performed, and anticipated changes in estimated costs.  Estimates of total contract revenues and costs are continuously monitored during the term of the contract, and recorded revenues and costs are subject to revision as the contract progresses. When revisions in estimated contract revenues and costs are determined, such adjustments are recorded in the period in which they are first identified.  For instances where the work performed on fixed price contracts is of relatively short duration, revenue is recognized when the work is completed.

There is a one-year warranty period provision in the contract by which the Company has to provide one-year free of charge maintenance to the customers after the completion of the contract.  5% of total contract sum is therefore withheld and will be settled by the customer upon the expiry of the warranty period.  The Company recognizes this associated portion of retention money as revenue upon completion of the projects as the Company considers the provision of maintenance costs under the warranty period can be reliably estimated.  Based on the past history of the maintenance costs incurred, the Company estimated the maintenance costs provision is insignificant.

Revenues for consultancy services, agency services, maintenances services and other services are recognized as work is performed and amounts are earned in accordance with the Securities and Exchange Commission Staff Accounting Bulletin (“SAB”) No. 101 “Revenue Recognition in Financial Statements” as amended by SAB No. 104 “Revenue Recognition”.  The Company considers amounts to be earned once evidence of an arrangement has been obtained, services are delivered, fees are fixed or determinable, and collectibility is reasonably assured.  For contracts with fees based on time-and-materials or cost-plus, revenue is recognized over the period of performance.

Cost of revenue

Cost of revenue comprises mainly subcontracting costs, labor and other cost incurred by those staff directly engaged in the contracts.

CHINA EXPERT TECHNOLOGY, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(UNAUDITED)

3.

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONT’D)

Advertising and marketing expenses

Advertising and marketing expenses, which are charged to income statement as incurred, were US$5,513,286 and US$623,578 for the period ended September 30, 2006 and 2005, respectively.

Comprehensive income

Accumulated other comprehensive income represents foreign currency translation adjustments and is included in the consolidated statement of stockholders’ equity.

Fair value of financial instruments

The carrying amounts of certain financial instruments, including cash and cash equivalents, accounts receivable, accounts payables, short-term loans, related parties receivable and related parties payable approximate fair value due to the short-term nature of these items.

Income Taxes

Income taxes are accounted for using the liability method, which requires an entity to recognize deferred tax liabilities and assets.  Deferred income taxes are recognized based on the differences between the tax bases of assets and liabilities and their reported amounts in the financial statements, which will result in taxable or deductible amounts in future years.  Further, the effects of enacted tax laws or rate changes are included as part of deferred tax expense or benefit in the year that covers the enactment date.  A valuation allowance is recognized if it is more likely than not that some portion, or all, of a deferred tax asset will not be realized.

Foreign Currency Translation

The Company uses China Renminbi (“RMB”) as a functional currency. Transactions denominated in currencies other than RMB are translated into RMB at the applicable rates of exchange prevailing at the dates of the transactions. Monetary assets and liabilities denominated in other currencies are translated into RMB at rates of exchange prevailing at the balance sheet date.  Exchange gains or losses arising from changes in exchange rates subsequent to the transactions dates for monetary assets and liabilities denominated in other currencies are included in the determination of net income for the respective period.

CHINA EXPERT TECHNOLOGY, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(UNAUDITED)

3.

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONT’D)

For financial reporting purposes, RMB has been translated into United States dollars (“US$”) as the reporting currency.  Assets and liabilities are translated at the exchange rate in effect at period end dates. Income statement accounts are translated at the average rate of exchange prevailing for each of the periods.  Translation adjustments arising from the use of different exchange rate from period to period are included as a component of stockholders’ equity as “Accumulated other comprehensive income”.  Gains and losses resulting from foreign currency translations are included in other comprehensive income.  The exchange rate between the RMB and the US$ and used for the period ended September 30, 2006 and 2005 were RMB7.9087 to US$1.00 and RMB8.2468 to US$1.00, respectively.

Post-retirement and post-employment benefits

The Company and its subsidiaries contribute to a state pension scheme in respect of its PRC employees and a mandatory provident fund scheme in respect of its Hong Kong employees.  Other than the above, neither the Company nor its subsidiaries provide any other post-retirement or post-employment benefits.

Net income per share

Basic net income per share is computed by dividing net income by the weighted average number of common shares outstanding during the period.  Diluted net income per share gives effect to all dilutive potential common shares outstanding during the period.  The weighted average number of common shares outstanding is adjusted to include the number of additional common shares that would have been outstanding if the dilutive potential common shares had been issued.

Stock-based compensation

Effective January 1, 2006, the Company adopted the provisions SFAS No. 123 (revised 2004), “Share Based Payment” (“SFAS No. 123R”), and selected the modified prospective method to initially report stock-based compensation amounts in the consolidated financial statements. The Company adopted the market price of common stock at issuance date to determine the fair value of common stock issued to employees as compensation. The Company did not grant any options during the period ended September 30, 2006 and 2005.

The Company adopted the China Expert Technology, Inc. Stock Compensation Program (the “Program”) and reserved up to 800,000 shares of common stock for issuance under the Program. The purpose of the Program is to attract and retain key employees, consultants and other persons, and to provide such key individuals with an additional incentive to contribute to the success of the Company.

During the period ended September 30, 2006, the Company issued 800,000 shares of common stock to employees as a compensation for services. The issued shares are unrestricted and transferable at issuance. At issuance date, the market price of common stock was US$2.09 per share and all the related employees’ benefit amounted to US$1,672,000 was recorded in general and administrative expense.

Recently issued accounting pronouncements

In February 2006, the Financial Accounting Standards Board (“FASB”) issued SFAS No. 155, Accounting for Certain Hybrid Financial Instruments, which amends SFAS No. 133 “Accounting for Derivative Instruments and Hedging Activities” and SFAS No. 140 “Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities”, and improves the financial reporting of certain hybrid financial instruments by requiring more consistent accounting that eliminates exemptions and provides a means to simplify the accounting for these instruments.  Specifically, SFAS No. 155 allows financial instruments that have embedded derivatives to be accounted for as a whole (eliminating the need to bifurcate the derivative from its host) if the holder elects to account for the whole instrument on a fair value basis.  SFAS No. 155 is effective for all financial instruments acquired or issued after the beginning of an entity’s first fiscal year that begins after September 15, 2006.  The Company is currently assessing the impact of SFAS No. 155 on its consolidated financial position and results of operations.

In June 2006, the FASB ratified the consensus reached by the EITF on Issue No. 06-3, How Taxes Collected from Customers and Remitted to Governmental Authorities Should Be Presented in the Income Statement (That Is, Gross versus Net Presentation) (“ EITF 06-3”). EITF 06-3 includes any tax assessed by a governmental authority that is directly imposed on a revenue-producing transaction between a seller and a customer and may include, but is not limited to, sales, use, value added, and some excise taxes. EITF 06-3 concludes that the presentation of taxes on either a gross (included in revenues and costs) or a net (excluded from revenues) basis is an accounting policy decision that should be disclosed. In addition, for any such taxes that are reported on a gross basis, a company should disclose the amounts of those taxes in interim and annual financial statements for each period for which an income statement is presented if those amounts are significant. The provisions of EITF 06-3 should be applied to financial reports for interim and annual reporting periods beginning after December 15, 2006, with earlier adoption permitted. The adoption of EITF 06-3 does not have a material impact on the Company’s financial position, results of operations or cash flows.

In July 2006, the FASB issued Interpretation No. 48, Accounting for Uncertainty in Income Taxes (“FIN 48”). FIN 48 clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements in accordance with FASB Statement No. 109, Accounting for Income Taxes. FIN 48 prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. This Interpretation also provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure, and transition. This Interpretation is effective for fiscal years beginning after December 15, 2006, with earlier adoption permitted. The adoption of FIN 48 does not have a material impact on the Company’s financial position, results of operations or cash flows.

CHINA EXPERT TECHNOLOGY, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(UNAUDITED)

3.

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONT’D)

Recently issued accounting pronouncements (Cont’d)

In September 2006, the FASB issued Statement of Financial Accounting Standards (“SFAS”) No. 157, Fair Value Measurements. SFAS No. 157 establishes a common definition for fair value to be applied to US GAAP guidance requiring use of fair value, establishes a framework for measuring fair value, and expands disclosure about such fair value measurements. SFAS No. 157 is effective for fiscal years beginning after November 15, 2007. The Company is currently assessing the impact of SFAS No. 157 on its consolidated financial position and results of operations.

In September 2006, the SEC issued Staff Accounting Bulletin (“SAB”) No. 108, Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in Current Year Financial Statements. SAB 108 is effective for fiscal years ending on or after November 15, 2006 and addresses how financial statement errors should be considered from a materiality perspective and corrected. The literature provides interpretive guidance on how the effects of the carryover or reversal of prior year misstatements should be considered in quantifying a current year misstatement. Historically there have been two common approaches used to quantify such errors: (i) the “rollover” approach, which quantifies the error as the amount by which the current year income statement is misstated, and (ii) the “iron curtain” approach, which quantifies the error as the cumulative amount by which the current year balance sheet is misstated. The SEC Staff believes that companies should quantify errors using both approaches and evaluate whether either of these approaches results in quantifying a misstatement that, when all relevant quantitative and qualitative factors are considered, is material. The Company is currently evaluating the impact, if any, of adopting the provisions of SAB 108 on its consolidated financial position and results of operations.

4.

COST AND ESTIMATED EARNINGS IN EXCESS OF

BILLINGS ON UNCOMPLETED CONTRACTS

	September 30,	December 31,
	2006	2005
	US$	US$
	(unaudited)

Costs and estimated earnings to date	120,487,372	71,844,581
Less: Billings	(115,203,515)	(70,761,612)
	5,283,857	1,082,969

CHINA EXPERT TECHNOLOGY, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(UNAUDITED)

5.

RELATED PARTY TRANSACTIONS (CONT’D)

As of September 30, 2006 amount due from Mr. Lai Man Yuk, a former officer and currently also a beneficial owner of the Company, represents mainly temporary cash advances to Mr. Lai by a subsidiary. Amount due to Mr. Lai represents cash advances from him to the Company and subsidiaries.  Details of the balances with Mr. Lai are as follows:

	September 30,	December 31,
	2006	2005
	US$	US$
	(unaudited)	(audited)

Amount due from Mr. Lai to:
Expert Network (Shenzhen) Limited	998,552	-
Hong Zhong Holdings Limited	-	24,229
	998,552	24,229

Amount due to Mr. Lai by:
China Expert Technology, Inc.	1,977	1,977
China Expert Network Company Limited	1,476,638	848,195
Hong Zhong Holdings Limited	60,648	-
	1,539,263	850,172

The above balances are interest free, unsecured and repayable within one year.

In 2004, a rental agreement was signed between Mr. Lai and the Company for leasing of the office premise at Shenzhen at a monthly rate of RMB91,677 (equivalent to US$11,117), which was determined by both parties with reference to the market rental.  The operating lease arrangements with expiry date in December 2006 are cancelable and rentals are paid on a monthly basis.  During the period ended September 30, 2006 and 2005, the Company paid rental fee amounted to US$104,327 and US$100,053, respectively, to Mr. Lai.

On March 22, 2005, the Company intended to acquire the ownership of Shenzhen Zhong Zhuo Technology Development Company Limited (“ZZTD”), a subcontractor of the Company, and ENS signed a letter of intent with ZZTD. Pursuant to the letter of intent, the Company placed a deposit of RMB 30,000,000 to ZZTD. On March 1, 2006, being mutually agreed by the Company and ZZTD, an agreement has been made between both parties to rescind the letter of the intent dated March 22, 2005 and the acquisition was terminated. No penalty or compensation was agreed to by both parties for the termination. ZZTD repaid the full deposit amount of RMB 30,000,000 to the Company on March 3, 2006. Mr. Zhu Xiaoxin, the Chief Executive Officer of CXTI, being the Company’s representative and director of ZZTD, also holds 20% of

CHINA EXPERT TECHNOLOGY, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(UNAUDITED)

5.

RELATED PARTY TRANSACTIONS (CONT’D)

the equity interest in ZZTD.  Effective as of May 25, 2006, Mr. Zhu disposed all his equity interest in ZZTD and resigned as director and legal representative of ZZTD.

Other balances with directors and shareholders are interest–free, unsecured with repayable on demand.)

6.

      PREPAYMENTS, DEPOSITS AND OTHER RECEIVABLES

	September 30,	December 31,
	2006	2005
	US$	US$
	(unaudited)

Prepaid contract costs	6,188,154	6,013,009
Deposit for acquisition of a subcontractor (Note 5)	-	3,717,380
Prepayments, deposits and other receivables	45,199	67,549
	6,233,353	9,797,938

Prepaid contract costs refer to the prepayments made to suppliers for the purchases of hardware on behalf of customers, and down-payment to subcontractors for system development. Prepayments are required during the start-up stage of each project, and no revenue and cost be recognized during this stage.

CHINA EXPERT TECHNOLOGY, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(UNAUDITED)

7.

      PREPAID EXPENSES

	September 30,	December 31,
	2006	2005
	US$	US$
	(Unaudited)

Consultancy fees	2,500,000	2,500,000
Fair value adjustment	625,000	-
	3,125,000	2,500,000
Amortization	(1,640,625)	(937,500)
	1,484,375	1,562,500
Less: Amount to be amortized within one year	(625,000)	(500,000)
	859,375	1,062,500

Prepaid expenses represent the aggregate fair value of the company’s common stock issued on February 18, 2004 in return for the consultancy works provided by certain consultants to the Company for the period from February 18, 2004 to February 17, 2009.  A fair value adjustment of US$625,000 is determined by reference to the closing price of the Company’s common stock of US$2.50 as quoted on the OTCBB at the

September 30, 2006. The prepaid expenses are amortized on a straight-line basis over the terms of the consulting agreements of five years.

Amortization for each of the period ended September 30, 2006 and 2005 was US$703,125 and US$375,000 respectively.

8.

      PROPERTY AND EQUIPMENT

	September 30,	December 31,
	2006	2005
	US$	US$
	(unaudited)

At cost:
Furniture, fixtures and office equipment	143,427	142,122
Computer equipment and software	184,506	180,400
Motor vehicles	100,359	98,919
Leasehold improvements	159,231	158,337
	587,523	579,778
Amortization	(567,965)	(550,779)
	19,558	28,999

Depreciation for each of the period ended September 30, 2006 and 2005 was US$11,916 and US$14,144 respectively.

CHINA EXPERT TECHNOLOGY, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(UNAUDITED)

9.

CONVERTIBLE DEBENTURES

On October 31, 2005, the Company issued 7% secured convertible debentures (the “Debentures”) in an aggregate amount of US$6,000,000.  The Debentures are due and payable in full in one year from the date of issuance and require quarterly payment of interest payable in cash or stock at the option of the Company.  At any time from the date of issuance until the maturity date of the Debentures, the Debenture holders have the right to convert the full face amount of the Debentures to common stock of the Company at a price of equal to 75% of the average of the volume weighted average prices of the Company’s common stock for the five consecutive trading days immediately prior to the date of conversion.  In no event will the conversion price be greater than US$1.80 per share.

In connection with the issuance of the Debentures, the Company issued short-term warrants (“Short Term Warrants”) and long-term warrants (“Long Term Warrants”) to the Debenture holders.  For Short Term Warrants, the Company issued the right to the holders to purchase up to 3,921,569 shares of the Company’s common stock at a price of US$1.53 per share.  Short Term Warrants are exercisable for a period equal to the earlier of 18 months from the date of a registration statement declared effective by the Securities and Exchange Commission (“SEC”) or five years from their issuance.  For Long Term Warrants, the Company issued the right to the holders to purchase up to 1,960,784 shares of the Company’s common stock at a price of US$3.06 per share.  Long Term Warrants are exercisable for a period of five years following their issuance.

The Company accounted for the net proceeds from the issuance of the Debentures as three separate components; an embedded derivative component (conversion features), a detachable warrant component and a debt component.  The Company determined the initial carrying value of the debt component by subtracting the fair value of the derivative components amounted to US$5,737,000 (US$3,792,000 for the fair value of conversion features of the Debentures and US$1,945,000 for the fair value of the detachable warrants issued in connection with the Debentures) from the net proceeds received from the issuance of the Debentures.  This resulted in US$263,000 initial  carrying amount of the debt component.

CHINA EXPERT TECHNOLOGY, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(UNAUDITED)

9.

CONVERTIBLE DEBENTURES (CONT’D)

On November 7, 2005, the Company issued a total of 2,309,269 shares of common stock to the Debenture holders following exercise of their election to convert a total of US$1,601,561 in principal amount of the Debentures plus accrued interest of US$3,111 to common stock.  The conversion price was US$0.694875 per share.

At September 30, 2006, the carrying amount of the Debentures was US$3,603,147, consisting of the face value of US$4,398,439, less unamortized debenture discount of US$795,292.  An amount of US$2,870,147 debenture discount was charged to interest expense for the period ended September 30, 2006. For the period ended September 30, 2006, the company recorded an income of US$1,202,000 for the change in fair value of conversion features.

The fair value of conversion features as of September 30, 2006 and at the issue date October 31, 2005 was determined by using the Binomial model based on the following assumptions:

	September 30, 2006	October 31, 2005
Stock price	US$2.50	US$0.84
Stock volatility	90.7%	131%
Risk-free interest rate	4.44%	4.31%
Expected life or maturity	1 month	12 months
Expected dividend yield	--	--
Liquidity discount	30%	30%

There were legal and professional fees incurred in connection with the issuance of the Debentures amounting to US$453,707.  Legal and professional fees included the value of the issued warrants to the financial advisor and related legal and professional fees totally US$647,707 were recorded in deferred finance costs and amortized over the period of the Debentures.  Amortization of the deferred finance cost for the period ended September 30, 2006 was US$485,780.

On October 31, 2006, an Amendment and Waiver Agreement has been signed with the Debenture holders to amend certain terms of the existing Debentures.  As part of this agreement, the parties agreed to fix the conversion price of the remaining outstanding Debentures at US$1.80 per share, which is the maximum conversion price associated with the initial deal.  The Company agreed to give the Debenture holders the right to extend the due date of the remaining outstanding Debentures for a period of six months, from October 31, 2006 to April 30, 2007.

CHINA EXPERT TECHNOLOGY, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(UNAUDITED)

9.

CONVERTIBLE DEBENTURES (CONT’D)

Under the terms of the agreement, the Company agreed to issue a total of 613,815 restricted shares to the Debenture holders in payment of liquidated damages due under the original terms of the Debentures as a result of its failure to have its registration statement declared effective within 200 days of the original closing date of the Debenture transaction.  The Debenture holders have agreed to waive any other prior and future right to claim additional liquidated damages as a result of failure to have the registration statement declared effective, and have agreed to waive payment of interest on the outstanding Debentures during the six month extension period.

10.

NET INCOME PER SHARE

The following table sets forth the computation of basic and diluted income per share:

	Three months ended Sept 30		Nine months ended Sept 30
	2006	2005	2006	2005

Basic income per share
Income for the period	US$6,082,101	US$2,463,684	US$8,053,211	US$7,933,345

Weighted average common stock outstanding	28,890,269	23,593,727	28,078,352	24,141,028

Net income per share	US$0.21	US$0.10	US$0.29	US$0.33

Diluted income per share
Income for the period	US$6,082,101	US$2,463,684	US$8,053,211	US$7,933,345
Change in fair value of warrants	(1,394,473)	-	(1,384,571)	-

Net income	US$4,687,628	US$2,463,684	US$6,668,640	US$7,933,345

Weighted average common stock outstanding	28,890,269	23,593,727	28,078,352	24,141,028
Effect of dilutive securities:
Warrants	1,896,496	-	648,431	-

Weight average common stock outstanding	30,786,765	23,593,727	28,726,783	24,141,028

Net income per share	US$0.15	US$0.10	US$0.23	US$0.33

At September 30, 2006, 2,156,862 potential common shares relating to warrants at the exercise price of US$3.06 per share excluded from the computations of diluted income per share because the exercise price was higher than average market price.

At September 30, 2006, 2,519,044 potential common shares relating to convertible debentures excluded from the computations of diluted income per share because they are anti-dilutive.

CHINA EXPERT TECHNOLOGY, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(UNAUDITED)

11.

COMMITMENTS AND CONTINGENCIES

The Company is obligated under operating leases requiring minimum rentals as follows:

US$

Three months ending December 31, 2006	88,567
Year ending December 31, 2007	29,217
Total minimum lease payments	117,784

As at September 30, 2006, the Company has outstanding obligations under various subcontracting agreements with subcontractors in the amount of approximately US$11,805,278.  The Company does not have any minimum purchase obligations with these subcontractors.

The Company is aware of threatened litigation from First Montauk Securities Corp. with respect to a claim that US$660,000 is owed to First Montauk Securities Corp. (“First Montauk”) by the Company under a Fee Agreement dated September 8, 2004.

On September 15, 2006 the Company has received from First Montauk a Summons in Civil Case which claims against the Company for a sum of $600,000 for damages plus interest and all costs including attorney’s fees under breach of contract.  The Company believes that the claim is without merit and will defend the case accordingly.

The Company has entered into a number of contracts with several consultants for sourcing of e-government projects, however, the Company has the discretion and final decision in determining whether to accept any e-government contracts sourced by them.

The Company has no further or contingent obligations under any executed consultant agreements.

There are no other material commitments and contingencies.

CHINA EXPERT TECHNOLOGY, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(UNAUDITED)

12.

STOCKHOLDERS’ EQUITY

Common stock

On January 10, 2006, the Company issued 32,705 shares of its common stock to the debenture investors as the settlement of accrued interest.

On January 25, 2006, the Company issued 1,179,150 shares of its common stock to the consultant as a consultancy service in relation to the sourcing of a new e-government project. At issuance date, the market price was US$2.09 per share, and US$2,464,423 was be charged against income.

On January 25, 2006, the Company issued 800,000 shares of common stock to various employees who are identified by the Company as eligible to participate in the Stock Compensation Program which was adopted by the Company on January 20, 2006. At the issuance date, the market price was US$2.09 and employees’ benefit amounting to US$1,672,000 was charged against income.

On April 19, 2006, the Company issued 30,986 shares of its common stock to three out of five debenture investors as the settlement of accrued interest.

On June 8, 2006, the Company issued 18,664 shares of its common stock to the remaining two debenture investors as the settlement of accrued interest.

On July 11, 2006, the Company issued 43,238 shares of its common stock to debenture investors as the settlement of accrued interest.

On July 17, 2006, the Company issued 1,074,015 shares of its common stock to the consultant as a consultancy service in relation to the sourcing of a new e-government project. At issuance date, the market price was US$2.79 per share, and US$2,996,502 was be charged against income.

Warrant

On February 11, 2006, the Company issued warrants to a consultancy company for the provision of consultancy services for the period from January 1, to December 31, 2005.  The Company issued the right to purchase up to 150,000 shares of common stock at a price of US$1.08 per share.  The warrants are exercisable for a period of five years from their issuance. The fair value at issuance date was US$172,000.

CHINA EXPERT TECHNOLOGY, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(UNAUDITED)

12.

STOCKHOLDERS’ EQUITY (CONT’D)

Warrant (Cont’d)

The following is a summary of outstanding warrants at September 30, 2006.

	Exercise price	Shares issuable	Exercisable Period	Fair Value
	US$			US$
Short Term Warrants issued on October 31, 2005 in connection with issuance of convertible debentures	1.53	3,921,569	The earlier of 18 months from the date of a registration statement declared effective by the SEC or five years from their issuance	3,993,000

Long Term Warrants issued on October 31, 2005 in connection with issuance of convertible debentures	3.06	1,960,784	Five years from their issuance	2,189,000

Warrants issued on October 31, 2005 in return for legal and professional services in relation to issuance of convertible debentures	1.53	392,156	The earlier of 18 months from the date of a registration statement declared effective by the SEC or five years from their issuance	399,000

Warrants issued on October 31, 2005 in return for legal and professional services in relation to issuance of convertible debentures

Warrant issued on February 11, 2006 in return for provision of consultancy services

	3.06 1.08	196,078 150,000	Five years from their issuance Five years from their issuance	219,000 213,000

		6,620,587		7,013,000

For the period ended September 30, 2006, the Company recorded an expense of US$1,309,000 for the change in the fair value of warrants.

CHINA EXPERT TECHNOLOGY, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(UNAUDITED)

12.

STOCKHOLDERS’ EQUITY (CONT’D)

Warrant (Cont’d)

The fair value of warrants as of September 30, 2006 and at various issue dates October 31, 2005 and February 11, 2006 was determined by using the Black-Scholes model based on the following assumptions:

	Sept 30, 2006	February 11, 2006	October 31, 2005
Stock price	US$2.50	US$2.40	US$0.84
Stock volatility	90.7%	131%	131%
Risk-free interest rate	4.57%-4.68%	4.45%	4.36%-4.45%
Expected life or maturity	18-52 months	60 months	18-60 months
Expected dividend yield	--	--	--
Liquidity discount	30%	30%	30%

13.

SUBSEQUENT EVENTS

On October 4, 2006, the Company issued 43,712 shares of its common stock to the debenture investors as the settlement of third quarter accrued interest.

On October 31, 2006, an Amendment and Waiver Agreement has been signed with the debenture holders to amend certain terms of the existing debentures.  As part of this agreement, the parties agreed to fix the conversion price of the remaining outstanding debentures at US$1.80 per share, which is the maximum conversion price associated with the initial deal.  The Company agreed to give the debenture holders the right to extend the due date of the remaining outstanding debentures for a period of six months, from October 31, 2006 to April 30, 2007.

Under the terms of the agreement, the Company agreed to issue a total of 613,815 restricted shares to the debenture holders in payment of liquidated damages due under the original terms of the debentures as a result of its failure to have its registration statement declared effective within 200 days of the original closing date of the debenture transaction.  The debenture holders have agreed to waive any other prior and future right to claim additional liquidated damages as a result of failure to have the registration statement declared effective, and have agreed to waive payment of interest on the outstanding debentures during the six month extension period.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of

CHINA EXPERT TECHNOLOGY, INC.

We have audited the accompanying consolidated balance sheet of China Expert Technology, Inc. and subsidiaries (the “Company”) as of December 31, 2005 and the related consolidated statements of income and comprehensive income, stockholders’ equity and cash flows for year then ended.  These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting.  Our audits include consideration of internal control over financial reporting as a basis for designed audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting.  Accordingly, we express no such opinion.  Our audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of China Expert Technology, Inc. and subsidiaries as of December 31, 2005 and the consolidated results of their operations and their cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States of America.

BDO McCabe Lo Limited

Hong Kong, March 10, 2006

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of

China Expert Technology, Inc.

We have audited the accompanying consolidated balance sheet of China Expert Technology, Inc. and its subsidiaries as of December 31, 2004 and the related consolidated statements of income, stockholders’ equity and cash flows for each of the two years in the period ended December 31, 2004.  These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of China Expert Technology, Inc. and its subsidiaries as of December 31, 2004 and the consolidated results of their operations and their cash flows for each of the two years in the period ended December 31, 2004 in conformity with accounting principles generally accepted in the United States of America.

PKF

Certified Public Accountants

Hong Kong

February 22, 2005, except for the restatement discussed in Note 2 to the consolidated financial statements, as to which the date is March 10, 2006

CHINA EXPERT TECHNOLOGY, INC.
CONSOLIDATED BALANCE SHEETS

	December 31,
	2005 US$	2004 US$ (restated)

ASSETS
Current assets
Cash and cash equivalents	7,326,595	3,265,318
Account receivables, net of allowance for doubtful accounts of nil and nil at December 31, 2005 and 2004, respectively	15,423,852	4,438,331
Cost and estimated earnings in excess of billings (Note 9)	1,082,969	-
Amount due from a director (Note 7)	609	360
Amount due from a former officer (Note 7)	24,229	2,022,525
Loan to a director (Note 7)	-	3,031,479
Prepayments, deposits and other receivables (Note 8)	9,797,938	3,871,440
Deferred finance costs	539,756	-
Current portion of prepaid expenses (Note 6)	500,000	500,000
Total current assets	34,695,948	17,129,453

Property and equipment, net (Note 4)	28,999	21,131
Intangible assets, net (Note 5)	-	289,203
Prepaid expenses (Note 6)	1,062,500	1,562,500
Deferred tax assets (Note 11)	-	271,758
Total assets	35,787,447	19,274,045

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	644,470	975,118
Accrued payroll and employees’ benefits	49,115	29,315
Other payables and accruals	687,837	219,241
Amount due to a director (Note 7)	97,115	160,459
Amount due to a former officer (Note 7)	850,172	2,137,881
Amount due to shareholders (Note 7)	730	730
Income taxes payable	1,514,217	2,148,319
PRC business tax payable	641,793	957,804
Deferred tax liabilities (Note 11)	97,783	-
Convertible debentures, net of discount of US$3,665,439 (Note 10)	733,000	-
Embedded derivatives (Note 10)	3,631,000	-
Warrants (Note 14)	5,532,000	-
Total current liabilities	14,479,232	6,628,867

Commitments and contingencies (Note 13)

Stockholders’ equity
Common stock, par value US$0.001, authorized 200,000,000 shares; issued and outstanding December 31, 2005: 25,902,996 shares; December 31, 2004: 24,414,679 shares	25,903	24,414
Additional paid-in capital	12,101,755	10,394,167
Accumulated other comprehensive income	450,641	-
Retained earnings	8,729,916	2,226,597
Total stockholders’ equity	21,308,215	12,645,178
Total liabilities and stockholders’ equity	35,787,447	19,274,045

See the accompanying notes to consolidated financial statements.

CHINA EXPERT TECHNOLOGY, INC.
CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME

	Year ended December, 31
	2005	2004	2003
	US$	US$	US$
		(restated)

Revenue	35,568,606	26,831,135	5,666,934
Cost of revenue	(18,887,176)	(14,469,900)	(2,706,174)
Gross profit	16,681,430	12,361,235	2,960,760
Other operating income	47,869	2,872	-
General and administrative expenses	(1,625,667)	(1,193,849)	(894,299)
Advertising and marketing expenses	(623,578)	(1,101,205)	(6,501)
Consultancy fees for reverse takeover	-	(2,940,000)	-
Amortization of intangible assets (Note 5)	(289,352)	(385,604)	(385,604)
Depreciation of property and equipment	(18,171)	(36,222)	(161,372)
Other operating expenses	-	(22,065)	-
Income from operations	14,172,531	6,685,162	1,512,984
Other income (expenses)
Interest income	34,386	24,350	745
Interest expenses and finance costs	(702,012)	-	-
Change in fair value of derivatives	(4,244,186)	-	-
Income before income tax	9,260,719	6,709,512	1,513,729
Income tax expense	(2,757,400)	(1,882,671)	(303,316)
Net income	6,503,319	4,826,841	1,210,413
Other comprehensive income
Foreign currency translation adjustment	450,641	-	-
Comprehensive income	6,953,960	4,826,841	1,210,413

Net income per share (Note 12)
Basic:
Net income per share	US$0.26	US$0.20	US$0.06
Weighted average common stock outstanding	24,545,570	23,673,802	19,935,000

Diluted:
Net income per share	US$0.25	US$0.20	US$0.06
Weighted average common stock outstanding	25,811,076	23,673,802	19,935,000

See the accompanying notes to consolidated financial statements.

CHINA EXPERT TECHNOLOGY, INC.
CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY

	Common Stock		Additional	(Accumulated deficit)/	Accumulated other	Total
	Shares outstanding	Amount	paid-in capital	retained earnings	comprehensive income	stockholders’ equity

		US$	US$	US$	US$	US$

At December 31, 2002	19,935,000	19,935	3,836,106	(3,810,657)	-	45,384
Net income	-	-	-	1,210,413	-	1,210,413

At December 31, 2003	19,935,000	19,935	3,836,106	(2,600,244)	-	1,255,797
Shares issued for reverse takeover	728,474	728	20,607	-	-	21,335
Shares issued in return for consultancy services on reverse takeover	1,400,000	1,400	2,938,600	-	-	2,940,000
Shares issued in return for provision of consultancy works	1,800,000	1,800	3,598,200	-	-	3,600,000
Shares issued in return for sourcing of a contract customer	1,101,205	1,101	1,100,104	-	-	1,101,205
Cancellation of shares previously issued to a consultant	(550,000)	(550)	(1,099,450)	-	-	(1,100,000)
Net income (restated)	-	-	-	4,826,841	-	4,826,841

At December 31, 2004	24,414,679	24,414	10,394,167	2,226,597	-	12,645,178
Shares issued in return for sourcing of a contract customer	1,056,911	1,057	622,521	-	-	623,578
Cancellation of shares previously issued to an investor	(1,877,863)	(1,877)	1,877	-	-	-
Conversion of convertible debentures	2,309,269	2,309	1,083,190	-	-	1,085,499

Foreign currency translation adjustment	-	-	-	-	450,641	450,641
Net income	-	-	-	6,503,319	-	6,503,319

At December 31, 2005	25,902,996	25,903	12,101,755	8,729,916	450,641	21,308,215

See the accompanying notes to the consolidated financial statements.

CHINA EXPERT TECHNOLOGY, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS

	Year ended December 31,
	2005	2004	2003
	US$	US$	US$
		(restated)
Cash flows from operating activities:
Net income	6,503,319	4,826,841	1,210,413
Adjustment to reconcile net income to net cash
(used in) provided by operating activities:
Amortization of intangible assets	289,203	385,604	385,604
Depreciation of property and equipment	18,171	36,222	161,372
Amortization of prepaid consultancy fees	500,000	437,500	-
Deferred tax assets / liabilities	369,541	43,987	144,829
Loss on disposal of property and equipment	-	-	3,474
Expenses compensated by common stock	623,578	4,041,205	-
Interest expenses and finance cost	702,012	-	-
Losses on change in fair value of derivatives	4,244,186	-	-
Other expenses	-	22,065	-
Changes in operating assets and liabilities:
Increase in accounts receivable	(10,888,397)	(4,438,331)	-
(Increase) decrease in costs and estimated earnings	(1,082,969)	(164,820)	331,595
Increase in prepayments, deposits and receivables	(2,124,955)	(2,583,551)	(1,204,192)
(Decrease) increase in accounts payable	(351,987)	965,432	1,718
Increase (decrease) in accrued payroll and employees’ benefits	19,800	(5,533)	18,832
Increase (decrease) in other payables and accruals	393,657	(110,862)	186,465
(Decrease) increase in deposits received	-	(93,141)	93,141
(Decrease) increase in PRC business tax payable	(1,504,425)	683,262	189,984
Increase in income taxes payable	512,224	1,838,685	158,487
Net cash (used in) provided by operating activities	(1,777,042)	5,884,565	1,681,722

Cash flows from investing activities:
Purchase of property and equipment	(25,859)	(5,233)	-
Proceeds from disposal of property and equipment	-	-	12,666
Deposit for acquisition of a subcontractor	(3,717,380)	-	-
Net cash (used in) provided by investing activities	(3,743,239)	(5,233)	12,666

Cash flows from financing activities:
Loans to a director	-	(3,031,479)	(1,946,498)
Repayment of loan from a director	3,031,479	-	-
Advance from directors	784	1,771,063	703,706
Repayment to directors	(66,073)	(1,610,965)	(703,706)
Advance from a former officer	2,112,197	2,489,528	-
Repayment to a former officer	(1,364,202)	(2,279,384)	-
Legal and professional expenses in connection of issuance of convertible debentures	(453,707)	-	-
Net proceeds from issuance of convertible debentures	6,000,000	-	-
Net cash provided by (used in) financing activities	9,260,478	(2,661,237)	(1,946,498)
Effect of exchange rate changes	321,080	-	-
Net increase in cash and cash equivalents	4,061,277	3,218,095	(252,110)
Cash and cash equivalent, beginning of year	3,265,318	47,223	299,333
Cash and cash equivalent, end of year	7,326,595	3,265,318	47,223

See the accompanying notes to consolidated financial statements.

CHINA EXPERT TECHNOLOGY, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS - Continued

	Year ended December 31,
	2005	2004	2003
	US$	US$	US$
		(restated)

Supplementary disclosure of cash flow information
Cash paid during the year for:
Interest	-	-	-
Income taxes	3,061,299	-	-

Supplementary disclosure of significant non-cash transactions
Shares issued for reverse merger	-	21,335	-
Issuance of common stock in return for consultancy services on reverse takeover	-	2,940,000	-
Issuance of common stock in return for consultancy services for five years from 2004 to 2009	-	2,500,000	-
Issuance of common stock in return for advertising and marketing services	623,578	1,101,205	-
Cancellation of shares	1,877	-	-
Issuance of warrants in return for legal and professional services in connection with the issuance of convertible debentures	194,000	-	-
Convertible debentures of US$1,601,561 face value plus accrued interest of US$3,111 were converted into 2,309,269 shares of common stock	1,085,499	-	-

See the accompanying notes to consolidated financial statements.

CHINA EXPERT TECHNOLOGY, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1.  DESCRIPTION OF THE COMPANY

China Expert Technology, Inc. (the “Company” or “CXTI”) was incorporated in the State of Nevada on June 18, 1990.

On February 9, 2004, CXTI completed a share exchange with the shareholders of China Expert Network Company Limited (“CEN”) (“the Exchange”).  In the Exchange, CXTI acquired 30,000,000 shares representing all the issued and outstanding common share of CEN from the shareholders of CEN (“the Shareholders”) in exchange for the issuance of 19,935,000 shares of common stock of CXTI to the Shareholders. In conjunction with the Exchange, CXTI also issued a total of 1,400,000 additional shares to financial institutes and advisors as compensation for consulting services for the reverse takeover.

The Exchange resulted in a change of control of CXTI. Upon completion of the Exchange and the related share issuance, CXTI has a total of 22,063,474 shares issued and outstanding, of which 19,935,000 or approximately 90.35% are owned by the Shareholders.  As the Exchange resulted in the former shareholders of CEN owning greater than 50% of the common stock of CXTI, the Exchange has been treated as a reverse takeover with CEN as the accounting acquirer (legal subsidiary) and CXTI as the accounting acquiree (legal parent).

Following a reverse takeover, the Company has ended its development stage and is now engaging in the provision of system integration services, consultancy services and agency services through its subsidiaries, China Expert Network Company Limited, Expert Network (Shenzhen) Limited (“ENS”) and Hong Zhong Holdings Limited (“HZH”).  CEN is a limited liability company incorporated in Hong Kong and wholly owned by CXTI.  ENS is a limited liability company established in the People’s Republic of China (the “PRC”).  HZH is a limited liability company incorporated in the British Virgin Islands.  ENS and HZH are wholly owned by CEN.  For the years ended December 31, 2005, 2004 and 2003, the Company’s revenue were mainly generated from the provision of system integration for establishment of e-government information system and network to local government bodies in Fujian Province, the PRC.

On April 12, 2004, the name of the Company was changed from Leopard Capital, Inc. to China Expert Technology, Inc.

NOTE 2.  RESTATEMENT OF FINANCIAL STATEMENTS

2004’s Consolidated Financial Statements	As previously reported	Adjustment number (1)	Adjustment number (2)	Adjustment number (3)	Adjustment number (4)	As restated
	US$	US$	US$	US$	US$	US$

Net income	7,766,841	(2,940,000)	-	-	-	4,826,841
Common stock	3,879,727	-	(3,855,313)	-	-	24,414
Additional paid-in Capital	3,598,854	2,940,000	3,855,313	-	-	10,394,167
Current portion of prepaid expenses	-	-	-	500,000	-	500,000
Prepaid expenses presented as non-current assets	2,062,500	-	-	(500,000)	-	1,562,500
Amount due from a former officer	-	-	-	-	2,022,525	2,022,525
Amount due to a former officer	115,356	-	-	-	2,022,525	2,137,881

Adjustment number:

(1)

In conjunction with the Exchange as mentioned in Note 1 above, CXTI also issued a total of 1,400,000 common shares to financial institutes and advisors as compensation for consulting services for the reverse takeover in addition to 19,935,000 common shares of the Company to the Shareholders.  This transaction was previously reported in the 2004 financial statements as part of the shares issued for acquisition of CEN and charged directly to equity by reference to the par value of such shares issued.

The Company has determined that such 1,400,000 common shares were issued as compensation for services rendered for the reverse takeover and the relevant costs should be charged against income as consultancy fees for reverse takeover in 2004.  The fair value of the transaction costs was determined by the management to be US$2,940,000, which was based on the bid price provided by the Over the Counter Bulletin Board (“OTCBB”) on February 9, 2004 (representing the date of the completion of the reverse takeover).

As a result of the aforementioned adjustment, the net income for 2004 was reduced by US$2,940,000, the net income per share was reduced from US$0.33 to US$0.20 per share and the additional paid-in capital was increased by US$2,940,000.  This adjustment had no impact on net cash provided by operating activities reported in the 2004 consolidated statement of cash flows.

 (2)

In order to have a better presentation of the reverse takeover in 2004, the management made certain reallocation adjustments on the common stock and additional paid-in capital.  In particular, US$3,855,313 of the 2004’s common stock was reallocated to the additional paid-in capital of the Company.  US$3,855,313 represented US$3,856,041 of CEN’s common stock less US$728 of CXTI’s common stock (728,474 shares of par value of US$0.001 each) immediately prior to the reverse takeover.

In effect, the opening outstanding common stock of the Company for 2004 represented 19,935,000 shares of par value of US$0.001 each amounted to US$19,935 issued by CXTI to the Shareholders whilst US$728 of CXTI’s common stock (representing 728,474 shares of par value of US$0.001 each) immediately prior to the reverse takeover were regarded as the shares issued for the reverse takeover.  This reallocation had no impact on net income, stockholders’ equity and cash flows in 2004.

(3)

Prepaid expenses reported in the 2004 consolidated balance sheet comprised of a current portion of US$500,000 that was expensed in 2005.  Such current portion has been reclassified from non-current assets to current assets accordingly.  This reclassification had no impact on net income, stockholders’ equity and cash flows in 2004.

(4)

Amount due from a former officer and amount due to a former officer as of December 31, 2004 have been restated by reporting the gross amounts instead of a net amount on the 2004 consolidated balance sheet.  Accordingly, amount due from a former officer was restated at $2,022,525 and amount due to a former officer was restated at $2,137,881.

NOTE 3.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The consolidated financial statements of the Company and its subsidiaries have been prepared in accordance with generally accepted accounting principles in the United States of America.

Principles of consolidation

The consolidated financial statements include the accounts of the Company and its subsidiaries. All significant inter-company balances and transactions are eliminated in consolidation.

Use of estimates

The preparation of the financial statements in conformity with according principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the dates of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Significant estimates required to be made by management include the recoverability of long-lived assets and recognition of revenue under long term amounts. Actual results could differ from those estimates.

Cash and cash equivalents

Cash equivalents are highly liquid investments and have maturities of three months or less at the date of purchase.

Property and Equipment

Property and equipment are stated at cost less accumulated depreciation and amortization. Maintenance, repairs and betterments, including replacement of minor items, are charged to expense; major additions to physical properties are capitalized. Depreciation and amortization are provided using the straight-line method over the estimated useful lives at the following annual rates:

Furniture, fixtures and office equipment	20%
Computer equipment and software	30%
Motor vehicles	30%
Leasehold improvements	the shorter of 30% or lease term

Intangible assets

Intangible assets represent information database purchased. Cost relating to the setting up of information databases via purchases of data or information are capitalized and stated at cost less accumulated amortization and any impairment losses. The costs of information database are amortized using the straight-line method over its estimated useful life of five years.

Valuation of long-lived assets

The Company periodically evaluates the carrying value of long-lived assets to be held and used, including intangible assets subject to amortization, when events and circumstances warrant such a review.  The carrying value of a long-lived asset is considered impaired when the anticipated undiscounted cash flow from such asset is separately identifiable and is less than its carrying value.  In that event, a loss is recognized based on the amount by which the carrying value exceeds the fair market value of the long-lived asset.  Fair market value is determined primarily using the anticipated cash flows discounted at a rate commensurate with the risk involved.  Losses on long-lived assets to be disposed of are determined in a similar manner, except that fair market values are reduced for the cost to dispose.

Deferred financing costs

Deferred financing costs include all costs incurred that are directly related to obtaining loans.  These costs are amortized using the effective interest method over the life of the loans.

Derivative

The Company accounts for non-hedging contracts that are indexed to, and potentially settled in, its own common stock in accordance with the provisions of EITF 00-19, “Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in, a Company’s Own Stock” (“EITF 00-19”).  These non-hedging contracts accounted for in accordance with EITF 00-19 include freestanding warrants to purchase the Company’s common stock as well as embedded conversation features that have been bifurcated from the host contract in accordance with the requirements of SFAS 133, “Accounting for Derivative Instruments and Hedging Activities” (“SFAS 133”).  Under certain circumstances that could require the Company to settle these equity items in cash or stock, and without regard to probability, EITF 00-19 could require the classification of all or part of the item as a liability and the adjustment of that reclassified amount to fair value at each reporting period, with such adjustments reflected in the line item of change in valuation of derivative as other income/(expenses) on the statements of income.

During the year, the Company issued 7% secured convertible debentures in a face amount of US$6,000,000 which are due and payable in full in one year from their issuance (refer to Note 10 for details).  As no floor price is set for the conversion price of such convertible debentures which vary with the fair value of the Company’s common stock, the Company could not be sure it had adequate authorized shares for the future conversion of convertible debentures.  Therefore, all embedded derivatives and freestanding warrants are recorded at fair value, marked-to-market at each reporting period, and are carried on a separate line of the accompanying balance sheet.

The classification of derivatives, including whether such instruments should be recorded as liability or as equity, is assessed at the end of each reporting period.

Revenue recognition

Over 99% of the Company’s revenue was derived from the provision of system integration services for establishment of e-government information system and network to local government bodies of Fujian Province.  The system integration services contracts are fixed price and under long-term arrangements.  Furthermore, an insignificant portion of the Company’s revenue was derived from the provision of consultation and training services to local government bodies.

The Company enters into long-term fixed price contracts with local governments to provide system integration services, which included designing the framework of the e-government system, software development and system integration.  The software development is subcontracting to several external software development companies at a fixed price basis.  Revenue on long–term fixed price contracts is recognized under the percentage-of-completion method in accordance with the American Institute of Certified Public Accountants Statement of Position 81-1 “Accounting for Performance of Construction-Type and Certain Production-Type Contracts”.  Under the percentage-of-completion method, management estimates the percentage-of-completion based upon costs incurred as a percentage of the total estimated costs to the customer.  When total cost estimates exceed revenues, the Company accrues for the estimated losses immediately.  The use of the percentage-of-completion method requires significant judgment relative to estimating total contract revenues and costs, including assumptions relative to the length of time to complete the project, the nature and complexity of the work to be performed, and anticipated changes in estimated costs.  Estimates of total contract revenues and costs are continuously monitored during the term of the contract, and recorded revenues and costs are subject to revision as the contract progresses. When revisions in estimated contract revenues and costs are determined, such adjustments are recorded in the period in which they are first identified.  For instances where the work performed on fixed price contracts is of relatively short duration, revenue is recognized when the work is completed.

There is a one-year warranty period provision in the contract by which the Company has to provide one-year free of charge maintenance to the customers after the completion of the contract.  5% of total contract sum is therefore withheld and will be settled by the customer upon the expiry of the warranty period.  The Company recognizes this associated portion of retention money as revenue upon completion of the projects as the Company considers the provision of maintenance costs under the warranty period can be reliably estimated.  Based on the past history of the maintenance costs incurred, the Company estimated the maintenance costs provision is insignificant.

Revenues for consultancy services, agency services , maintenance services and other services are recognized as work is performed and amounts are earned in accordance with the Securities and Exchange Commission Staff Accounting Bulletin (“SAB”) No. 101 “Revenue Recognition in Financial Statements” as amended by SAB No. 104 “Revenue Recognition”.  The Company considers amounts to be earned once evidence of an arrangement has been obtained, services are delivered, fees are fixed or determinable, and collectibility is reasonably assured.  For contracts with fees based on time-and-materials or cost-plus, revenue is recognized over the period of performance.

Cost of revenue

Cost of revenue comprises mainly subcontracting costs, labor and other cost incurred by those staff directly engaged in the contracts.

Advertising and marketing expenses

Advertising and marketing expenses, which are charged to income statement as incurred, were US$623,578, US$1,101,205 and US$6,501 for the years ended December 31, 2005, 2004 and 2003, respectively.

Comprehensive income

Accumulated other comprehensive income represents foreign currency translation adjustments and is included in the consolidated statement of stockholders’ equity.

Fair value of financial instruments

The carrying amounts of certain financial instruments, including cash and cash equivalents, accounts receivable, accounts payables, short-term loans, related parties receivable and related parties payable approximate fair value due to the short-term nature of these items.

Income Taxes

Income taxes are accounted for using the liability method, which requires an entity to recognize deferred tax liabilities and assets.  Deferred income taxes are recognized based on the differences between the tax bases of assets and liabilities and their reported amounts in the financial statements, which will result in taxable or deductible amounts in future years.  Further, the effects of enacted tax laws or rate changes are included as part of deferred tax expense or benefit in the year that covers the enactment date.  A valuation allowance is recognized if it is more likely than not that some portion, or all, of a deferred tax asset will not be realized.

Foreign Currency Translation

The Company uses China Renminbi (“RMB”) as a functional currency. Transactions denominated in currencies other than RMB are translated into RMB at the applicable rates of exchange prevailing at the dates of the transactions. Monetary assets and liabilities denominated in other currencies are translated into RMB at rates of exchange prevailing at the balance sheet date.  Exchange gains or losses arising from changes in exchange rates subsequent to the transactions dates for monetary assets and liabilities denominated in other currencies are included in the determination of net income for the respective period.

For financial reporting purposes, RMB has been translated into United States dollars (“US$”) as the reporting currency.  Assets and liabilities are translated at the exchange rate in effect at year end dates. Income statement accounts are translated at the average rate of exchange prevailing for each of the years.  Translation adjustments arising from the use of different exchange rate from period to period are included as a component of stockholders’ equity as “Accumulated other comprehensive income”.  Gains and losses resulting from foreign currency translations are included in other comprehensive income.  The exchange rate between the RMB and the US$ and used for the years ended December 31, 2005 and 2004 were RMB8.0702 to US$1.00 and RMB8.2468 to US$1.00, respectively.

Post-retirement and post-employment benefits

The Company and its subsidiaries contribute to a state pension scheme in respect of its PRC employees and a mandatory provident fund scheme in respect of its Hong Kong employees.  Other than the above, neither the Company nor its subsidiaries provide any other post-retirement or post-employment benefits.

Net income per share

Basic net income per share is computed by dividing net income by the weighted average number of common shares outstanding during the period.  Diluted net income per share gives effect to all dilutive potential common shares outstanding during the period.  The weighted average number of common shares outstanding is adjusted to include the number of additional common shares that would have been outstanding if the dilutive potential common shares had been issued.

Recently issued accounting pronouncements

In December 2004, the Financial Accounting Standards Board (“FASB”) issued SFAS No. 123 (revised 2004), “Share-Based Payment”, which is a revision of SFAS No. 123, “Accounting for Stock-Based Compensation”, SFAS No. 123(R) supersedes APB Opinion No.25, “Accounting for Stock Issued to Employees and amends SFAS No.95, “Statement of Cash Flows”. Generally, the approach in SFAS No.123(R) is similar to the approach described in SFAS No. 123. However, SFAS No.123(R) requires all share-based payments to employees, including grants of employee stock options, to be recognized in the income statement based on their fair values.  Pro forma disclosure is no longer an alternative. SFAS No. 123(R) was to be effective from the beginning of the first interim or annual reporting period after June 15, 2005. In April 2005, the Securities and Exchange Commission delayed the implementation of SFAS 123(R).  As a result, SFAS 123(R) will be effective for small business issuers from the beginning of the first annual reporting period after December 15, 2005, which is the fiscal year ending December 31, 2006 for the Company. The Company is currently assessing the impact of this statement on the Company’s consolidated financial statements.

In December 2004, the FASB issued SFAS No. 153, Exchanges of Non-monetary Assets, an amendment of APB Opinion No. 29. SFAS No. 153 addresses the measurement of exchanges of non-monetary assets and redefines the scope of transactions that should be measured based on the fair value of the assets exchanged. SFAS No. 153 is effective for non-monetary asset exchanges occurring in fiscal periods beginning after June 15, 2005, which would be the Company’s second quarter of fiscal 2006. The adoption of SFAS No. 153 is not expected to have a material effect on our consolidated financial position or results of operations.

In May 2005, the FASB issued SFAS No. 154, Accounting Changes and Error Corrections (“SFAS No. 154”), which replaces Accounting Principles Board Opinion No. 20, Accounting Changes and SFAS No. 3, Reporting Accounting Changes in Interim Financial Statements. SFAS No. 154 changes the requirements for the accounting for and reporting of a change in accounting principles. It requires retrospective application to prior periods’ financial statements of changes in accounting principles, unless it is impracticable to determine either the period-specific effects or the cumulative effect of the change. This statement is effective for accounting changes and corrections of errors made in fiscal years beginning after December 15, 2005. The impact on the Company’s operations will depend on future accounting pronouncements or changes in accounting principles.

In February 2006, the FASB issued SFAS No. 155, Accounting for Certain Hybrid Financial Instruments, which amends SFAS No. 133 “Accounting for Derivative Instruments and Hedging Activities” and SFAS No. 140 “Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities”, and improves the financial reporting of certain hybrid financial instruments by requiring more consistent accounting that eliminates exemptions and provides a means to simplify the accounting for these instruments.  Specifically, SFAS 155 allows financial instruments that have embedded derivatives to be accounted for as a whole (eliminating the need to bifurcate the derivative from its host) if the holder elects to account for the whole instrument on a fair value basis.  SFAS 155 is effective for all financial instruments acquired or issued after the beginning of an entity’s first fiscal year that begins after September 15, 2006.  The Company is currently assessing the impact of the statement on the Company’s consolidation financial statements.

NOTE 4.  PROPERTY AND EQUIPMENT

Property and equipment consists of the following:

	2005	2004
	US$	US$
At cost:
Furniture, fixtures and office equipment	142,122	207,376
Computer equipment and software	180,400	108,268
Motor vehicles	98,919	74,087
Leasehold improvements	158,337	156,652
Total	579,778	546,383
Accumulated depreciation	(550,779)	(525,252)
Property and equipment, net	28,999	21,131

Depreciation for each of the three years ended December 31, 2005, 2004 and 2003 was US$18,171, US$36,222 and US$161,372, respectively.

NOTE 5.  INTANGIBLE ASSETS

	2005	2004
	US$	US$
At cost:
Information databases	1,928,020	1,928,020
Accumulated amortization	(1,928,020)	(1,638,817)
Intangible assets, net	-	289,203

The Company’s information databases represent costs for acquiring the expert information data assembled by and lists and details of projects developed by parties independent of the Company.  The consideration for the Company acquisition of the information databases amounted to US$1,928,020 (HK$15,000,000) was satisfied by the issue of 15,000,000 shares of CEN at Hong Kong dollar 1 per share in the year of 2000.

Amortization for each of the three years ended December 31, 2005, 2004 and 2003 was US$289,203, US$385,604 and US$385,604, respectively.

NOTE 6.  PREPAID EXPENSES

At December 31, 2005 and 2004 prepaid expenses are as follows:

	2005	2004
	US$	US$
		(restated)

Consultancy fees	2,500,000	2,500,000
Amortization	(937,500)	(437,500)
	1,562,500	2,062,500
Less: Amount to be amortized within one year	(500,000)	(500,000)
Amount to be amortized over one year	1,062,500	1,562,500

Prepaid expenses represent the aggregate fair value of the company’s common stock issued on February 18, 2004 in return for the consultancy works provided by certain consultants to the Company for the period from February 18, 2004 to February 17, 2009.  The fair value is determined by reference to the average price of the Company’s common stock as quoted on the OTCBB at the date of issuance.  The prepaid expenses are amortized on a straight-line basis over the terms of the consulting agreements of five years.

Amortization for the each of the three years ended December 31, 2005, 2004 and 2003 was US$500,000, US$437,500 and nil, respectively.

NOTE 7.  RELATED PARTIES TRANSACTIONS

During the years ended December 31, 2005 and 2004, Mr. Lai Man Yuk, a former officer and currently a beneficial owner of the Company, made various cash advances to CEN for its operating expenses.  On the other hand, Mr. Lai obtained cash advances from ENS.  On December 30, 2005, an agreement has been signed among Mr. Lai, ENS and CEN in relation to the settlement of outstanding balances among the signed parties as of the agreement date.  Pursuant to the agreement, the entire amount due by Mr. Lai to ENS of US$1,840,192 was transferred and settled against his outstanding advances to CEN.  Accordingly, at December 31, 2005, amounts due to Mr. Lai and ENS by CEN became US$848,195 and US$1,840,192, respectively.  Amounts due from / to Mr. Lai by HZH and CXTI represent cash advances.

Details of the balances with Mr. Lai are as follows:

	2005	2004
	US$	US$
		(restated)

Amount due from Mr. Lai to:
Expert Network (Shenzhen) Company Limited	-	2,022,525
Hong Zhong Holdings Limited	24,229	-
Total	24,229	2,022,525

Amount due to Mr. Lai by:
China Expert Technology, Inc.	1,977	-
China Expert Network Company Limited	848,195	2,133,691
Hong Zhong Holdings Limited	-	4,190
Total	850,172	2,137,881

The above balances are interest free, unsecured and repayable within one year.

In 2004, a rental agreement was signed between Mr. Lai and ENS for leasing of the office premises in Shenzhen at a monthly rent of RMB91,677, which was determined by both parties with reference to the market rental.  The operating lease arrangements with expiry date in December 2006 are cancelable and rentals are paid on a monthly basis.  During the period ended December 31, 2005, 2004 and 2003, the Company paid rentals amounting to US$134,447, US$133,404 and US$133,404, respectively, to Mr. Lai.

In April 2005, Mr. Lai sold a used motor vehicle to the Company at an amount of HK$180,000 (equivalent to US$23,136) which was determined by both parties with reference to the market value.

On March 22, 2005, the Company intended to acquire the ownership of Shenzhen Zhong Zhuo Technology Development Company Limited (“ZZTD”), a subcontractor of the Company, and ENS signed a letter of intent with ZZTD.  Pursuant to the letter of intent, the Company placed a deposit of RMB30,000,000 to ZZTD.  On March 1, 2006, being mutually agreed by the Company and ZZTD, an agreement has been made between both parties to rescind the letter of intent dated March 22, 2005 and the acquisition was terminated.  No penalty or compensation were agreed by both parties for the termination.  ZZTD repaid the full deposit amount of RMB30,000,000 to the Company on March 3, 2006.  Mr. Zhu Xiao Xin, the Chief Executive Officer of CXTI, being the company’s representative and director of ZZTD, also holds 20% of the equity interest in ZZTD.

ZZTD is one of the major subcontractors of Jinjiang and Dehua projects.  For the years ended December 31, 2005, 2004 and 2003, subcontracting services provided by ZZTD to the Company amounting US$3,044,876, US$1,249,710 and US$2,025,028, respectively.

Loan made by the Company to a director, Mr. Kung Sze Chau, in 2004 which was interest bearing at 5.22% per annum, unsecured and due by January 14, 2005 was fully repaid on the due date.  Interest income received from Mr. Kung for the years ended December 31, 2005, 2004 and 2003 were nil, US$22,111 and nil, respectively.

Other balances with directors and shareholders are interest-free and unsecured with no fixed terms of repayment.

NOTE 8.  PREPAYMENTS, DEPOSITS AND OTHER RECEIVABLES

	2005	2004
	US$	US$

Prepaid contract costs	6,013,009	3,827,136
Deposit for acquisition of a subcontractor (Note 7)	3,717,380	-
Prepayments, deposits and other receivables	67,549	44,304
	9,797,938	3,871,440

Prepaid contract costs refer to prepayments made to suppliers for the purchases of hardware on behalf of customers, and down-payment to subcontractors for system development.  Prepayments are required during the start-up stage of each project, and no revenue and cost be recognized during this stage.

NOTE 9.  COST AND ESTIMATED EARNINGS IN EXCESS OF BILLINGS ON UNCOMPLETED CONTRACTS

	2005	2004
	US$	US$

Cost and estimated earnings to date	71,844,581	33,168,093
Less: Billings	(70,761,612)	(33,168,093)
	1,082,969	-

CHINA EXPERT TECHNOLOGY, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 10.  CONVERTIBLE DEBENTURES

On October 31, 2005, the Company issued 7% secured convertible debentures (the “Debentures”) in an aggregate amount of US$6,000,000.  The Debentures are due and payable in full in one year from the date of issuance and require quarterly payment of interest payable in cash or stock at the option of the Company.  At any time from the date of issuance until the maturity date of the Debentures, the Debenture holders have the right to convert the full face amount of the Debentures to common stock of the Company at a price of equal to 75% of the average of the volume weighted average prices of the Company’s common stock for the five consecutive trading days immediately prior to the date of conversion.  In no event will the conversion price be greater than US$1.80 per share.

In connection with the issuance of the Debentures, the Company issued short-term warrants (“Short Term Warrants”) and long-term warrants (“Long Term Warrants”) to the Debenture holders.  For Short Term Warrants, the Company issued the right to the holders to purchase up to 3,921,569 shares of the Company’s common stock at a price of US$1.53 per share.  Short Term Warrants are exercisable for a period equal to the earlier of 18 months from the date of a registration statement declared effective by the Securities and Exchange Commission (“SEC”) or five years from their issuance.  For Long Term Warrants, the Company issued the right to the holders to purchase up to 1,960,784 shares of the Company’s common stock at a price of US$3.06 per share.  Long Term Warrants are exercisable for a period of five years following their issuance.

The Company accounted for the net proceeds from the issuance of the Debentures as three separate components; an embedded derivative component (conversion features), a detachable warrant component and a debt component.  The Company determined the initial carrying value of the debt component by subtracting the fair value of the derivative components amounted to US$5,737,000 (US$3,792,000 for the fair value of conversion features of the Debentures and US$1,945,000 for the fair value of the detachable warrants issued in connection with the Debentures) from the net proceeds received from the issuance of the Debentures.  This resulted in US$263,000 initial carrying amount of the debt component.

On November 7, 2005, the Company issued a total of 2,309,269 shares of common stock to the Debenture holders following exercise of their election to convert a total of US$1,601,561 in principal amount of the Debentures plus accrued interest of US$3,111 to common stock.  The conversion price was US$0.694875 per share.

At December 31, 2005, the carrying amount of the Debentures was US$733,000, consisting of the face value of US$4,398,439, less unamortized debenture discount of US$3,665,439.  An amount of US$540,202 debenture discount was charged to interest expense for the year ended December 31, 2005.  The fair value of the conversion features at year end date was US$3,631,000.

The fair value of conversion features as of December 31, 2005 and at the issue date October 31, 2005 was determined by using the Binomial model based on the following assumptions:

	December 31, 2005	October 31, 2005
Stock price	US$1.81	US$0.84
Stock volatility	131%	131%
Risk-free interest rate	4.31%	4.31%
Expected life or maturity	10 months	12 months
Expected dividend yield	--	--
Liquidity discount	30%	30%

In addition, the Company issued warrants to a financial advisor for the provision of legal, due diligence and other expenses in relation to the issuance of the Debentures.  The Company issued to the financial advisor the right to purchase up to 392,156 shares of common stock at a price of US$1.53 per share and the right to purchase up to 196,078 shares at a price of US$3.06 per share.  The warrants for the right to purchase up to 392,156 shares is exercisable for a period equal to the earlier of 18 months from the a registration statement declared effective by the SEC or five years from their issuance.  The warrants for the right to purchase up to 196,078 shares is exercisable for a period of five years following their issuance.  On issuance, the Company valued the warrants at US$194,000.  There were legal and professional fees incurred in connection with the issuance of the Debentures amounting to US$453,707.  Legal and professional fees included the value of the issued warrants to the financial advisor and related legal and professional fees totally US$647,707 were recorded in deferred finance costs and amortized over the period of the Debentures.  Amortization of the deferred finance cost for the year ended December 31, 2005 was US$107,951.

NOTE 11.  INCOME TAXES

United States

CXTI is incorporated in the United States of America and is subject to United States of America tax law.  No provision for income taxes has been made as CXTI has no taxable income for the years ended December 31, 2005, 2004 and 2003.  The statutory tax rate for each of the years ended December 31, 2005, 2004 and 2003 is 35%. Hong Kong

CEN is incorporated in Hong Kong and is subject to Hong Kong profits tax.  The Company is subject to Hong Kong taxation on its activities conducted in Hong Kong and income arising in or derived from Hong Kong.  No provision for profits tax has been made as the subsidiary has no net assessable income for the years.  The applicable statutory tax rate for the years ended December 31, 2005, 2004 and 2003 are 17.5%, 17.5% and 16%, respectively.

British Virgin Islands

HZH is incorporated in the British Virgin Islands and, under the current laws of the British Virgin Islands, is not subject to income taxes.

PRC

Enterprises income tax in PRC is generally charged at 33%, in which 30% is for national tax and 3% is for local tax, of the assessable profit.  For foreign investment enterprises established in Shenzhen, where ENS is located, the national tax rate could be reduced to 15%.  ENS is subject to PRC enterprises income tax at the applicable tax rates on the taxable income as reported in the PRC statutory accounts in accordance with the relevant enterprises income tax laws applicable to foreign enterprises.

The income tax expenses consist of the following:

	Year ended December 31,
	2005	2004	2003
	US$	US$	US$
Current:
PRC	(2,389,063)	(1,838,684)	(158,487)
Deferred:
PRC	(96,439)	6,861	(248,563)
Hong Kong	(271,898)	(50,848)	103,734
	(368,337)	(43,987)	(144,829)
Total expenses for income tax	(2,757,400)	(1,882,671)	(303,316)

A reconciliation between the provision for income taxes computed by applying the statutory tax rate in PRC to income before income taxes and the actual provision for income taxes is as follows:

	Year ended December 31,
	2005	2004	2003
	US$	US$	US$
		(restated)

Income before income tax	9,260,719	6,709,512	1,513,729
Expected income tax expenses at PRC income tax rate of 15%	(1,389,108)	(1,006,427)	(227,059)
Tax rates differential in different jurisdiction	1,307,056	937,540	27,110
Expenses not deductible for tax purposes	(54,385)	(64,812)	(103,367)
Tax effect of revenue not subject to tax	946	-	-
Change in valuation allowances	(2,621,909)	(1,748,972)	-
Income tax expenses	(2,757,400)	(1,882,671)	(303,316)

The major components of deferred tax assets and liabilities are as follows:

	2005	2004
	US$	US$
		(restated)
Deferred tax assets:
Excess of book depreciation expense over tax depreciation expense	6,782	8,683
Change in fair value of derivatives that is reported in financial statements prior to becoming deductible for tax purpose	1,485,465	-
Tax losses	2,878,634	2,012,047
Less: Valuation allowance	(4,370,881)	(1,748,972)
	-	271,758

Deferred tax liabilities:
Expenses that are reported in financial statements prior to becoming deductible for tax purpose	(33,692)	-
Revenue recognized for financial reporting purposes before being recognized for tax purpose	130,131	-
Others	1,344	-
	97,783	-

The increase in valuation allowance in 2005 and 2004 were primarily the result of tax losses carry forwards that management believes may not be fully utilized because of the uncertainty regarding the Company’s ability to generate taxable income in CXTI and CEN.  At December 31, 2005 and 2004, CXTI had tax losses amounted to US$6,836,691 and US$4,653,508 respectively which can be carried forward twenty years from the year of loss.  At December 31, 2005 and 2004, CEN had tax losses amounted to US$2,945,989 and US$2,360,431 respectively which can be carried forward indefinitely.

CHINA EXPERT TECHNOLOGY, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 12.  NET INCOME PER SHARE

The following table sets forth the computation of basic and diluted income per share:

	Year ended December 31,
	2005	2004	2003
		(restated)

Basic income per share
Income for the year	US$6,503,319	US$4,826,841	US$1,210,413

Weighted average common stock outstanding	24,545,570	23,673,802	19,935,000

Net income per share	US$0.26	US$0.20	US$0.06

Diluted income per share
Income for the year	US$6,503,319	US$4,826,841	US$1,210,413
Net interest impact of assumed conversion of convertible debentures	53,859	-	-
Net income	US$6,557,178	US$4,826,841	US$1,210,413

Weighted average common stock outstanding	24,545,570	23,673,802	19,935,000
Effect of dilutive securities:
Convertible debentures	546,552	-	-
Warrants	718,954	-	-
Weight average common stock outstanding	25,811,076	23,673,802	19,935,000

Net income per share	US$0.25	US$0.20	US$0.06

The computation of the shares above for the convertible debentures was based on the average market price .

At December 31, 2005, 2,156,862 potential common shares relating to warrants at the exercise price of US$3.06 per share excluded from the computations of diluted income per share because the exercise price was higher than the average market price.

NOTE 13.  COMMITMENTS AND CONTINGENCIES

The Company leases office premises in Hong Kong under a non-cancelable operating lease agreement. The operating leases requiring minimum rentals as follows:

US$
Years ending December 31
2006	106,060
2007	29,166
Total minimum lease	135,226

In addition, the Company leases an office premise in Shenzhen, the PRC, from Mr. Lai, the former officer of the Company (Note 7).

Rental expenses for the years ended December 31, 2005, 2004 and 2003 were US$243,841, US$281,621 and US$339,649, respectively.

The Company is aware of threatened litigation from First Montauk Securities Corp. with respect to a claim that $660,000 is owed to First Montauk Securities Corp. by the Company under a Fee Agreement dated September 8, 2004. The Company believes that the claim is without merit and the Company intends to vigorously defend any future litigation with respect to this matter.

The Company has entered into a number of contracts with several consultants for sourcing of e-government projects, however, the Company has the discretion and final decision in determining whether to accept any e-government contracts sourced by them.

The Company has no further or contingent obligations under any executed consultant agreements.

NOTE 14.  STOCKHOLDERS’ EQUITY

Common stock

On February 18, 2004, the Company entered into consulting agreements (the “Consulting Agreements”) with several consultants (the “Consultants”) for the provision of corporate finance and reporting, information technology process improvement and technology support services to the Company.  The terms of these Consulting Agreements commence on February 18, 2004 and end on February 17, 2009. In consideration of the consulting services provided, the Company issued in aggregate 1,800,000 shares of the Company’s common stock to the Consultants.

On February 26, 2004, the Company entered into a strategic services agreement with a corporate consultant for the sourcing of e-government contracts to the Company in the Fujian Province in the PRC.  In consideration of the sourcing services provided, the Company agreed to pay a fee at 15% of the gross income of the contracts referred to the Company.  During the year 2004, the Company issued 1,101,205 shares of the Company’s common stock to the corporate consultant as consultancy services for the contracts obtained.

On December 28, 2004, one of the Consultants did not provide services in accordance with the aforesaid consulting agreement.  Accordingly, the Company and this consultant entered into an agreement for the termination of the aforesaid consulting agreement and the surrender of 550,000 of the Company’s common stock previously granted to him.  Such common stock was canceled as a result.

On June 17, 2005, the Company entered into a strategic services agreement with a consultant for the sourcing of e-government contracts to the Company in the Fujian Province in the PRC. In consideration of the sourcing services provided, the Company agreed to pay a fee at 10% of the gross profit of the contracts referred to the Company.  During the year 2005, the Company issued 1,056,911 shares of the Company’s common stock to the corporate consultant as consultancy services for the contracts obtained.

On August 9, 2005, the Company entered into an agreement for cancellation of shares with a registered and beneficial owner of shares (the “Beneficial Owner”) because of a disagreement arose between the Company and the Beneficial Owner regarding certain matters related to the closing of the share exchange agreement of February 9, 2004.  1,877,863 shares granted to the Beneficial Owner before was canceled.

On November 7, 2005, the Company issued a total of 2,309,269 shares to the holders of the Company’s convertible debentures following exercise of their election to convert a total of US$1,601,561 in principal amount of debentures plus accrued interest of US$3,111 to common stock.

Warrant

As mentioned in Note 10, the Company issued warrants in connection with the issuance of convertible debentures in October 2005.  The following is a summary of outstanding warrants at December 31, 2005.

	Exercise price	Shares issuable	Exercisable period	Fair value
	US$			US$

Short Term Warrants issued on October 31, 2005 in connection with issuance of convertible debentures	1.53	3,921,569	The earlier of 18 months from the date of a registration statement declared effective by the SEC or five years from

their issuance	2,978,000	Long Term Warrants issued on October 31, 2005 in connection with issuance of convertible debentures	3.06	1,960,784
Five years from their issuance	2,051,000	Warrants issued on October 31, 2005 in return for legal and professional services in relation to issuance of convertible debentures	1.53	392,156
The earlier of 18 months from the date of a registration statement declared effective by the SEC or five years from their issuance	298,000	Warrants issued on October 31, 2005 in return for legal and professional services in relation to issuance of convertible debentures	3.06	196,078
Five years from their issuance	205,000			6,470,587
	5,532,000

For the year ended December 31, 2005, the Company recorded an expense of US$3,393,000 for the change in the fair value of warrants.

The fair value of warrants as of December 31, 2005 and at the issue date October 31, 2005 was determined by using the Black-Scholes model based on the following assumptions:

	December 31, 2005	October 31, 2005
Stock price	US$1.81	US$0.84
Stock volatility	131%	131%
Risk-free interest rate	4.36%-4.45%	4.36%-4.45%
Expected life or maturity	18-58 months	18-60 months
Expected dividend yield	--	--
Liquidity discount	30%	30%

NOTE 15.  EMPLOYEE BENEFITS

CEN participates in a defined contribution pension scheme under the Mandatory Provident Fund Schemes Ordinance (“MPF Scheme”) for all eligible employees in Hong Kong.

The MPF Scheme is available to all employees aged 18 to 64 with at least 60 days of service in the employment of CEN in Hong Kong.  Contributions are made by CEN at 5% based on the participants’ relevant income with a ceiling of HK$20,000 per month.  The participants are entitled to 100% of CEN’s contributions together with accrued returns irrespective of their length of service with CEN, but the benefits are required by law to be preserved until the retirement age of 65.

As stipulated by the PRC government regulations, ENS is required to contribute to PRC insurance companies organized by the PRC government that are responsible for the payments of pension benefits to retired staff.  The monthly contribution of ENS was equal to 8% - 9% of the reported salaries of the existing staff. ENS has no obligation for the payment of pension benefits beyond the annual contributions described above.

The assets of the schemes are controlled by trustees and held separately from those of CEN and ENS.  Total contributions for retirement plans for the years ended December 31, 2005, 2004 and 2003 were US$13,767, US$15,635 and US$17,674, respectively.

NOTE 16.  STOCK INCENTIVE PLAN

At the annual meeting of the stockholders held on January 21, 2003, the Company’s 2002 Stock Incentive Plan (“the 2002 Plan”) was approved.  Under the 2002 Plan, the Board of Director, in it discretion, may grant common stock or options to purchase common stock of the Company to key employees, consultants, and non-employee directors of the Company.  The Company has reserved 825,000 shares of common stock for the options under the 2002 Plan.  On January 23, 2006, the

2002 Plan was discontinued and terminated.  No options or awards have been made or exercised since the adoption of the 2002 Plan.

NOTE 17.  CONCENTRATION OF CREDIT RISK AND MAJOR CUSTOMERS

For the years ended December 31, 2005, 2004 and 2003, the Company’s major customers are two local government bodies in Fujian Province of the PRC which accounted for 100%, 100% and 99% of the Company’s total revenue in relation to the provision of consultancy and system integration for establishment of e-government information system and network.

The Company has not experienced any significant difficulty in collecting its accounts receivable in the past and is not aware of any financial difficulties being experienced by its major customers.  There were nil bad debt expense for each of the years ended December 31, 2005, 2004 and 2003.

NOTE 18.  SUBSEQUENT EVENTS

On January 2, 2006, pursuant to the consultant contract dated June 17, 2005 that mentioned in Note 14 and the terms of a Supplementary Agreement dated January 2, 2006, the Company has agreed to issue 1,179,150 shares of its common stock to the consultant as a consultancy service in relation to the sourcing of a new e-government project.

At January 20, 2006, the Company adopted the China Expert Technology, Inc. Stock Compensation Program (the “Program”) and reserved up to 800,000 shares of common stock for issuances under the Program.  The purpose of the Program is to attract and retain key employees, consultants and other persons, and to provide such key individuals with an additional incentive to contribute to the success of the Company.  On January 25, 2006, the Company issued 800,000 shares of common stock to various employees who are identified by the Company as eligible to participate in the Program.  At the issuance date, the share price was US$1.76 and an employees’ benefit amounting to US$1,408,000 would be charged to income statement of January 2006.

On February 11, 2006, the Company issued warrants to a consultancy company for the provision of consultancy services for the period from January 1, to December 31, 2005.  The Company issued the right to purchase up to 150,000 shares of common stock at a price of US$1.08 per share.  The warrants are exercisable for a period of five years from their issuance.  The Company has accrued the related consultancy services expenses in the income statement of 2005 amounted to US$172,000

This Prospectus does not constitute an offer to sell, or a solicitation of an offer to buy any securities:

?

except the common stock offered by this Prospectus;

?

in any jurisdiction in which the offer or solicitation is not authorized;

?

in any jurisdiction where the dealer or other salesperson is not qualified to make the offer or solicitation;

?

to any person to whom it is unlawful to make the offer or solicitation; or

?

to any person who is not a United States resident or who is outside the jurisdiction of the United States.

The delivery of this Prospectus or any accompanying sale does not imply that:

?

there have been no changes in the affairs of China Expert Technology, Inc. after the date of this Prospectus; or

?

the information contained in this Prospectus is correct after the date of this Prospectus.

---------------------- PROSPECTUS --------------------- _____ Shares of common stock CHINA EXPERT TECHNOLOGY, INC. ______________, 2007

-----------------------

Until _________, 200 7 , all dealers effecting transactions in the registered securities, whether or not participating in this distribution, may be required to deliver a Prospectus.  This is in addition to the obligation of dealers to deliver a Prospectus when acting as underwriters.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth estimated expenses expected to be incurred in connection with the issuance and distribution of the securities being registered.  China Expert will pay all expenses in connection with this offering.

	Securities and Exchange Commission Filing Fee and printing costs for accompanying registration statement		$12,635
	Legal Fees and Expenses		$52,000
Auditors’ fee		$21,712
TOTAL	$	$ 86,347

ITEM 14.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

Our Bylaws include an indemnification provision under which we have agreed to indemnify directors and officers of the Company to fullest extent possible under Nevada law from and against any and all claims of any type arising from or related to future acts or omissions as a director or officer of the Company.

Pursuant to Section 78.751 of the Nevada Revised Statutes, the corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses including attorneys fees, judgments, fines and amounts paid in settlement actually and reasonable incurred by such person in connection with the action, suit or proceeding if such person acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.  Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction determining, after exhaustion of all appeals therefrom, to be liable to the corporation or for amount paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers and controlling persons of China Expert pursuant to the foregoing, or otherwise, China Expert has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the 1933 Act  is, therefore, unenforceable.

ITEM 15.

SALES OF UNREGISTERED SECURITIES

During the past three years the registrant has issued the following securities without registration under the 1933 Act:

Name	Date	Securities Sold	Price per share	Aggregate purchase price
Alpha Capital AG (1)	12/19/06	55,555 shares	$1.80	$100,000.00
Ellis International Ltd., Inc (1)	12/18/06	133,333 shares	$1.80	$240,000.00
Alpha Capital AG (1)	12/15/06	55,556 shares	$1.80	$100,000.00
Alpha Capital AG (1)	12/12/06	44,444 shares	$1.80	$80,000.00
Ellis International Ltd., Inc (1)	12/12/06	12,500 shares	$1.80	$22,500.00
Ellis International Ltd., Inc (1)	12/12/06	32,500 shares	$1.80	$58,500.00
Alpha Capital AG (1)	11/27/06	25,000 shares	$1.80	$45,000.00
Ellis International Ltd., Inc (1)	11/27/06	15,000 shares	$1.80	$27,000.00
Ellis International Ltd., Inc (1)	11/21/06	40,000 shares	$1.80	$72,000.00
Platinum Long Term Growth I, LLC (1)	11/16/06	290,817 shares (2)	$1.80	$523,470
Ellis International Ltd., Inc (1)	11/6/06	51,659 shares (3)	N/A	N//A
Alpha Capital AG (1)	11/6/06	103,839 shares (3)	N/A	N/A
DKR Soundshore Oasis Holding Fund, Ltd. (1)	11/6/06	223,327 shares (3)	N/A	N/A
Platinum Long Term Growth I, LLC (1)	11/6/06	220,492 shares (3)	N/A	N/A
Platinum Partners Advisors, LLC (1)	11/6/06	14,498 shares (3)	N/A	N/A
Ellis International Ltd., Inc (1)	11/6/06	1,406 shares (4)	$1.80	$2,530.80
Alpha Capital AG (1)	11/6/06	2,763 shares (4)	$1.80	$4,973.40
DKR Soundshore Oasis Holding Fund, Ltd. (1)	11/6/06	5,023 shares (4)	$1.80	$9,041.40
Platinum Long Term Growth I, LLC (1)	11/6/06	5,370 shares (4)	$1.80	$9,666.00
Platinum Partners Advisors, LLC (1)	11/6/06	167 shares (4)	$1.80	$300.60
Ellis International Ltd., Inc (1)	10/4/06	4,174 shares (4)	$1.80	$7,513.20
Alpha Capital AG (1)	10/4/06	8,199 shares (4)	$1.80	$358.20
DKR Soundshore Oasis Holding Fund, Ltd. (1)	10/4/06	14,907 shares (4)	$1.80	$26,832.60
Platinum Long Term Growth I, LLC (1)	10/4/06	15,935 shares (4)	$1.80	$28,683.00
Platinum Partners Advisors, LLC (1)	10/4/06	497 shares (4)	$1.80	$894.60
Ellis International Ltd., Inc (1)	7/11/06	4,129 shares (4)	$1.80	$7,432.20
Alpha Capital AG (1)	7/11/06	8,110 shares (4)	$1.80	$$14,598.00
DKR Soundshore Oasis Holding Fund, Ltd. (1)	7/11/06	14,745 shares (4)	$1.80	$26,541.00
Platinum Long Term Growth I, LLC (1)	7/11/06	15,762 shares (4)	$1.80	$28,371.60
Platinum Partners Advisors, LLC (1)	7/11/06	492 shares (4)	$1.80	$885.60
Platinum Long Term Growth I, LLC (1)	6/8/06	18,100 shares (4)	$1.5503	$28,060.43
Platinum Partners Advisors, LLC (1)	6/8/06	564 shares (4)	$1.5503	$874.37
Ellis International Ltd., Inc (1)	4/19/06	4,741 shares (4)	$1.5503	$7,349.97
Alpha Capital AG (1)	4/19/06	9,313 shares (4)	$1.5503	$14,437.94
DKR Soundshore Oasis Holding Fund, Ltd. (1)	4/19/06	16,932 shares (4)	$1.5503	$26,249.68
Rubenstein Investor Relations, Inc (5)	2/11/06	127,500 warrants	N/A	N/A
Timothy Clemensen (6)	2/11/06	15,000 warrants	N/A	N/A
Bill Swalm (6)	2/11/06	7,500 warrants	N/A	N/A
Ellis International Ltd., Inc (1)	1/10/06	3,449 shares (4)	$1.467	$5,059.68
Alpha Capital AG (1)	1/10/06	6,810 shares (4)	$1.467	$9,990.27
DKR Soundshore Oasis Holding Fund, Ltd. (1)	1/10/06	8,516 shares (4)	$1.467	$12,492.97
Platinum Long Term Growth I, LLC (1)	1/10/06	13,426 shares (4)	$1.467	$19,695.94
Platinum Partners Advisors, LLC (1)	1/10/06	504 shares (4)	$1.467	$739,39
Ellis International Ltd., Inc (1)	11/7/05	115,000 shares (2)	$0.6940	$80,000
Alpha Capital AG (1)	11/7/05	251,844 shares (2)	$0.6940	$175,000
DKR Soundshore Oasis Holding Fund, Ltd. (1)	11/7/05	724,005 shares (2)	$0.6940	$500,000
Platinum Long Term Growth I, LLC (1)	11/7/05	1,002,426 shares (2)	$0.6940	$696,561
Platinum Partners Advisors, LLC (1)	11/7/05	215,066 shares (2)	$0.6940	$150,000
Ellis International Ltd., Inc (1)	10/31/05	$500,000 Convertible Debentures, 163,399 long-term warrants and 326,797 short term warrants	N/A	$500,000
Alpha Capital AG (1)	10/31/05	$1,000,000 Convertible Debentures, 326,797 long-term warrants and 653,595 short term warrants	N/A	$1,000,000
DKR Soundshore Oasis Holding Fund, Ltd. (1)	10/31/05	$2,000,000 Convertible Debentures, 653,595 long-term warrants and 1,307,190 short term warrants	N/A	$2,000,000
Platinum Long Term Growth I, LLC (1)	10/31/05	$2,300,000 Convertible Debentures, 751,634 long-term warrants and

1,503,268 short term warrants	N/A	$2,300,000	Platinum Partners Advisors, LLC (1)	10/31/05
$200,000 Convertible Debentures, 196,078 long-term warrants and 392,156 short term warrants	N/A	$200,000	China Data Holdings Limited (7)	2/6/04
9,967,500 shares (8)	N/A	N/A	China Link Investment Group Limited (7)	2/6/04
2,270,595 shares (8)	N/A	N/A	Ibroader Development Limited (7)	2/6/04
3,709,904 shares (8)	N/A	N/A	I-Mode Technology Limited (7)	2/6/04
1,993,500 shares (8)	N/A	N/A	Li Sze Tang (7)	2/6/04
400,000 shares (9)	N/A	N/A	Chan Tsz King (7)	2/6/04
90,000 shares (10)	N/A	N/A	Cheung Kin, Wilson (7)	2/6/04
1,090,000 shares (8)	N/A	N/A	Lam Wah (7)	2/6/04
663,500 shares (8)	N/A	N/A	Mo Ka Wen, Karen (7)	2/6/04
600, 000 shares (8)	N/A	N/A	Mid-Continental Securities Corp (11)	2/6/04
300,000 shares	N/A	N/A	Anna Herbst (12)	2/6/04
50,000 shares	N/A	N/A

(1)

Offered and sold in reliance upon an exemption from registration provided by Section 4(2) under the Securities Act of 1933 and Rule 506 of Regulation D promulgated thereunder. Each purchaser represented in the Securities Purchase Agreement that it was an accredited investor, that it had received all information considered necessary or appropriate for purposes of making an investment decision, and that either alone or in conjunction with its representatives it had such knowledge and experience in business and financial matters that it was capable of evaluating the merits and risks of the investment.

(2)

Issued upon partial conversion of outstanding debentures.

(3)

Issued in payment of liquidated damages due pursuant to the terms of the Registration Rights Agreement executed by the company and the purchaser as a result of the failure of the Company to have this registration statement declared effective within 200 days after the closing date under the Securities Purchase Agreement.

(4)

Issued in payment of accrued interest on outstanding debentures.

(5)

Issued in reliance upon an exemption from registration provided by Section 4(2) under the Securities Act of 1933 and Rule 506 promulgated thereunder. The warrants were issued in a private transaction in consideration of execution of an agreement to provide investor relations services.  As a result of its business dealings with the recipient of the warrants at the time of issuance the company had reasonable grounds to believe the recipient had such knowledge and experience in financial and business matters that it was capable of evaluating the merits and risks of the investment.

(6)

Assignee of warrants issued to Rubenstein Investor Relations, Inc., in consideration of execution of an agreement to provide investor relations services.

(7)

Issued in reliance upon an exemption from registration provided by Regulation S under the Securities Act of 1933.  The purchaser is a non-U.S. person and the shares included a restrictive legend indicating they were restricted securities as that term is defined in Rule 144 under the Securities Act of 1933.

(8)

Shares issued as consideration under and pursuant to the terms of Agreement for Share Exchange.

(9)

Assignee of First Asia Private Equity Investment Limited.  Shares issued under the terms of the Agreement for Share Exchange as compensation for consulting services.

(10)

Assignee of First Asia Private Equity Investment Limited and Mid-Continental Securities Corp.  Shares constitute a portion of the shares issuable to First Asia Private Equity Investment Limited and Mid-Continental Securities Corp as compensation for consulting services.

(11)

Shares issued as compensation for consulting services under the terms of the Agreement for Share Exchange.  Issued in reliance upon an exemption from registration provided by Section 4(2) under the Securities Act of 1933 and Rule 506 of Regulation D promulgated thereunder.   The shares were issued in a private transaction in consideration of consulting services provided pursuant to and in accordance with the terms of the Agreement for Share Exchange.  As a result of its business dealings with the consultant at the time of issuance the company had reasonable grounds to believe the consultant had such knowledge and experience in financial and business matters that it was capable of evaluating the merits and risks of the investment.

(12)

Assignee of Mid-Continental Securities Corp.  Shares constitute a portion of the shares issuable to Mid-Continental Securities Corp as compensation for consulting services.

Exhibits Required By Item 601 of Regulation S-B

The exhibits listed below and designated as “provided herewith” (rather than incorporated by reference) follow the signature page to this Prospectus in sequential order.

ITEM 16.  EXHIBITS

DESIGNATION OF EXHIBIT	DESCRIPTION	LOCATION

2.1	Articles of Merger, dated May 3, 1996 between Canadian Northern Lites, Inc. and Leopard Capital, Inc.	Incorporated by reference as Exhibit 2.1 to Form 8-K filed on October 10, 2000

3.1	Articles of Incorporation of Canadian Northern Lites, Inc.	Incorporated by reference as Exhibit 4.1 to Form 8-K filed on October 10, 2000

3.2	Amendment to the Articles of Incorporation of Canadian Northern Lites, Inc.	Incorporated by reference as Exhibit 4.1 to Form 8-K filed on October 10, 2000

3.3	By-Laws of Leopard Capital Inc.	*

5.1	Legal Opinion of Marquis & Aurbach re: legality	To be filed by amendment

10.1	Tenancy Agreement of Office, dated August 20, 2002, between Jinjiang Gongcheng Management Services Co., Ltd. and Expert Network (Shenzhen) Company Limited	*

10.2	Tenancy Agreement, dated January 1, 2004, between Lai Man Yuk and Expert Network (Shenzhen) Company Limited	*

10.3	Tenancy Agreement of Office, dated April 21, 2004, between Jinjiang Gongcheng Management Services Co., Ltd. and Expert Network (Shenzhen) Company Limited	*

10.4	Tenancy Agreement, dated January 1, 2005, between Lai Man Yuk and Expert Network (Shenzhen) Company Limited	*

10.5	Employment Contract, dated November 5, 2004, between Zhu Xiao Xin and Expert Network (Shenzhen) Company Limited	*

10.6	Employment Contract, dated December 12, 2004, between Chiang Min Liang and Expert Network (Shenzhen) Company Limited	*

10.7	Employment Contract, dated June 12, 2005, between Chiang Min Liang and Expert Network (Shenzhen) Company Limited	*

10.8	Employment Contract, dated November 4, 2005, between Zhu Xiao Xin and Expert Network (Shenzhen) Company Limited	*

10.9	Consulting Agreements dated June 17, 2005, Expert Network Development Company Limited and China Expert Technology, Inc.	Incorporated by reference as Exhibit 10.1 to Form 8 filed on July 13, 2004

10.10	Office Lease by and between China Expert Technology, Inc. and Mr. Lai Man Yuk, dated as of January 24, 2001	Incorporated by reference as Exhibit 10.1 to Form 8 filed on July 13, 2004

10.11	Strategic Services Agreement, dated February 26, 2004	Incorporated by reference as Exhibit 10.1 to Form S-8 filed on November 8, 2004

10.12

Agreement for Share Exchange, dated December 30, 2003, by and among Leopard Capital, Inc., China Expert Network Company Limited, the Shareholders of China Expert Network Company Limited, and Hudson Capital Corporation

Incorporated by reference as Exhibit 2.1 to Form 8-K filed on February 24, 2004

10.13

Agreement, dated May 8, 2003, by and between the People's Municipal Government of Nan'an City and Expert Network (Shenzhen) Co., Ltd. regarding Electronic Administration Planning, Design and Construction of the Municipality Government of Nan'an City

*

10.14

Agreement, dated April 30, 2003, by and between Jinjiang Gongcheng Management Services Co., Ltd. and Expert Network Development (Shenzhen) Co., Ltd. regarding the Jinjiang City Electronic Administration Planning, Design and Construction

*

10.15	Supplementary Provisions to Contract, dated June 10, 2003, by and between Jinjiang Gongcheng Management Services Co., Ltd. and Expert Network Development (Shenzhen) Co., Ltd.	*

10.16

Agreement, dated March 20, 2005, by and between Jinjiang Gongcheng Management Services Co., Ltd. and Expert Network Development (Shenzhen) Co., Ltd. regarding the Jinjiang Electronic Administration Promotion Project

*

10.17	Agreement, dated May 5, 2005, by and between Jinjiang Gongcheng Management Services Co., Ltd. and Expert Network Development (Shenzhen) Co., Ltd. regarding the Jinjiang

Electronic Business Project Construction	*
10.18

Agreement, dated April 9, 2004, by and between Dehua County People's Municipality of Fujian Province and Expert Network Development (Shenzhen) Co., Ltd. regarding the Electronic Administration Planning, Design and Construction of Dehua County

*
10.19

Agreement, dated January 5, 2005, by and between Dehua County Electronic Administration and Construction Management Company Limited of Fujian Province and Expert Network Development (Shenzhen) Co., Ltd. regarding the Electronic Administration Construction of Dehua County (Phase 2)

*
10.20

Agreement, dated June 17, 2005, by and between Huian County Electronic Administration Management Company, Limited and Expert Network Development (Shenzhen) Co., Ltd. regarding the Electronic Administration Planning, Design and Construction of Huian County People's Municipality of Fujian Province

*
10.21

Securities Purchase Agreement, dated October 21, 2005, by and between China Expert Technology, Inc, Alpha Capital AG, DKR Soundshore Oasis Holding Fund, Ltd., Ellis International, Ltd. Inc. Platinum Partners Advisors, LLC and Platinum Long Term Growth I, LLC

*
10.22

Registration Rights Agreement dated October 31, 2005, by and between China Expert Technology, Inc. Alpha Capital AG, KDR Soundshore Oasis Holding Fund, Ltd., Ellis International, Platinum Partners Advisors, LLC and Platinum Long Term Growth I, LLC

*
10.23
Security Agreement, dated October 31, 2005, by and between China Expert Technology, Inc., China Expert Network Co., Ltd., Expert Network (SHENZHEN) Co., Ltd. and Hong Zhong Holdings, Ltd.	*
10.24
Form of Secured Debentures	*
10.25

Escrow Agreement, dated October 21, 2005 by and between China Expert Technology, Inc. Alpha Capital AG, DKR Soundshore Oasis Holding Fund, Ltd., Ellis International, Platinum Partners Advisors, LLC and Platinum Long Term Growth I, LLC

*

10.26	Form of Short Term Common Stock Purchase Warrant	*

10.27	Form of Long Term Common Stock Purchase Warrant	*

10.28	Lock-Up Agreements dated October 21, 2005, by and among China Expert Technology, Inc. and China Data Holdings Ltd., and China Link Investment Group Limited.	*

10.29	Subsidiary Guarantee, dated as of October 31, 2005, by and between China Expert Network Co. Ltd., Expert Network (Shenzhen) Co. Ltd. and Hong Zhong Holdings Ltd.	*

10.30	Tenancy Agreement dated January 1, 2006, between Lai Man Yuk and Expert Network (Shenzhen) Company Limited	**

10.31	Employment Contract, dated December 12, 2005, between Chiang Min Ling and Expert Network (Shenzhen) Company Limited	**

10.32	Employment Contract, dated February 1, 2005, between Huang Tao and Hong Zhong Holdings Limited	**

10.33	Employment Contract, dated November 5, 2003, between Zhu Xiao Xin and Expert Network (Shenzhen) Company Limited	**

10.34	Employment Contract, dated November 2, 2005, between Fu Wan Chung, Simon and Hong Zhong Holdings Limited	**

10.35	Notice of confirmation of Jinjiang E-government Training being appointed as the National demonstration model dated December 29, 2003 issued by the Computer Education, Authorization and Certification	Provided herewith

10.36

Notice of approving Shenzhen City Patented Services Centre and other units to take up part of the technological achievement appraisal services dated March 8, 2001 issued by the Science and Technology Bureau of Shenzhen City

**

10.37

Agreement, dated July 12, 2005, by and between the Nan'an City Administrative Electronic Information Management Company Limited and Expert Network (Shenzhen) Company Limited regarding Nan'an City E-Government Planning, Design and Construction

**

10.38

Agreement, dated January 4, 2006, between Fujian Province Dehua County E-Government Construction Project Management Company Limited and Expert Network (Shenzhen) Company Limited regarding the E-Government Expansion Project of Dehua County

**

10.39

Agreement, dated March 5, 2006, between Fujian Province Dehua County E-Government Construction Project Management Company Limited and Expert Network (Shenzhen) Company Limited regarding the Electronic Business Construction Project of Dehua County

**

10.40

Agreement, dated February 13, 2006, between Fujian Province Dehua County E-Government Construction Project Management Company Limited and Expert Network (Shenzhen) Company Limited regarding the Dehua County Public Security Unified Command System Project

**

10.41

Agreement, dated January 13, 2006, between Licheng District City People's Municipality of Fujian Province and Expert Network (Shenzhen) Company Limited regarding the Project of Licheng District City E-Government Construction

Provided herewith

10.42

Agreement, dated March 30, 2006, between Shishi City Information Management Company Limited and Expert Network (Shenzhen) Company Limited regarding the Project of Shishi City E-Government Planning, Design and Construction

Incorporated by reference as Exhibit 10.2 to Form 8-K filed on April 4, 2006

10.43

Agreement, dated December 29, 2005, between Jinjiang Gongcheng Management Services Co., Ltd and Expert Network (Shenzhen) Company Limited regarding the Jinjiang Society Medical Insurance Information System Project

**

10.44

Agreement, dated November 22, 2005, between Jinjiang City E-Government Project Construction Command Bureau and Expert Network (Shenzhen) Company Limited regarding the Project of "Unified Command System" for Public Security in Jinjiang City

**

10.45	Agreement, dated January 30, 2005, between Jinjiang Congcheng

Management Service Co. Ltd. and Expert Network (Shenzhen) Company Limited regarding the Jinjiang E-Government Project Systems Repair and Maintenance Contract	**
10.46

Agreement, dated February 15, 2005, between Jinjiang City E-Government Project Construction Command Bureau and Expert Network (Shenzhen) Company Limited regarding the Jinjiang E-Government System Administration and Applied Technology Training

**
10.47
Consulting Agreement dated March 2, 2006, between FuJian Intern et Consultants Limited and Expert Network (Shenzhen) Company Limited	Incorporated by reference as Exhibit 10.4 to Form 8-K filed on March 8, 2006
10.48
Supplementary Agreement dated January 2, 2006, between China E-internet Technologies Limited and Expert Network (Shenzhen) Company Limited	Incorporated by reference as Exhibit 10.2 to Form S-8 filed on January 24, 2006
10.49
Agreement dated July 10, 2006, between Nan’an City Administrative Electronic Information Management Company Limited and Expert Network (Shenzhen) Company Limited	Incorporated by reference as Exhibit 10.2 to Form 8-K filed on July 18, 2006.
10.50

Amendment and Waiver Agreement dated October 31, 2006 by and between China Expert Technology, Inc., Alpha Capital AG, DKR Soundshore Oasis Holding Fund, Ltd., Ellis International, Inc., Platinum Partners Advisors, LLC and Platinum Long Term Growth I, LLC.

Incorporated by reference as Exhibit 10.8 to Form 8-K filed on November 2, 2006.
10.51
Agreement dated November 13, 2006 between Cangshan District Information Management Company Limited and Expert Network (Shenzhen) Company Limited	Incorporated by reference as Exhibit 10.2 to Form 8-K filed on November 15, 2006
10.52
Consulting Agreement dated November 9, 2006 between Cangshan Science Park Huada Electronic and Information Technology Development Company and Expert Network (Shenzhen) Company Limited	Incorporated by reference as Exhibit 10.3 to Form 8-K filed on November 15, 2006	10.53
Agreement dated November 28, 2006 between Minqing County Electronic Government Management Centre and Expert Network (Shenzhen) Company Limited	Incorporated by reference as Exhibit 10.2 to Form 8-K filed on December 4, 2006
10.54
Consulting Agreement dated November 27, 2006 between Minqing Jin Nuo

Information Technology Co. Ltd. and Expert Network (Shenzhen) Company Limited	Incorporated by reference as Exhibit 10.3 to Form 8-K filed on December 4, 2006
10.55
Agreement dated December 12, 2006 between Quanzhou City Quangang District e-Government Project Command Centre and Expert Network (Shenzhen) Company Limited	Incorporated by reference as Exhibit 10.2 to Form 8-K filed on December 18, 2006
10.56
Consulting Agreement dated December 11, 2006 between Quanzhou Quo Guang Scientific Technology Development Company Limited and Expert Network (Shenzhen) Company Limited	Incorporated by reference as Exhibit 10.3 to Form 8-K filed on December 18, 2006
10.57
Agreement dated December 13, 2006 between Pingtan County e-government Management Centre and Expert Network (Shenzhen) Company Limited	Incorporated by reference as Exhibit 10.4 to Form 8-K filed on December 18, 2006
10.58
Consulting Agreement dated December 13, 2006 between Pingtan County Shun Wei Information Technology Company Limited and Expert Network (Shenzhen) Company Limited	Incorporated by reference as Exhibit 10.5 to Form 8-K filed on December 18, 2006
10.59
Agreement dated December 18, 2006 between Fuzhou Mawei District E-Government Management Centre and Expert Network (Shenzhen) Company Limited	Incorporated by reference as Exhibit 10.2 to Form 8-K filed on December 20, 2006
10.60
Consulting Agreement dated December 18, 2006 between Fuzhou C.H. Network Science & Technology Ltd. and Expert Network (Shenzhen) Company Limited	Incorporated by reference as Exhibit 10.3 to Form 8-K filed on December 20, 2006
10.61
Agreement dated December 19, 2006 between Yongtai County Information Technology Management Service Cenrete and Expert Network (Shenzhen) Company Limited	Incorporated by reference as Exhibit 10.4 to Form 8-K filed on December 20, 2006
10.62
Consulting Agreement dated December 19, 2006 between Yongtai Jia Zhen Information Consultants Company Limited and Expert Network (Shenzhen) Company Limited	Incorporated by reference as Exhibit 10.5 to Form 8-K filed on December 20, 2006
14.01
Code of Ethics	*
23.1
Consent of BDO McCabe Lo Limited	Provided herewith
23.2
Consent of PKF	Provided herewith
23.3
Consent of Marquis & Aurbach	Included in Exhibit 5.1

  *

Previously filed with the registration statement on Form SB-2 filed on December 29, 2005 (Registration No. 333-131242).

**

Filed as an exhibit to Amendment No. 1 to Form SB-2 filed on May 3, 2006 (Registration No. 333-131242).

ITEM 17.  UNDERTAKINGS

The undersigned registrant hereby undertakes:

(1)

To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

(i)

Include any Prospectus required by Sections 10(a)(3) of the Securities Act of 1933 (the “1933 Act”);

(ii)

Reflect in the Prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of Prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement;

(iii)

Include any additional or changed material information on the plan of distribution;

(2)

That, for the purpose of determining any liability under the 1933 Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the bona fide offering thereof.

(3)

To remove from registration by means of a post-effective amendment any of the securities that remain unsold at the end of the offering.

Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

SIGNATURES

        In accordance with the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and authorized this registration statement to be signed on our behalf by the undersigned, on January 8, 200 7.

CHINA EXPERT TECHNOLOGY, INC.

Date: January 8, 2007	By:	/s/ Zhu Xiao Xin
	Name:	Zhu Xiao Xin
	Title:	Chief Executive Officer

Date: January 8, 2007	By:	/s/ Simon Fu
	Name:	Fu Wan Chung, Simon
	Title:	Chief Financial Officer

        In accordance with the Securities Exchange Act, this report has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

Date:	January 8, 2007	By:	/s/ Zhu Xiao Xin
		Name:	Zhu Xiao Xin
		Title:	Chief Executive Officer, President and Director

Date:	January 8, 2007	By:	/s/ Huang Tao
		Name:	Huang Tao
		Title:	Chairman and Director

Date:	January 8, 2007	By:	/s/ Simon Fu
		Name:	Fu Wan Chung, Simon
		Title:	Chief Financial Officer and Director